Filed Pursuant to Rule 424(B)(3)
Registration No. 333-283653

PROSPECTUS

Morgan Stanley Direct Lending Fund

Offer to Exchange

$350,000,000 aggregate principal amount of 6.150% Notes due 2029

For

$350,000,000 aggregate principal amount of 6.150% Notes due 2029 registered under the Securities Act of 1933, as amended

Morgan Stanley Direct Lending Fund (the “Company,” “we,” “us,” or “our”) is offering to exchange all of its outstanding 6.150% Notes due 2029 (the “Restricted Notes”) that were issued in a transaction not requiring registration under the Securities Act of 1933, as amended (the “1933 Act”), on May 17, 2024 for an equal aggregate principal amount of its new 6.150% Notes due 2029 (the “Exchange Notes”) that have been registered with the Securities and Exchange Commission (the “SEC”) under the 1933 Act. We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.”

If you participate in the exchange offer, you will receive Exchange Notes for your Restricted Notes that are validly tendered. The terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes.

MATERIAL TERMS OF THE EXCHANGE OFFER

The exchange offer expires at 12:01 a.m., New York City time, on February 13, 2025, unless extended.

We will exchange all Restricted Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer for Exchange Notes. You may withdraw tendered Restricted Notes at any time prior to the expiration of the exchange offer.

The only conditions to completing the exchange offer are that the exchange offer not violate any applicable law or applicable interpretation of the staff of the SEC and that no injunction, order or decree has been or is issued that would prohibit, prevent or materially impair our ability to complete the exchange offer.

We will not receive any cash proceeds from the exchange offer.

There is no active trading market for the Restricted Notes, and we do not intend to list the Exchange Notes on any securities exchange or to seek approval for quotations through any automated dealer quotation system.

Investing in the Exchange Notes involves risks. See “Risk Factors” beginning on page 11 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of the Exchange Notes or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 14, 2025

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the Exchange Notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with the document. This information is available without charge to security holders upon written or oral request at:

Investor Relations

Morgan Stanley Direct Lending Fund

1585 Broadway, 23rd Floor

New York, NY 10036

(212) 761-4000

msdl@morganstanley.com

To obtain timely delivery, you must request information no later than five business days prior to the expiration of the exchange offer, which expiration is 12:01 a.m., New York City time, on February 13, 2025.

i

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of the Exchange Notes in any state or other jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. The accompanying letter of transmittal relating to the Exchange Offer states that, by so acknowledging and delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act. This prospectus, as it may be amended or supplemented from time to time, may be used by such broker-dealer in connection with resales or other transfers of Exchange Notes received in the exchange offer for Restricted Notes that were acquired by the broker-dealer as a result of market-making or other trading activities.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere or incorporated by reference in this prospectus. This summary may not contain all of the information that is important to you, and it is qualified in its entirety by the more detailed information and financial statements, including the notes to those financial statements, appearing elsewhere or incorporated by reference in this prospectus. Please see the sections titled “Where You Can Find More Information” and “Incorporation by Reference.” Before making an investment decision, we encourage you to consider the information contained in and incorporated by reference in this prospectus, including the risks discussed under the heading “Risk Factors” beginning on page  11 of this prospectus, as well as the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any updates to those risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”), all of which we incorporate by reference herein other than as specified.

The Company

Morgan Stanley Direct Lending Fund, or the “Company,” “we,” “us,” or “our,” is a non-diversified, externally managed specialty finance company focused on lending to middle-market companies. We were formed as a Delaware limited liability company on May 30, 2019 and, effective November 25, 2019, converted to a Delaware corporation. We commenced investment operations in January 2020. We have elected to be regulated as a business development company, or a BDC, under the Investment Company Act of 1940, as amended, or the 1940 Act. We are externally managed by MS Capital Partners Adviser Inc., an indirect, wholly owned subsidiary of Morgan Stanley, or the Adviser. The U.S. private credit strategies (or MS Private Credit as defined below) within Morgan Stanley managed approximately $22.0 billion in committed capital1 as of October 1, 2024. We are not a subsidiary of or consolidated with Morgan Stanley.

For U.S. federal income tax purposes, we have elected to be treated, and intend to comply with the requirements to qualify annually, as a regulated investment company, or a RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or together with the rules and regulations promulgated thereunder, the Code.

Our investment objective is to achieve attractive risk-adjusted returns via current income and, to a lesser extent, capital appreciation by investing primarily in directly originated senior secured term loans issued by U.S. middle-market companies in which private equity sponsors have a controlling equity stake in the portfolio company. For the purposes of this prospectus, “middle-market companies” refers to companies that, in general, generate annual earnings before interest, taxes, depreciation and amortization, or EBITDA, in the range of approximately $15 million to $200 million, although not all of our portfolio companies will meet this criterion.

We invest primarily in directly originated senior secured term loans including first lien senior secured term loans (including unitranche loans) and second lien senior secured term loans, with the balance of our investments expected to be in higher-yielding assets such as mezzanine debt, unsecured debt, equity investments and other opportunistic asset purchases. Typical middle-market senior loans may be issued by middle-market companies in the context of leveraged buyouts, or LBOs, acquisitions, debt refinancings, recapitalizations, and other similar transactions. We generally expect our debt investments to have a stated term of five to eight years and typically bear interest at a floating rate usually determined on the basis of a benchmark (such as the Secured Overnight Financing Rate, or SOFR).

[1]

Committed capital is calculated as aggregate capital commitments or equity raised and total committed leverage within each of the funds or accounts managed by the MS Private Credit platform with exception for funds past their investment period, where committed capital is calculated as invested capital.

We generate revenues primarily in the form of interest income from investments we hold. In addition, we generate income from dividends or distributions of income on any direct equity investments, capital gains on the sale of loans and debt and equity securities, and various other loan origination and other fees, including commitment, origination, amendment, structuring, syndication or due diligence fees, fees for providing managerial assistance and consulting fees. We finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us.

Our common stock is traded on The New York Stock Exchange under the symbol “MSDL”. The last reported closing price for our common stock on January 6, 2025 was $20.50 per share. The net asset value of our common stock on September 30, 2024 (the last date prior to the date of this prospectus on which we determined net asset value) was $20.83 per share.

The middle market loans in which we generally invest are typically not rated by any rating agency, but we believe that if they were rated, they would be below investment grade (rated lower than “Baa3” by Moody’s Investors Service, lower than “BBB–” by Fitch Ratings or lower than “BBB–” by Standard & Poor’s Ratings Services), which under the guidelines established by these rating agencies is an indication of having predominantly speculative characteristics with respect to the issuer’s capacity to pay interest and repay principal. Debt instruments that are rated below investment grade are sometimes referred to as “high yield bonds” or “junk bonds.”

Summary of the Terms of the Exchange Offer

The following summary contains basic information about the exchange offer. It does not contain all the information that may be important to you. For a more complete description of the exchange offer, you should read the discussion under the heading “The Exchange Offer.”

Exchange Notes	$350,000,000 aggregate principal amount of 6.150% Notes due 2029 (the “Exchange Notes”).

The terms of our Exchange Notes that have been registered with the SEC under the Securities Act of 1933, as amended (the “1933 Act”) are substantially identical to those of our outstanding 6.150% Notes due 2029 (the “Restricted Notes”) that were issued in transactions not requiring registration under the 1933 Act on May 17, 2024, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes. See “Description of the Exchange Notes.”

We refer to the Restricted Notes and the Exchange Notes collectively as the “Notes.”

Restricted Notes	$350,000,000 aggregate principal amount of 6.150% Notes due 2029, which were issued in a private placement on May 17, 2024.

The Exchange Offer	In the exchange offer, we will exchange the Restricted Notes for a like principal amount of the Exchange Notes to satisfy certain of our obligations under the registration rights agreement that we entered into when the Restricted Notes were issued in reliance upon exemptions from registration under the 1933 Act.

In order to be exchanged, an outstanding Restricted Note must be validly tendered and accepted. We will accept any and all Restricted Notes validly tendered and not withdrawn prior to 12:01 a.m., New York City time, on February 13, 2025. Holders may tender some or all of their Restricted Notes pursuant to the exchange offer. However, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000.

We will issue Exchange Notes promptly after the expiration of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Registration Rights Agreements	In connection with the private placement of the Restricted Notes, we entered into a registration rights agreement with Truist Securities, Inc., BNP Paribas Securities Corp., ING Financial Markets LLC, J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several initial purchasers.

Under the registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file a registration statement (the “Exchange Offer Registration Statement”) with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

The registration statement of which this prospectus forms a part constitutes an Exchange Offer Registration Statement for purposes of the registration rights agreements.

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If we fail to meet certain conditions described in the applicable registration rights agreement (“Registration Default”), the interest rate borne by the Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to the subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum (the “Additional Interest”). Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

A copy of the registration rights agreement is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part. See “The Exchange Offer—Purpose and Effect of the Exchange Offer.”

Resales of Exchange Notes	We believe that the Exchange Notes received in the exchange offer may be resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the 1933 Act (subject to the limitations described below). This, however, is based on your representations to us that:

(1)	you are acquiring the Exchange Notes in the ordinary course of your business;

(2)	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

(3)	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

(4)	you are not our “affiliate,” as that term is defined in Rule 405 under the 1933 Act;

(5)	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

(6)	you are not acting on behalf of any person that could not truthfully make these representations.

Our belief is based on interpretations by the staff of the SEC, as set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993). We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you cannot make the representations described above:

•	you cannot rely on the applicable interpretations of the staff of the SEC;

•	you may not participate in the exchange offer; and

•

you must, in the absence of an exemption therefrom, comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

Expiration Date	The exchange offer will expire at 12:01 a.m., New York City time, on February 13, 2025, unless we decide to extend the exchange offer. We do not currently intend to extend the exchange offer, although we reserve the right to do so.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it does not violate any applicable law or any applicable interpretation of the staff of the SEC. The exchange offer is not conditioned upon any minimum principal amount of Restricted Notes being tendered for exchange. See “The Exchange Offer—Conditions.”

Procedures for Tendering Restricted Notes	The Restricted Notes are represented by global securities in fully registered form without coupons. Beneficial interests in the Restricted Notes are held by direct or indirect participants in The Depository Trust Company (“DTC”) through certificateless depositary interests and are shown on, and transfers of the Restricted Notes can be made only through, records maintained in book-entry form by DTC with respect to its participants.

Accordingly, if you wish to exchange your Restricted Notes for Exchange Notes pursuant to the exchange offer, you must transmit to U.S. Bank Trust Company, National Association, our exchange agent, prior to the expiration of the exchange offer, a computer-generated message transmitted through DTC’s Automated Tender Offer Program, which we refer to as “ATOP,” system and received by the exchange agent and forming a part of a confirmation of book-entry transfer in which you acknowledge and agree to be bound by the terms of the letter of transmittal (“Letter of Transmittal”). See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Procedures for Beneficial Owners	If you are the beneficial owner of Restricted Notes that are held in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your Restricted Notes in the exchange offer, you should promptly contact the person in whose name your Restricted Notes are held and instruct that person to tender on your behalf. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Acceptance of Restricted Notes and Delivery of Exchange Notes

Except under the circumstances summarized above under “—Conditions to the Exchange Offer,” we will accept for exchange any and all Restricted Notes that are validly tendered (and not withdrawn) in the exchange offer prior to 12:01 a.m., New York City time, on the expiration date of the exchange offer. The Exchange

Notes to be issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants promptly following completion of the exchange offer. See “The Exchange Offer—Terms of the Exchange Offer.”

Withdrawal Rights; Non-Acceptance	You may withdraw any tender of your Restricted Notes at any time prior to 12:01 a.m., New York City time, on the expiration date of the exchange offer by following the procedures described in this prospectus and the letter of transmittal. Any Restricted Notes that have been tendered for exchange but are withdrawn or otherwise not exchanged for any reason will be returned by credit to the accounts at DTC of the applicable DTC participants, without cost to you, promptly after withdrawal of such Restricted Notes or expiration or termination of the exchange offer, as the case may be. See “The Exchange Offer—Withdrawal Rights.”

No Appraisal or Dissenters’ Rights	Holders of the Restricted Notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Exchange Agent	U.S. Bank Trust Company, National Association, the trustee (the “Trustee”) under the Indenture (defined below) governing the Notes, is serving as the exchange agent in connection with the exchange offer.

Consequences of Failure to Exchange	If you do not participate or validly tender your Restricted Notes in the exchange offer:

•	you will retain Restricted Notes that are not registered under the 1933 Act and that will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•	you will not be able, except in very limited instances, to require us to register your Restricted Notes under the 1933 Act;

•

you will not be able to resell or transfer your Restricted Notes unless they are registered under the 1933 Act or unless you resell or transfer them pursuant to an exemption from registration under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Certain Material U.S. Federal Income Tax Considerations	Your exchange of Restricted Notes for Exchange Notes in the exchange offer will not result in any gain or loss to you for United States federal income tax purposes. See “Certain Material U.S. Federal Income Tax Considerations.”

Summary of the Terms of the Exchange Notes

The summary below describes the principal terms of the Exchange Notes. Certain of the terms described below are subject to important limitations and exceptions. The “Description of Exchange Notes” section of this prospectus contains a more detailed description of the terms of the Exchange Notes.

Issuer	Morgan Stanley Direct Lending Fund

Notes Offered	$350,000,000 aggregate principal amount of 6.150% Notes due 2029.

Interest Rate	6.150% of the aggregate principal amount of the Notes

Maturity Date	The Exchange Notes will mature on May 17, 2029.

Interest Payment Dates	Semiannually, each May 17 and November 17, commencing November 17, 2024. If an interest payment date falls on a non-business day, the applicable interest payment will be made on the next business day and no additional interest will accrue as a result of such delayed payment.

Ranking	The Exchange Notes will be our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Exchange Notes, rank pari passu with all existing and future unsecured unsubordinated indebtedness issued by the Company, rank effectively junior to any of the Company’s secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and rank structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of September 30, 2024, our total consolidated indebtedness was approximately $1.84 billion of which approximately $0.8 billion was held through subsidiary financing vehicles and/or secured by assets of us and our subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims (and therefore the claims of our creditors, including the holders of the Notes) would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes are subordinated structurally to all existing indebtedness and other liabilities of any of our subsidiaries and the Notes are subordinated structurally to all indebtedness of any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

Denomination	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption	We may redeem some or all of the Notes, in whole or in part, at any time, or from time to time, at the “make-whole” redemption price described in “Description of the Exchange Notes — Optional Redemption” in this prospectus.

Sinking Fund	The Exchange Notes will not be subject to any sinking fund (i.e., no amounts will be set aside by us to ensure repayment of the Notes at maturity). As a result, our ability to repay the Notes at maturity will depend on our financial condition on the date that we are required to repay the Exchange Notes.

Offer to Purchase upon a Change of Control Repurchase

If a Change of Control Repurchase Event described under “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” occurs prior to maturity, holder of the Exchange Notes will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

Form of Notes	The Exchange Notes will be issued in book-entry form and will be represented by permanent global certificates deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in any of the Exchange Notes will be shown on, and transfers will be effected only through, records maintained by DTC or its nominee, and any such interest may not be exchanged for certificated securities, except in limited circumstances described below. See “Description of Exchange Notes—Book-Entry Procedures for Global Notes.”

Trustee, Paying Agent and Security Registrar	U.S. Bank Trust Company, National Association

Events of Default	If an event of default (as described under the caption “Description of the Exchange Notes—Events of Default”) on the Exchange Notes occurs, the principal amount of the Exchange Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	The following covenants will apply to the Exchange Notes:

•

We agree that for the period of time during which the Exchange Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, to file any periodic reports with the SEC, we agree to furnish to holders of the Exchange Notes and the trustee, for the period of time during which the Exchange Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with United States generally accepted accounting principles, or U.S. GAAP, as applicable.

No Established Trading Market	The Exchange Notes are a new issue of securities with no established trading market. The Exchange Notes will not be listed on any securities exchange or quoted on any automated dealer quotation system, and neither the initial purchasers nor Morgan Stanley, is required to develop such market. Accordingly, we cannot assure you that an active and liquid market for the Exchange Notes will develop or be maintained.

Governing Law	The Indenture and the Restricted Notes are, and the Exchange Notes will be, governed by the laws of the State of New York without regard to conflict of laws principles thereof.

Risk Factors	You should refer to the section entitled “Risk Factors” and other information included or incorporated by reference in this prospectus for an explanation of certain risks of investing in the Exchange Notes. See “Risk Factors.”

RISK FACTORS

In addition to the other information included in this prospectus, you should carefully consider the risks described under “Cautionary Statement Regarding Forward-Looking Statements” and under “Risk Factors” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, and any updates to those risks contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC, all of which are incorporated by reference in this prospectus, other than as specified, and the following risks before investing in the Exchange Notes. Additional risks and uncertainties not presently known to us or not presently deemed material by us may also impair our operations and performance. Each of the risk factors could materially and adversely affect our business, financial condition and results of operations. In such case, our net asset value and the value of our debt securities may decline, and investors may lose all or part of their investment.

Risks Related to the Exchange Notes

The Exchange Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we may incur. Additionally, the Exchange Notes are not guaranteed by Morgan Stanley.

The Exchange Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Exchange Notes are effectively subordinated to any secured indebtedness we or our subsidiaries have outstanding as of the date of this prospectus or that we or our subsidiaries may incur in the future (or any indebtedness that is initially unsecured in respect of which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Exchange Notes. As of September 30, 2024, our total consolidated indebtedness was approximately $1.84 billion, of which approximately $0.8 billion was secured by our assets. The Notes are not obligations of Morgan Stanley nor are they guaranteed by Morgan Stanley and Morgan Stanley has no obligation to pay any amounts due on the Notes. The Company is not a subsidiary of or consolidated with Morgan Stanley. Furthermore, Morgan Stanley has no obligation, contractual or otherwise, to financially support us. Morgan Stanley has no history of financially supporting any of the BDCs advised by affiliates of Morgan Stanley, or the MS BDCs, including the Company, even during periods of financial distress.

The Exchange Notes are subordinated structurally to the indebtedness and other liabilities of our subsidiaries.

The Exchange Notes are obligations exclusively of the Company and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Exchange Notes and the Exchange Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. As of September 30, 2024, approximately $0.8 billion of the indebtedness required to be consolidated on our balance sheet was held through subsidiary financing vehicles and/or secured by assets of the Company and its subsidiaries. Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors, including trade creditors, and holders of preferred stock, if any, of our subsidiaries will have priority over our claims (and therefore the claims of our creditors, including holders of the Exchange Notes) with respect to the assets of such subsidiaries. Even if we were recognized as a creditor of one or more of our subsidiaries, our claims (and therefore the claims of our creditors, including the holders of the Exchange Notes) would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Exchange Notes are subordinated structurally to all indebtedness and other liabilities of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. All of the existing indebtedness of our subsidiaries is structurally senior to the Exchange Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Exchange Notes.

A downgrade, suspension or withdrawal of the credit rating assigned by a rating agency to us or the Exchange Notes, if any, could cause the liquidity or market value of the Exchange Notes to decline significantly.

Our credit ratings are an internal assessment by rating agencies of our ability to pay our debts when due. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Exchange Notes or other debt securities we may issue. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market of our debt securities, if any. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Exchange Notes or an investment in other debt securities we may issue. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. None of the initial purchasers in the private offering, us, or Morgan Stanley undertakes any obligation to maintain our credit ratings or to advise holders of the Exchange Notes of any changes in our credit ratings. There can be no assurance that any credit ratings will remain for any given period of time or that such credit ratings will not be lowered or withdrawn entirely by the applicable ratings agency if in its judgment future circumstances relating to the basis of the credit rating, such as adverse changes in our business, financial condition and results of operations, so warrant.

An increase in market interest rates could result in a decrease in the value of the Exchange Notes.

The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices, if any, or values of the Exchange Notes. In general, as market interest rates rise, debt securities bearing interest at fixed rates of interest decline in value. Consequently, if you purchase the Exchange Notes bearing interest at fixed rates and market interest rates increase, the market prices, if any, or values of those Exchange Notes may decline. We cannot predict the future level of market interest rates.

The Indenture governing the Exchange Notes contains limited protection for holders of the Exchange Notes.

The Indenture governing the Exchange Notes offers limited protection to holders of the Exchange Notes. The terms of the Indenture and the Exchange Notes do not restrict our or any of our subsidiaries’ ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Exchange Notes. In particular, the terms of the Indenture and the Exchange Notes do not place any restrictions on our or our subsidiaries’ ability to:

•

issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Exchange Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Exchange Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Exchange Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Exchange Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC;

•	pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Exchange Notes;

•	sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

•	enter into transactions with affiliates;

•	create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

•	make investments; or

•	create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

In addition, the terms of the Indenture and the Exchange Notes do not protect holders of the Exchange Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow or liquidity other than as described under “Description of the Exchange Notes—Events of Default” in this prospectus.

Our ability to recapitalize, incur additional debt and take a number of other actions are not limited by the terms of the Exchange Notes and may have important consequences for you as a holder of the Exchange Notes, including making it more difficult for us to satisfy our obligations with respect to the Exchange Notes or negatively affecting the trading value of the Exchange Notes.

Other debt we issue or incur in the future could contain more protections for its holders than the Indenture and the Exchange Notes, including additional covenants and events of default. See “Item 1A. Risk Factors—Risks Relating to Our Business and Structure—We intend to finance our investments with borrowed money, which will magnify the potential for gain or loss on amounts invested and may increase the risk of investing in us” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Exchange Notes. The Indenture does not place any restrictions on the operations of Morgan Stanley or its subsidiaries.

The optional redemption provision for the Exchange Notes may materially adversely affect the return on the Exchange Notes.

The Exchange Notes are redeemable in whole or in part upon certain conditions at any time or from time to time at our option. We may choose to redeem the Exchange Notes at times when prevailing interest rates are lower than the interest rate paid on the Exchange Notes. In this circumstance, you may not be able to reinvest the redemption proceeds in a comparable security at an effective interest rate as high as the Exchange Notes being redeemed.

There is currently no public market for the Exchange Notes. If an active trading market for the Exchange Notes does not develop or is not maintained, you may not be able to sell them.

The Exchange Notes are a new issue of debt securities for which there currently is no trading market. We do not currently intend to apply for listing of the Exchange Notes on any securities exchange or for quotation of the Exchange Notes on any automated dealer quotation system. If no active trading market develops, you may not be able to resell your Exchange Notes at their fair market value or at all. Even if an active trading market does exist, the Exchange Notes may trade at a discount from their initial offering price depending on prevailing interest rates, the market for similar securities, our credit ratings, general economic conditions, our financial condition, performance and prospects and other factors. Certain of the initial purchasers in the private offering of the outstanding Restricted Notes have advised us that they intend to make a market in the Exchange Notes as permitted by applicable laws and regulations; however, the initial purchasers are not obligated to make a market in any of the Exchange Notes, and they may discontinue their market-making activities at any time without notice. Accordingly, we cannot assure you that an active and liquid trading market will develop or continue for the Exchange Notes, that you will be able to sell your Exchange Notes at a particular time or that the price you receive when you sell will be favorable. To the extent an active trading market does not develop, the liquidity and trading price for the Exchange Notes may be harmed. Accordingly, you may be required to bear the financial risk of an investment in the Exchange Notes for an indefinite period of time.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event.

We may not be able to repurchase the Exchange Notes upon a Change of Control Repurchase Event (as defined in the indenture governing the Notes) because we may not have sufficient funds. Upon a Change of Control Repurchase Event, holders of the Exchange Notes may require us to repurchase for cash some or all of the Exchange Notes at a repurchase price equal to 100% of the aggregate principal amount of the Exchange Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date. Our failure to purchase such tendered Exchange Notes upon the occurrence of such Change of Control Repurchase Event would cause an event of default under the Indenture governing the Exchange Notes and a cross-default under the agreements governing certain of our other indebtedness, which may result in the acceleration of such indebtedness requiring us to repay that indebtedness immediately. If a Change of Control Repurchase Event were to occur, we may not have sufficient funds to repay any such accelerated indebtedness and/or to make the required repurchase of the Exchange Notes. See “Description of the Exchange Notes—Offer to Repurchase Upon a Change of Control Repurchase Event” in this prospectus for additional information. For the avoidance of doubt, Morgan Stanley does not have any obligation to provide us with funding to repurchase the Exchange Notes upon a Change of Control Repurchase Event or otherwise.

FATCA withholding may apply to payments to certain foreign entities.

Payments made under the Exchange Notes to a foreign financial institution or non-financial foreign entity (including such an institution or entity acting as an intermediary) may be subject to a U.S. withholding tax of 30% under U.S. Foreign Account Tax Compliance Act provisions of the Code (commonly referred to as “FATCA”). This withholding tax may apply to certain payments of interest on the Exchange Notes unless the foreign financial institution or non-financial foreign entity complies with certain information reporting, withholding, identification, certification and related requirements imposed by FATCA. You should consult your own tax advisors regarding FATCA and how it may affect your investment in the Exchange Notes.

Risks Related to the Exchange Offer

If you fail to exchange your Restricted Notes, they will continue to be restricted securities and may become less liquid.

Restricted Notes that you do not validly tender or that we do not accept will, following the exchange offer, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the 1933 Act and applicable state securities laws. We will issue the Exchange Notes in exchange for the Restricted Notes in the exchange offer only following the satisfaction of the procedures and conditions set forth in “The Exchange Offer—Procedures for Tendering Restricted Notes.” Because we anticipate that most holders of the Restricted Notes will elect to exchange their outstanding Restricted Notes, we expect that the liquidity of the market for the Restricted Notes remaining after the completion of the exchange offer will be substantially limited, which may have an adverse effect upon and increase the volatility of the market price of the outstanding Restricted Notes. Any Restricted Notes tendered and exchanged in the exchange offer will reduce the aggregate principal amount of the outstanding Restricted Notes at maturity. Further, following the exchange offer, if you did not exchange your Restricted Notes, you generally will not have any further registration rights, and Restricted Notes will continue to be subject to certain transfer restrictions.

Broker-dealers may need to comply with the registration and prospectus delivery requirements of the 1933 Act.

Any broker-dealer that (1) exchanges its Restricted Notes in the exchange offer for the purpose of participating in a distribution of the Exchange Notes or (2) resells Exchange Notes that were received by it for its own account in the exchange offer may be deemed to have received restricted securities and will be required to comply with the registration and prospectus delivery requirements of the 1933 Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the 1933 Act.

You may not receive the Exchange Notes in the exchange offer if the exchange offer procedures are not validly followed.

We will issue the Exchange Notes in exchange for your Restricted Notes only if you validly tender such Restricted Notes before expiration of the exchange offer. Neither we nor the exchange agent is under any duty to give notification of defects or irregularities with respect to the tenders of the Restricted Notes for exchange. If you are the beneficial holder of Restricted Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such Restricted Notes in the exchange offer, you should promptly contact the person through whom your Restricted Notes are held and instruct that person to tender the Restricted Notes on your behalf.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the Exchange Notes pursuant to the exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive in exchange a like principal amount of Restricted Notes, the terms of which are substantially identical to the Exchange Notes. The Restricted Notes surrendered in exchange for the Exchange Notes will be retired and cancelled and cannot be reissued. Accordingly, the issuance of the Exchange Notes will not result in any change in our capitalization. We have agreed to bear the expenses of the exchange offer. No underwriter is being used in connection with the exchange offer.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents we incorporate by reference herein, contains forward-looking statements that involve substantial risks and uncertainties. Such statements involve known and unknown risks, uncertainties and other factors and you should not place undue reliance on such statements. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our industry, our beliefs and opinions, and our assumptions. For the avoidance of doubt, we are not a subsidiary of or consolidated with Morgan Stanley. Furthermore, Morgan Stanley has no obligation, contractual or otherwise, to financially support us. Morgan Stanley has no history of financially supporting any of the MS BDCs, even during periods of financial distress. Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including:

•	our future operating results;

•	our business prospects and the prospects of our portfolio companies;

•	risk associated with possible disruptions in our operations or the economy generally, including disruptions from the impact of global health events;

•	uncertainty and changes in the general interest rate environment;

•	general economic, political and industry trends and other external factors, including uncertainty surrounding the financial and political stability of the United States and other countries;

•	the effect of an inflationary economic environment on our portfolio companies, our financial condition and our results of operations;

•	the impact of interruptions in the supply chain on our portfolio companies;

•	our contractual arrangements and relationships with third parties;

•	actual and potential conflicts of interest with the Adviser and its affiliates;

•	the dependence of our future success on the general economy and its effect on the industries in which we invest;

•	the ability of our portfolio companies to achieve their objectives;

•	the use of borrowed money to finance a portion of our investments;

•	the adequacy of our financing sources and working capital;

•	the timing and amount of cash flows, distributions and dividends, if any, from our portfolio companies;

•	the ability of our Adviser to locate suitable investments for us and to monitor and administer our investments;

•	the ability of our Adviser and its affiliates to attract and retain highly talented professionals;

•	our ability to maintain our qualification as a BDC, and as a RIC, under the Code;

•	the impact on our business of U.S. and international financial reform legislation, rules and regulations;

•

currency fluctuations, particularly to the extent that we receive payments denominated in foreign currency rather than U.S. dollars, could adversely affect the results of our investments in foreign companies;

•	the effect of changes in tax laws and regulations and interpretations thereof; and

•	the risks, uncertainties and other factors we identify under “Risk Factors” and elsewhere in this prospectus.

Although we believe that the assumptions on which these forward-looking statements are based are reasonable, any of the assumptions could prove to be inaccurate, and as a result, the forward-looking statements based on those assumptions also could be inaccurate. In light of these and other uncertainties, the inclusion of a projection or forward-looking statement in this registration statement should not be regarded as a representation by us that our plans and objectives will be achieved. These risks and uncertainties including, but not limited to, those described or identified in the section titled “Risk Factors” in this registration statement and in the documents we incorporate by reference. You should not place undue reliance on these forward- looking statements, which apply only as of the date of this registration statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements. You are advised to consult any additional disclosures that we make directly to you or through reports that we have filed or in the future file with the SEC, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Discussions containing these forward-looking statements may be found in the sections titled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference from the most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q of the Company, as well as any amendments filed with the SEC. We discuss in greater detail, and incorporate by reference into this registration statement in their entirety, many of these risks and uncertainties in the sections titled “Risk Factors” in this registration statement, and in our most recent Annual Report on Form 10-K. These projections and forward-looking statements apply only as of the date of this registration statement. Moreover, we assume no duty and do not undertake to update the forward-looking statements, except as required by applicable law.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

We issued $350,000,000 aggregate principal amount of the Restricted Notes in a transaction not requiring registration under the 1933 Act on May 17, 2024. The Restricted Notes were issued, and the Exchange Notes will be issued, pursuant to a base indenture dated as February 11, 2022 (the “Base Indenture”), and the second supplemental indenture, dated as of May 17, 2024, to the Base Indenture (the “Second Supplemental Indenture” and collectively with the Base Indenture, the “Indenture”) between us and U.S. Bank Trust Company, National Association, as the Trustee. In connection with the Restricted Notes issuance, we entered into a registration rights agreement, which requires that we file this registration statement under the 1933 Act with respect to the Exchange Notes to be issued in the exchange offer and, upon the effectiveness of this registration statement, offer to you the opportunity to exchange your Restricted Notes for a like principal amount of Exchange Notes.

Under the registration rights agreement, we agreed, for the benefit of the holders of the Restricted Notes, to use commercially reasonable efforts to:

•

file the Exchange Offer Registration Statement with respect to a registered offer to exchange the Restricted Notes for the Exchange Notes having terms substantially identical to the Restricted Notes being exchanged, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default;

•

cause the Exchange Offer Registration Statement to become effective and continuously effective, supplemented and amended, for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement becomes or is declared effective and (ii) the date on which a broker-dealer registered under the 1933 Act is no longer required to deliver a prospectus in connection with market-making or other trading activities; and

•

cause the exchange offer to be consummated on the earliest practicable date after the Exchange Offer Registration Statement has become or been declared effective, but in no event later than 365 days after the initial issuance of the Restricted Notes (or if such 365th day is not a business day, the next succeeding business day).

We also agreed to keep the Exchange Offer Registration Statement effective for not less than the minimum period required under applicable federal and state securities laws to consummate the exchange offer; provided, however, that in no event shall such period be less than 20 business days after the commencement of the exchange offer. If there is a Registration Default, the interest rate borne by the Restricted Notes will increase by 0.25% per annum and will increase by an additional 0.25% per annum on the principal amount of Notes with respect to the subsequent 90-day period, up to a maximum of additional interest of 0.50% per annum. Additional Interest due pursuant to Registration Defaults will be paid in cash on the relevant interest payment date to holders of record on the relevant regular record dates. Following the cure of all Registration Defaults relating to any particular Restricted Notes, the interest rate borne by the Restricted Notes will be reduced to the original interest rate borne by Restricted Notes; provided, however, that, if after any such reduction in interest rate, a different Registration Default occurs, the interest rate borne by the relevant Restricted Notes will again be increased pursuant to the foregoing provisions.

If the Company is not able to effect the exchange offer, the Company will be obligated to file a shelf registration statement covering the resale of the Notes and use its commercially reasonable efforts to cause such registration statement to be declared effective.

The Exchange Notes will be issued without a restrictive legend, and except as set forth below, you may resell or otherwise transfer them without registration under the 1933 Act. After we complete the exchange offer, our obligation to register the exchange of Exchange Notes for Restricted Notes will terminate. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus is a part.

Based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties unrelated to us, including Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993), subject to the limitations described in the succeeding three paragraphs, we believe that you may resell or otherwise transfer the Exchange Notes issued to you in the exchange offer without compliance with the registration and prospectus delivery requirements of the 1933 Act. Our belief, however, is based on your representations to us that:

•	you are acquiring the Exchange Notes in the ordinary course of your business;

•	you are not engaging in and do not intend to engage in a distribution of the Exchange Notes;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the Exchange Notes;

•	you are not our “affiliate” as that term is defined in Rule 405 under the 1933 Act;

•	you are not a broker-dealer tendering Restricted Notes acquired directly from us for your own account; and

•	you are not acting on behalf of any person that could not truthfully make these representations.

If you cannot make the representations described above, you may not participate in the exchange offer, you may not rely on the staff’s interpretations discussed above, and you must, in the absence of an exemption therefrom, comply with registration and the prospectus delivery requirements of the 1933 Act in order to resell your Restricted Notes.

Each broker-dealer that receives Exchange Notes for its own account in the exchange offer for Restricted Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the 1933 Act in connection with any resale or other transfer of the Exchange Notes received in the exchange offer. See “Plan of Distribution.”

We have not asked the staff for a no-action letter in connection with the exchange offer, however, and we cannot assure you that the staff would make a similar determination with respect to the exchange offer.

If you are not eligible to participate in the exchange offer, you can elect to have your Restricted Notes registered for resale on a “shelf” registration statement pursuant to Rule 415 under the 1933 Act. In the event that we are obligated to file a shelf registration statement, we will be required to use commercially reasonable efforts to keep the shelf registration statement effective for so long as such Restricted Notes remain registrable securities under the registration rights agreement. Other than as set forth in this paragraph, you will not have the right to require us to register your Restricted Notes under the 1933 Act. See “The Exchange Offer—Procedures for Tendering Restricted Notes.”

Consequences of Failure to Exchange

If you do not participate or validly tender your Restricted Notes in the exchange offer:

•

you will retain your Restricted Notes that are not registered under the 1933 Act and they will continue to be subject to restrictions on transfer that are described in the legend on the Restricted Notes;

•

you will not be able to require us to register your Restricted Notes under the 1933 Act unless, as set forth above, you do not receive freely tradable Exchange Notes in the exchange offer or are not eligible to participate in the exchange offer, and we are obligated to file a shelf registration statement;

•

you will not be able to resell or otherwise transfer your Restricted Notes unless they are registered under the 1933 Act or unless you offer to resell or transfer them pursuant to an exemption under the 1933 Act; and

•	the trading market for your Restricted Notes will become more limited to the extent that other holders of Restricted Notes participate in the exchange offer.

Terms of the Exchange Offer

Upon the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, we will accept any and all Restricted Notes validly tendered and not withdrawn prior to 12:01 a.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of the Exchange Notes in exchange for each $1,000 principal amount of the Restricted Notes accepted in the exchange offer. You may tender some or all of your Restricted Notes pursuant to the exchange offer; however, Restricted Notes may be tendered only in denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Exchange Notes issued to you in the exchange offer will be delivered by credit to the accounts at DTC of the applicable DTC participants.

The form and terms of the Exchange Notes are substantially identical to those of the Restricted Notes, except that the transfer restrictions and registration rights relating to the Restricted Notes will not apply to the Exchange Notes, and the Exchange Notes will not provide for the payment of additional interest in the event of a registration default. In addition, the Exchange Notes will bear a different CUSIP number than the Restricted Notes (except for Restricted Notes sold pursuant to the shelf registration statement described above). The Exchange Notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the Restricted Notes.

As of the date of this prospectus, $350,000,000 aggregate principal amount of the Restricted Notes are outstanding and registered in the name of Cede & Co., as nominee for DTC. This prospectus, together with the letter of transmittal, is being sent to the registered holder and to others believed to have beneficial interests in the Restricted Notes. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC promulgated under the Exchange Act.

We will be deemed to have accepted validly tendered Restricted Notes if and when we have given oral (any such oral notice to be promptly confirmed in writing) or written notice of our acceptance to U.S. Bank Trust Company, National Association, the exchange agent for the exchange offer. The exchange agent will act as our agent for the purpose of receiving from us the Exchange Notes for the tendering noteholders. If we do not accept any tendered Restricted Notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return such Restricted Notes by credit to the accounts at DTC of the applicable DTC participants, without expense, to the tendering noteholder as promptly as practicable after the expiration date of the exchange offer.

You will not be required to pay brokerage commissions or fees or transfer taxes, except as set forth under “—Transfer Taxes,” with respect to the exchange of your Restricted Notes in the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extension; Amendment

The expiration date for the exchange offer will be 12:01 a.m., New York City time, on February 13, 2025, unless we determine, in our sole discretion, to extend the exchange offer, in which case it will expire at the later date and time to which it is extended. We do not currently intend to extend the exchange offer, however, although we reserve the right to do so. If we extend the exchange offer, we may delay acceptance of any Restricted Notes by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of the extension to the exchange agent and give each registered holder of Restricted Notes notice by means of a press release or other public announcement of any extension prior to 9:00 a.m., New York City time, on the next business day after the scheduled expiration date.

We also reserve the right, in our sole discretion:

•	to accept tendered Restricted Notes upon the expiration of the exchange offer, and extend the exchange offer with respect to untendered Restricted Notes;

•

subject to applicable law, to delay accepting any Restricted Notes, to extend the exchange offer or to terminate the exchange offer if, in our reasonable judgment, any of the conditions set forth under “— Conditions” have not been satisfied or waived, to terminate the exchange offer by giving oral (any such oral notice to be promptly confirmed in writing) or written notice of such delay or termination to the exchange agent; or

•	to amend or waive the terms and conditions of the exchange offer in any manner by complying with Rule 14e-l(d) under the Exchange Act, to the extent that rule applies.

We will notify you as promptly as we can of any extension, termination or amendment. In addition, we acknowledge and undertake to comply with the provisions of Rule 14e-l(c) under the Exchange Act, which requires us to issue the Exchange Notes, or return the Restricted Notes tendered for exchange, promptly after the termination or withdrawal of the exchange offer.

Procedures for Tendering Restricted Notes

The Restricted Notes are represented by global securities without interest coupons in fully registered form, registered in the name of Cede & Co., as nominee for DTC. Beneficial interests in the global securities are held by direct or indirect participants in DTC through certificateless depositary interests and are shown on, and transfers of these interests are effected only through, records maintained in book-entry form by DTC with respect to its participants. You are not entitled to receive certificated Restricted Notes in exchange for your beneficial interest in these global securities except in limited circumstances described in “Description of the Exchange Notes—Book-Entry System.”

Accordingly, you must tender your Restricted Notes pursuant to DTC’s ATOP procedures. As the DTC’s ATOP system is the only method of processing exchange offers through DTC, you must instruct a participant in DTC to transmit to the exchange agent on or prior to the expiration date for the exchange offer a computer-generated message transmitted by means of the ATOP system and received by the exchange agent and forming a part of a confirmation of book-entry transfer, in which you acknowledge and agree to be bound by the terms of the letter of transmittal, instead of sending a signed, hard copy letter of transmittal. DTC is obligated to communicate those electronic instructions to the exchange agent. To tender Restricted Notes through the ATOP system, the electronic instructions sent to DTC and transmitted by DTC to the exchange agent must contain the character by which the participant acknowledges its receipt of, and agrees to be bound by, the letter of transmittal, including the representations to us described above under “—Purpose and Effect of the Exchange Offer,” and be received by the exchange agent prior to 12:01 a.m., New York City time, on the expiration date.

If you hold Restricted Notes through a broker, dealer, commercial bank, trust company, other financial institution or other nominee, each referred to herein as an “intermediary,” and you wish to tender your Restricted Notes, you should contact such intermediary promptly and instruct such intermediary to tender on your behalf. So long as the Restricted Notes are in book-entry form represented by global securities, Restricted Notes may only be tendered by your intermediary pursuant to DTC’s ATOP procedures.

If you tender a Restricted Note and you do not properly withdraw the tender prior to the expiration date, you will have made an agreement with us to participate in the exchange offer in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal.

We will determine, in our sole discretion, all questions regarding the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Restricted Notes. Our determination will be final and binding. We reserve the absolute right to reject any and all Restricted Notes not validly tendered or any Restricted Notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to certain Restricted Notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

You must cure any defects or irregularities in connection with tenders of your Restricted Notes within the time period that we determine unless we waive that defect or irregularity. Although we intend to notify you of defects or irregularities with respect to your tender of Restricted Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give this notification. Your tender will not be deemed to have been made and your Restricted Notes will be returned to you unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration of the exchange offer, if:

•	you invalidly tender your Restricted Notes;

•	you have not cured any defects or irregularities in your tender; and

•	we have not waived those defects, irregularities or invalid tender.

In addition, we reserve the right in our sole discretion to:

•	purchase or make offers for, or offer Exchange Notes for, any Restricted Notes that remain outstanding subsequent to the expiration of the exchange offer;

•	terminate the exchange offer; and

•	to the extent permitted by applicable law, purchase Restricted Notes in the open market, in privately negotiated transactions or otherwise.

The terms of any of these purchases of or offers for Restricted Notes could differ from the terms of the exchange offer.

In all cases, the issuance of Exchange Notes for Restricted Notes that are accepted for exchange in the exchange offer will be made only after timely receipt by the exchange agent of a timely book-entry confirmation of your Restricted Notes into the exchange agent’s account at DTC, a computer-generated message instead of the Letter of Transmittal, and all other required documents. If any tendered Restricted Notes are not accepted for any reason set forth in the terms and conditions of the exchange offer or if Restricted Notes are submitted for a greater principal amount than you indicate your desire to exchange, the unaccepted or non-exchanged Restricted Notes, or Restricted Notes in substitution therefor, will be returned without expense to you by credit to the accounts at DTC of the applicable DTC participant, as promptly as practicable after rejection of tender or the expiration or termination of the exchange offer.

Book-Entry Transfer

The exchange agent will make a request to establish an account with respect to the Restricted Notes at DTC for purposes of the exchange offer after the date of this prospectus, and any financial institution that is a participant in DTC’s systems may make book-entry delivery of Restricted Notes being tendered by causing DTC to transfer such Restricted Notes into the exchange agent’s account at DTC in accordance with DTC’s procedures for transfer.

Any DTC participant wishing to tender Restricted Notes in the exchange offer (whether on its own behalf or on behalf of the beneficial owner of Restricted Notes) should transmit its acceptance to DTC sufficiently far in advance of the expiration of the exchange offer so as to permit DTC to take the following actions prior to 12:01 a.m., New York City time, on the expiration date. DTC will verify such acceptance, execute a book-entry transfer of the tendered Restricted Notes into the exchange agent’s account at DTC and then send to the exchange agent a confirmation of such book-entry transfer. The confirmation of such book-entry transfer will include a confirmation that such DTC participant acknowledges and agrees (on behalf of itself and on behalf of any beneficial owner of the applicable Restricted Notes) to be bound by the letter of transmittal. All of the foregoing, together with any other required documents, must be delivered to and received by the exchange agent prior to 12:01 a.m., New York City time, on the expiration date.

No Guaranteed Delivery Procedures

Guaranteed delivery procedures are not available in connection with the exchange offer.

Withdrawal Rights

You may withdraw tenders of your Restricted Notes at any time prior to 12:01 a.m., New York City time, on the expiration date of the exchange offer.

For your withdrawal to be effective, the exchange agent must receive an electronic ATOP transmission of the notice of withdrawal at its address set forth below under “—Exchange Agent,” prior to 12:01 a.m., New York City time, on the expiration date.

The notice of withdrawal must:

•	specify the name and DTC account number of the DTC participant that tendered such Restricted Notes;

•	specify the principal amount of Restricted Notes to be withdrawn;

•	specify the name and account number of the DTC participant to which the withdrawn Restricted Notes should be credited; and

•	contain a statement that the holder is withdrawing its election to have the Restricted Notes exchanged.

We will determine all questions regarding the validity, form and eligibility, including time of receipt, of withdrawal notices. Our determination will be final and binding on all parties. Any Restricted Notes that have been withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any Restricted Notes that have been tendered for exchange but that are withdrawn and not exchanged will be returned by credit to the account at DTC of the applicable DTC participant without cost as soon as practicable after withdrawal. Properly withdrawn Restricted Notes may be retendered by following one of the procedures described under “—Procedures for Tendering Restricted Notes” above at any time on or prior to 12:01 a.m., New York City time, on the expiration date.

No Appraisal or Dissenters’ Rights

You do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Conditions

Notwithstanding any other provision of the exchange offer, and subject to our obligations under the registration rights agreement, we will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Restricted Notes and may terminate or amend the exchange offer, if at any time before the acceptance of any Restricted Notes for exchange any one of the following events occurs:

•	any injunction, order or decree has been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to complete the exchange offer; or

•	the exchange offer violates any applicable law or any applicable interpretation of the staff of the SEC.

These conditions are for our sole benefit, and we may assert them regardless of the circumstances giving rise to them, subject to applicable law. We also may waive in whole or in part at any time and from time to time any particular condition in our sole discretion. If we waive a condition, we may be required, in order to comply with applicable securities laws, to extend the expiration date of the exchange offer. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of these rights, and these rights will be deemed ongoing rights which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any Restricted Notes validly tendered, and no Exchange Notes will be issued in exchange for any tendered Restricted Notes, if, at the time the Restricted Notes are tendered, any stop order is threatened by the SEC or in effect with respect to the registration statement of which this prospectus is a part or the qualification of the Indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum principal amount of Restricted Notes being tendered for exchange.

Exchange Agent

We have appointed U.S. Bank Trust Company, National Association as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, the Letter of Transmittal and other related documents should be directed to the exchange agent addressed as follows:

U.S. Bank Trust Company, National Association, as Exchange Agent

By Registered or Certified Mail, Overnight Delivery on or before

12:01 a.m. New York City Time on the Expiration Date:

U.S. Bank Trust Company, National Association

Attn: Corporate Actions

111 Fillmore Avenue

St. Paul, MN 55107-1402

For Information or Confirmation by Telephone Call:

(800) 934-6802

By Email or Facsimile Transmission (for Eligible Institutions only):

Email: cts.specfinance@usbank.com

Facsimile: (651) 466-7367

DELIVERY OF A LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF SUCH LETTER OF TRANSMITTAL VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

The exchange agent also acts as the Trustee under the Indenture.

Fees and Expenses

We will not pay brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail. Additional solicitations, however, may be made in person, by email or by telephone by our officers and employees.

We will pay the estimated cash expenses to be incurred in connection with the exchange offer. These are estimated in the aggregate to be approximately $340,000, which includes fees and expenses of the exchange agent and accounting, legal, printing and related fees and expenses.

Transfer Taxes

You will not be obligated to pay any transfer taxes in connection with a tender of your Restricted Notes unless Exchange Notes are to be registered in the name of, or Restricted Notes (or any portion thereof) not tendered or not accepted in the exchange offer are to be returned to, a person other than the registered tendering holder of the Restricted Notes, in which event the registered tendering holder will be responsible for the payment of any applicable transfer tax. In addition, tendering holders will be responsible for any transfer tax imposed for any reason other than the transfer of Restricted Notes to, or upon the order of, the Company pursuant to the exchange offer.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expense of the exchange offer over the term of the Exchange Notes under U.S. GAAP. Unamortized debt issuance costs from the Restricted Notes will continue to be amortized using the straight-line method over the term of the Exchange Notes under U.S. GAAP.

DESCRIPTION OF THE EXCHANGE NOTES

We issued the Restricted Notes, and will issue the Exchange Notes, under the Indenture. The terms of the Notes include those expressly set forth in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.

The following description is a summary of the material provisions of the Notes and the Indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the Indenture, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes. You may request a copy of the Indenture from us by making a written request to Morgan Stanley Direct Lending Fund, 1585 Broadway, New York, NY 10036, by calling us at (212) 761-4000 or by email at msdl@morganstanley.com. In addition, the SEC maintains a website at www.sec.gov that contains information we file with the SEC, including the Indenture.

For purposes of this description, references to “we,” “our” and “us” refer only to Morgan Stanley Direct Lending Fund and not to any of its current or future subsidiaries and references to “subsidiaries” refer only to our consolidated subsidiaries and exclude any investments held by Morgan Stanley Direct Lending Fund in the ordinary course of business which are not, under U.S. GAAP, consolidated on the financial statements of Morgan Stanley Direct Lending Fund and its subsidiaries.

General

•	The Restricted Notes are, and the Exchange Notes will be, our general unsecured, senior obligations.

•	The Restricted Notes were initially issued in an aggregate principal amount of $350,000,000.

•	The Notes will mature on May 17, 2029, unless earlier redeemed or repurchased, as discussed below.

•

The Restricted Notes bear, and the Exchange Notes will bear cash, interest from May 17, 2024, at an annual rate of 6.150% payable semi-annually in arrears on May 17 and November 17 of each year, beginning on November 17, 2024.

•	The Restricted Notes are, and the Exchange Notes will be, subject to redemption at our option as described in this prospectus under the caption “— Optional Redemption.”

•

The Restricted Notes are, and the Exchange Notes will be, subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined in this prospectus under the caption “— Offer to Repurchase Upon a Change of Control Repurchase Event”), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase.

•	The Restricted Notes are, and the Exchange Notes will be, issued in denominations of $2,000 and integral multiples of $1,000 thereof.

•

The Restricted Notes are, and the Exchange Notes will be, represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See “Description of the Exchange Notes — Book-Entry, Settlement and Clearance” in this prospectus.

•	The Exchange Notes and the Restricted Notes that remain outstanding after the exchange offer will be a single series under the Indenture.

•	Morgan Stanley has no obligation, contractual or otherwise, to financially support us.

The Indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the Indenture or otherwise. The Indenture does not contain any financial covenants and does not restrict us from paying dividends or distributions or issuing or repurchasing our other securities. Other than restrictions described under “— Offer to Repurchase Upon a Change of Control Repurchase Event” and “— Covenants — Merger, Consolidation or Sale of Assets” in this prospectus, the Indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

We may, without the consent of the holders, issue additional Notes under the Indenture with the same terms (except for the issue date, public offering price, and, if applicable, the initial interest payment date) as the Notes offered hereby in an unlimited aggregate principal amount; provided that, if such additional Notes are not fungible with the Notes offered hereby (or any other tranche of additional Notes) for U.S. federal income tax purposes, then such additional Notes will have different CUSIP numbers from the Notes offered hereby (and any such other tranche of additional Notes).

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Security Registrar; Transfer and Exchange

We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

Payment of principal (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address will appear in the security register.

A holder of Notes may transfer or exchange Notes at the office of the security registrar in accordance with the Indenture. The security registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the security registrar for any registration of transfer or exchange of Notes, but we or the trustee may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture.

The registered holder of a Note will be treated as its owner for all purposes.

Interest

The Restricted Notes bear, and the Exchange Notes will bear, cash interest at a rate of 6.150% per year until maturity. Interest on the Notes will accrue from May 17, 2024. Interest will be payable semi-annually in arrears on May 17 and November 17 of each year, beginning on November 17, 2024.

Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time, or the close of business, on May 2 and November 2, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term “business day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York are authorized or obligated by law or executive order to close.

Additional Interest

Additional Interest may accrue on the Notes in certain circumstances pursuant to the registration rights agreement, as described under “The Exchange Offer” or as set forth in the Indenture. All references in the Indenture and this “Description of the Exchange Notes,” in any context, to any interest or other amount payable on or with respect to the Notes shall be deemed to include any Additional Interest payable pursuant to the registration rights agreement and/or as set forth in the Indenture.

Ranking

The Restricted Notes are, and the Exchange Notes will be, our general unsecured obligations that rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes. The Notes rank equally in right of payment with all of our existing and future liabilities that are not so subordinated. The Restricted Notes rank, and the Exchange Notes will rank, effectively junior to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Restricted Notes rank, and the Exchange Notes will rank, structurally junior to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

As of September 30, 2024, our total consolidated indebtedness was approximately $1.84 billion, of which approximately $0.8 billion was secured by assets of us and our subsidiaries.

Optional Redemption

Prior to April 17, 2029 (one month prior to their maturity date) (the “Par Call Date”), we may redeem the Notes at our option, in whole or in part, at any time and from time to time at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(1)

(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Notes Treasury Rate plus 30 basis points, less (b) interest accrued to the date of redemption, and

(2)	100% of the principal amount of the Notes to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date of the Notes.

On or after the Par Call Date, we may redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.

“Notes Treasury Rate” means, with respect to any redemption date of the Notes, the yield determined by the Company in accordance with the following two paragraphs.

The Notes Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve

System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily)— H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Notes Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields—one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life—and shall interpolate to the applicable Par Call Date of the Notes on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.

If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Notes Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the applicable Par Call Date of the Notes, as applicable. If there is no United States Treasury security maturing on the applicable Par Call Date of the Notes but there are two or more United States Treasury securities with a maturity date equally distant from the applicable Par Call Date of the Notes, one with a maturity date preceding the applicable Par Call Date of the Notes and one with a maturity date following the applicable Par Call Date of the Notes, we shall select the United States Treasury security with a maturity date preceding the applicable Par Call Date of the Notes. If there are two or more United States Treasury securities maturing on the applicable Par Call Date of the Notes or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Notes Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

Our actions and determinations in determining the redemption price of any of the Notes shall be conclusive and binding for all purposes, absent manifest error.

For the avoidance of doubt, the trustee shall have no duty to calculate the redemption price nor shall it have any duty to review or verify the Company’s calculations of the redemption price.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of Notes to be redeemed.

In the case of a partial redemption, selection of the Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair and subject to and otherwise in accordance with the procedures of the applicable depository. No Notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the Notes are held by DTC, the redemption of the Notes shall be done in accordance with the policies and procedures of the depositary.

Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Notes or portions thereof called for redemption.

Offer to Repurchase Upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of the Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount in excess thereof) of that holder’s Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to, but not including, the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice will, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the 1940 Act and the rules and regulations promulgated thereunder, we will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

(2)	deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers’ certificate stating the aggregate principal amount of Notes being purchased by us.

The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and upon receipt of written instruction from the Company, the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of certain of our and our subsidiaries’ financing arrangements provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under our and our subsidiaries’ financing arrangements at that time and to terminate the financing arrangements. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial Condition, Liquidity and Capital Resources” in our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q for a general discussion of our and our subsidiaries’ indebtedness. Our and our subsidiaries’ future financing arrangements may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our and our subsidiaries’ future financing arrangements, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our and our subsidiaries’ other debt. See “Risk Factors — Risks Relating to the Notes — We may not be able to repurchase the Notes upon a Change of Control Repurchase Event” in this prospectus for more information.

The definition of “Change of Control” includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

For purposes of the Notes:

“Below Investment Grade Rating Event” means the Notes are downgraded below Investment Grade by both of the Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period will be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by either of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control will have occurred at the time of the Below Investment Grade Rating Event).

“Change of Control” means the occurrence of any of the following:

(1)

the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Morgan Stanley Direct Lending Fund and its Controlled Subsidiaries taken as a whole to any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Morgan Stanley Direct Lending Fund or its Controlled Subsidiaries will not be deemed to be any such sale, lease, transfer, conveyance or disposition;

(2)

the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 promulgated under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Morgan Stanley Direct Lending Fund, measured by voting power rather than number of shares; or

(3)	the approval by Morgan Stanley Direct Lending Fund’s stockholders of any plan or proposal relating to the liquidation or dissolution of Morgan Stanley Direct Lending Fund.

“Change of Control Repurchase Event” means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

“Controlled Subsidiary” means any subsidiary of Morgan Stanley Direct Lending Fund, 50% or more of the outstanding equity interests of which are owned by Morgan Stanley Direct Lending Fund and its direct or indirect subsidiaries and of which Morgan Stanley Direct Lending Fund possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

“Fitch” means Fitch Ratings, Inc., or any successor thereto.

“Investment Grade” means a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s) (or, in each case, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

“Moody’s” means Moody’s Investors Service or any successor thereto.

“Permitted Holders” means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) the Adviser, any affiliate of the Adviser or any entity that is managed by the Adviser that is organized under the laws of a jurisdiction located in the United States and in the business of managing or advising clients. “Rating Agency” means:

(1)	one or both of Fitch and Moody’s; and

(2)

if both Fitch and Moody’s cease to rate the Notes or fail to make a rating of the Notes publicly available for reasons outside of our control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act selected by us as a replacement agency for either of Fitch or Moody’s, as the case may be.

“Voting Stock” as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

In addition to the covenants described in the Base Indenture, the following covenants will apply to the Notes. To the extent of any conflict or inconsistency between the Base Indenture and the following covenants, the following covenants will govern:

Merger, Consolidation or Sale of Assets

The Indenture will provide that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Morgan Stanley Direct Lending Fund or its Controlled Subsidiaries will not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

•	we are the surviving person, or the Surviving Person, or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made will be a statutory trust, corporation or limited liability company organized and existing under the laws of the United States or any state or territory thereof;

•

the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the Indenture and registration rights agreement to be performed by us;

•	immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default will have occurred and be continuing; and

•

we will deliver, or cause to be delivered, to the trustee, an officers’ certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the Indenture relating to such transaction have been complied with.

For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, will be deemed to be the transfer of all or substantially all of our property.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions may be permitted under the Indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

An assumption by any person of obligations under the Notes and the Indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) of the 1940 Act as modified by Section 61(a)(1) and (2) of the 1940 Act or any successor provisions, as such obligations may be amended or superseded, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with U.S. GAAP, as applicable.

Events of Default

Each of the following will be an event of default:

(1)	default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

(2)	default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

(3)

default by us in the performance, or breach, of any covenant or agreement in the Indenture or the Notes (other than a covenant or agreement a default in whose performance or whose breach is elsewhere in the Indenture specifically dealt with or which has expressly been included in the Indenture solely for the benefit of a series of securities other than the Notes), and continuance of such default or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to us by the trustee or to us and the trustee by the holders of at least 25% in principal amount of the Notes a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the Indenture;

(4)

default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X promulgated under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Morgan Stanley Direct Lending Fund for purposes of U.S. GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such significant subsidiary, whether such indebtedness now exists or will hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

(5)

pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the 1940 Act, on the last business day of each of 24 consecutive calendar months, any class of securities must have an asset coverage (as such term is used in the 1940 Act and the rules and regulations promulgated thereunder) of less than 100% giving effect to any exemptive relief granted to us by the SEC; or

(6)	certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the Notes may declare the entire principal amount of the outstanding Notes to be due and payable immediately, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof will become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy under the Indenture, unless:

(i)	such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes;

(ii)	the holders of not less than 25% in principal amount of the outstanding Notes have made written request to the trustee to institute proceedings in respect of such event of default;

(iii)

such holder or holders have offered to the trustee indemnity, security, or both, satisfactory to the trustee, against the costs, expenses and liabilities to be incurred in compliance with such request;

(iv)	the trustee for 60 days after its receipt of such notice, request and offer of indemnity and/or security has failed to institute any such proceeding; and

(v)	no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

Notwithstanding any other provision in the Indenture, the holder of any Note will have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights will not be impaired without the consent of such holder.

The trustee will be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request or direction of any of the holders of the Notes unless such holders have offered to the trustee security and/or indemnity satisfactory to the trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction may not be in conflict with any rule of law or with the Indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting (it being understood that the Trustee shall have no duty or obligation to determine if such action is unjustly prejudicial to such holders).

The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the Indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default will cease to exist, and any event of default arising therefrom will be deemed to have been cured, for every purpose, but no such waiver may extend to any subsequent or other default or event of default or impair any right consequent thereto.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers’ certificate as to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the Indenture.

Within 90 days after the occurrence of any default under the Indenture with respect to the Notes, the trustee must transmit notice of such default known to the trustee, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee will be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

We may satisfy and discharge our obligations under the Indenture by delivering to the security registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the Indenture.

Trustee

U.S. Bank Trust Company, National Association is the trustee, security registrar and paying agent.

U.S. Bank Trust Company, National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this document or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information. U.S. Bank Trust Company, National Association’s address is 100 Wall Street, 6th Floor, New York, New York 10005, USA.

We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

The Indenture provides that it and the Notes will be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

Except as set forth below, Notes will be issued in registered, global form, without interest coupons ( the “Global Notes”). The Global Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. Exchange Notes will be issued at the closing of this offering only against payment in immediately available funds.

The Global Notes will be deposited upon issuance with the Trustee as custodian for DTC and registered in the name of the DTC’s nominee, Cede & Co., in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole but not in part, only to DTC, to a nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for notes in registered, certificated form (the “Certificated Notes”) except in the limited circumstances described below. See “—Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of notes in certificated form.

Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

•	Book-Entry Procedures for Global Notes

All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the initial purchasers are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the initial purchasers; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

Euroclear and Clearstream hold securities for participating organizations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in the accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organizations. Indirect access to Euroclear and Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Euroclear and Clearstream participant, either directly or indirectly.

So long as the Notes are held in global form, Euroclear, Clearstream and/or DTC, as applicable, (or their respective nominees) will be considered the sole holders of Global Notes for all purposes under the Indenture. As such, participants must rely on the procedures of Euroclear, Clearstream and/or DTC and indirect participants must rely on the procedures of Euroclear, Clearstream and/ or DTC and the participants through which they own interests in the Notes, or Book-Entry Interests, in order to exercise any rights of holders under the Indenture.

So long as DTC, Euroclear or Clearstream’s nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a Global Note:

•	will not be entitled to have Notes represented by the Global Note registered in their names;

•	will not receive or be entitled to receive physical, certificated Notes; and

•

will not be considered the owners or holders of the Notes under the Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee under the Indenture.

As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC, Euroclear or Clearstream to exercise any rights of a holder of Notes under the Indenture (and, if the investor is not a participant or an indirect participant in DTC, Euroclear or Clearstream, on the procedures of the DTC, Euroclear or Clearstream participant through which the investor owns its interest).

Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the Trustee to DTC, Euroclear or Clearstream’s nominee as the registered holder of the Global Note. Neither we nor the Trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, Euroclear or Clearstream, or for maintaining, supervising or reviewing any records of DTC, Euroclear or Clearstream relating to those interests.

Payments by participants and indirect participants in DTC, Euroclear or Clearstream to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC, Euroclear or Clearstream.

Transfers between participants in DTC, Euroclear or Clearstream will be effected under DTC, Euroclear or Clearstream’s procedures and will be settled in same-day funds.

Cross-market transfers of beneficial interests in Global Notes between DTC participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected within DTC through the DTC participants that are acting as depositaries for Euroclear and Clearstream. To deliver or receive an interest in a Global Note held in a Euroclear or Clearstream account, an investor must send transfer instructions to Euroclear or Clearstream, as the case may be, under the rules and procedures of that system and within the established deadlines of that system. If the transaction meets its settlement requirements, Euroclear or Clearstream, as the case may be, will send instructions to its DTC depositary to take action to effect final settlement by delivering or receiving interests in the relevant Global Notes in DTC, and making or receiving payment under normal procedures for same-day funds settlement applicable to DTC. Euroclear and Clearstream participants may not deliver instructions directly to the DTC depositaries that are acting for Euroclear or Clearstream.

Because the settlement of cross-market transfers takes place during New York business hours, DTC participants may employ their usual procedures for sending securities to the applicable DTC participants acting as depositaries for Euroclear and Clearstream. The sale proceeds will be available to the DTC participant seller on the settlement date. Thus, to a DTC participant, a cross-market transaction will settle no differently from a trade between two DTC participants. Because of time zone differences, the securities account of a Euroclear or Clearstream participant that purchases an interest in a Global Note from a DTC participant will be credited on the business day for Euroclear or Clearstream immediately following the DTC settlement date. Cash received in Euroclear or Clearstream from the sale of an interest in a Global Note to a DTC participant will be reflected in the account of the Euroclear of Clearstream participant the following business day, and receipt of the cash proceeds in the Euroclear or Clearstream participant’s account will be back-valued to the date on which settlement occurs in New York. DTC, Euroclear and Clearstream have agreed to the above procedures to facilitate transfers of interests in the Global Notes among participants in those settlement systems. However, the settlement systems are not obligated to perform these procedures and may discontinue or change these procedures at any time. Neither we nor the Trustee will have any responsibility or liability for the performance by DTC, Euroclear or Clearstream or their participants or indirect participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of, beneficial ownership interests in Global Notes.

Certificated Notes

Notes in physical, certificated form will be issued and delivered to each person that DTC, Euroclear or Clearstream identifies as a beneficial owner of the related Notes only if:

•	DTC, Euroclear or Clearstream notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•	an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The exchange of Restricted Notes for Exchange Notes in the exchange offer will not constitute a taxable event to holders for U.S. federal income tax purposes. Consequently, you will not recognize gain or loss upon receipt of an Exchange Note, the holding period of the Exchange Note will include the holding period of the Restricted Note exchanged therefor and the basis of the Exchange Note will be the same as the basis of the Restricted Note exchanged therefor immediately before the exchange.

In any event, persons considering the exchange of Restricted Notes for Exchange Notes should consult their own tax advisors concerning the U.S. federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

FINANCIAL HIGHLIGHTS

The following table of financial highlights is intended to help a prospective investor understand the Company’s financial performance for the periods shown. The financial data set forth in the following table as of and for the years ended December 31, 2023, 2022, 2021 and 2020 are derived from our consolidated financial statements, which have been audited by Deloitte & Touche LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus. The financial data set forth in the following table as of and for the nine months ended September 30, 2024 and 2023 have been derived from unaudited financial data, but in the opinion of our management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results for such interim periods. Interim results at and for the nine months ended September 30, 2024 are not necessarily indicative of the results that may be expected for the year ending December 31, 2024.

You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated by reference in this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or the Company’s Annual Report on Form 10-K or Quarterly Reports on Form 10-Q filed with the SEC.

	As of and for the 9 Months Ended		As of and for the Year Ended
	September 30, 2024	September 30, 2023	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020
Per share data:(1)
Net asset value, beginning of period	$20.67	$19.81	$19.81	$20.91	$20.08	$20.00
Net investment income (loss)	1.91	2.00	$2.67	$2.08	$2.34	$1.41
Net unrealized and realized gain (loss)(2)	(0.07)	0.43	$0.46	$(1.26)	$0.52	$(0.28)

Net increase (decrease) in net assets resulting from operations	$1.84	$2.43	$3.13	$0.82	$2.86	$1.13

Distributions declared	(1.60)	(1.67)	$(2.27)	$(1.92)	$(2.07)	$(1.30)
Issuance of common stock	(0.08)	—	$—	$—	$0.04	$0.25
Total increase (decrease) in net assets	0.16	0.76	$0.86	$(1.10)	$0.83	$0.08
Net asset value, end of period	$20.83	$20.57	$20.67	$19.81	$20.91	$20.08
Per share market value, end of period	19.78	N/A	N/A	N/A	N/A	N/A
Shares outstanding, end of period	89,008,972	72,018,635	83,278,831	70,536,678	56,838,027	15,024,425
Weighted average shares outstanding	88,633,994	71,361,910	74,239,743	61,676,363	31,159,302	7,559,426 (6)
Total return based on net asset value(3)	9.00%	12.56%	16.40%	3.99%	14.83%	7.07%
Total return based on market value(4)	3.51%	N/A	N/A	N/A	N/A	N/A

	As of and for the 9 Months Ended		As of and for the Year Ended
	September 30, 2024	September 30, 2023	December 31, 2023	December 31, 2022	December 31, 2021	December 31, 2020
Ratio/Supplemental Data (all amounts in thousands except ratios)
Net assets, end of period	$1,853,722	$1,481,472	$1,721,151	$1,397,305	$1,188,587	$301,620
Ratio of net expenses to average net assets(5)	9.77%	10.75%	11.14%	7.99%	6.77%	7.02%
Ratio of expenses before waivers to average net assets(5)	10.56%	12.3%	12.65%	9.55%	8.26%	8.20%
Ratio of net investment income to average net assets(5)	12.65%	13.83%	13.01%	9.97%	10.55%	6.62%
Ratio of total contributed capital to total committed capital, end of period	N/A	N/A	100.00%	86.48%	88.87%	20.57%
Asset coverage ratio(7)	200.03%	185.87%	214.57%	191.19%	195.10%	190.35%
Portfolio turnover rate	17.97%	5.71%	11.98%	14.87%	27.18%	31.11%

(1)	The per share data was derived by using the weighted average shares outstanding during the period, except otherwise noted.
(2)

For the nine months ended September 30, 2024 and 2023 and the years ended December 31, 2023, December 31, 2022, December 31, 2021 and December 31, 2020, the amount shown may not correspond with the aggregate amount for the period as it includes the effect of the timing of capital transactions and the issuance of common stock.

(3)

Total return (not annualized) is calculated assuming a purchase of common stock at the opening of the first day of the period and a sale on the closing of the last business day of the period. Dividends and distributions, if any, are assumed for purposes of this calculation, to be reinvested at prices obtained under the Company’s dividend reinvestment plan.

(4)

Total return based on market value is calculated as the change in market value per share during the respective periods, taking into account distributions, if any, reinvested in accordance with the Company’s dividend reinvestment plan. The beginning market value per share is based on the initial public offering price of $20.67 per share and not annualized.

(5)	Amounts are annualized except for incentive fees, organization and offering costs and expense support amounts relating to organization and offering costs.
(6)	For the year ended December 31, 2020, weighted average shares outstanding was calculated for the period from February 5, 2020, the date of first external issuance of shares through December 31, 2020.
(7)

Effective December 17, 2019, in accordance with Section 61(a)(2) of the 1940 Act, with certain limited exceptions, the Company is allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, is at least 150% after such borrowing. Prior to December 17, 2019, in accordance with the 1940 Act, with certain limited exceptions, the Company was allowed to borrow amounts such that its asset coverage, as defined in the 1940 Act, was at least 200% after such borrowing.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2023 and the information in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part I, Item 2 of our most recently filed Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, is incorporated herein by reference.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

The information in “Quantitative and Qualitative Disclosures About Market Risk” in Part II, Item 7A of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2023 and Part I, Item 3 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024, is incorporated herein by reference.

PLAN OF DISTRIBUTION

Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offer in exchange for Restricted Notes where such Restricted Notes were acquired as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus in connection with any resale or other transfer of such Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by such a broker-dealer in connection with resales or other transfers of such Exchange Notes. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of up to 180 days after the completion of the exchange offer, upon request of such broker-dealer, we will make this prospectus, as amended or supplemented, available to such broker-dealer for use in connection with any such resales or other transfers of Exchange Notes, and will deliver as many additional copies of this prospectus and each amendment or supplement to this prospectus and any documents incorporated by reference in this prospectus as such broker-dealer may reasonably request.

We will not receive any proceeds from any resales or other transfers of Exchange Notes by such broker-dealers. Exchange Notes received by such broker-dealers for their own accounts pursuant to the exchange offer may be resold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any such broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an “underwriter” of the Exchange Notes within the meaning of the 1933 Act, and any profit on any such resale of Exchange Notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the 1933 Act. The accompanying Letter of Transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, such broker-dealer will not be deemed to admit that it is an “underwriter” of the Exchange Notes within the meaning of the 1933 Act.

BUSINESS OF THE COMPANY

The information in “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is incorporated herein by reference.

REGULATION OF THE COMPANY

The information in “Business—Regulation as a Business Development Company” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 is incorporated herein by reference.

SENIOR SECURITIES

Information about our senior securities is shown as of the dates indicated in the below table which is derived from our consolidated financial statements and related notes. Information about our senior securities should be read in conjunction with our audited and unaudited consolidated financial statements and related notes thereto and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments reflected in subsequent filings with the SEC.

Class and Period	Total Amount Outstanding Exclusive of Treasury Securities(1)	Asset Coverage per Unit(2)	Liquidating Preference per Unit(3)	Average Market Value per Unit
	($in thousands)	($in thousands)
2025 Notes
September 30, 2024 (unaudited)	$275,000	2,000	—	N/A	(4)
December 31, 2023	$275,000	2,146	—	N/A	(4)
December 31, 2022	$275,000	1,912	—	N/A	(4)
2027 Notes
September 30, 2024 (unaudited)	$425,000	2,000	—	N/A	(4)
December 31, 2023	$425,000	2,146	—	N/A	(4)
December 31, 2022	$425,000	1,912	—	N/A	(4)
2029 Notes
September 30, 2024 (unaudited)	$350,000	2,000	—	N/A	(4)
Truist Credit Facility
September 30, 2024 (unaudited)	$545,987	2,000	—	N/A	(4)
December 31, 2023	$520,263	2,146	—	N/A	(4)
December 31, 2022	$432,254	1,912	—	N/A	(4)
December 31, 2021	$476,000	1,951	—	N/A	(4)
BNP Funding Facility
September 30, 2024 (unaudited)	$246,000	2,000	—	N/A	(4)
December 31, 2023	$282,000	2,146	—	N/A	(4)
December 31, 2022	$400,000	1,912	—	N/A	(4)
December 31, 2021	$463,500	1,951	—	N/A	(4)
December 31, 2020	$0	—	—	N/A	(4)
CIBC Subscription Facility
September 30, 2024 (unaudited)	$—	—	—	N/A	(4)
December 31, 2023	$—	—	—	N/A	(4)
December 31, 2022	$—	—	—	N/A	(4)
December 31, 2021	$310,350	1,951	—	N/A	(4)
December 31, 2020	$333,850	1,903	—	N/A	(4)
December 31, 2019	$0	—	—	N/A	(4)

(1)	Total amount of each class of senior securities outstanding at the end of the period presented.
(2)

Asset coverage per unit is the ratio of the carrying value of our total assets, less all liabilities excluding indebtedness represented by senior securities in this table, to the aggregate amount of senior securities representing indebtedness. Asset coverage per unit is expressed in terms of dollar amounts per $1,000 of indebtedness and is calculated on a consolidated basis.

(3)

The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it. The “ - ” in this column indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

(4)	Not applicable because the senior securities are not registered for public trading on a stock exchange.

PORTFOLIO COMPANIES

The following table sets forth certain information as of September 30, 2024 for each portfolio company in which the Company had an investment. Percentages shown for class of securities held by the Company represent percentage of the class owned and do not necessarily represent voting ownership or economic ownership. Other than these investments, the Company’s only formal relationships with its portfolio companies are the significant managerial assistance that the Company may provide upon request.

The Board of Directors approved the valuation of the Company’s investment portfolio, as of September 30, 2024, at fair value as determined in good faith using a consistently applied valuation process in accordance with the Company’s documented valuation policy that has been reviewed and approved by the Board of Directors, who also approve in good faith the valuation of such securities as of the end of each quarter. For more information relating to the Company’s investments, see the Company’s financial statements incorporated by reference in this prospectus.

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Jonathan Acquisition Company	Irvine Technology Center, 250 Commerce Suite 100, Irvine, CA 92602	Aerospace & Defense	First Lien Debt	S + 5.00%	9.70%	12/22/2026		3,398	3,349	3,380
Mantech International CP	2251 Corporate Park Drive Herndon, VA 20171	Aerospace & Defense	First Lien Debt	S + 5.00%	10.25%	9/14/2029		4,204	4,200	4,204
Mantech International CP	2251 Corporate Park Drive Herndon, VA 20171	Aerospace & Defense	First Lien Debt	S + 5.00%	10.25%	9/14/2029		—	(1)	—
Mantech International CP	2251 Corporate Park Drive Herndon, VA 20171	Aerospace & Defense	First Lien Debt	S + 5.00%	10.25%	9/14/2028		—	(1)	—
PCX Holding Corp.	300 Fenn Rd, Newington, CT 06111	Aerospace & Defense	First Lien Debt	S + 6.25%	11.00%	4/22/2027		17,908	17,820	16,629
PCX Holding Corp.	300 Fenn Rd, Newington, CT 06111	Aerospace & Defense	First Lien Debt	S + 6.25%	11.00%	4/22/2027		18,032	17,846	16,745
PCX Holding Corp.	300 Fenn Rd, Newington, CT 06111	Aerospace & Defense	First Lien Debt	S + 6.25%	11.00%	4/22/2027		1,851	1,843	1,719
Two Six Labs, LLC	901 N Stuart St, Arlington, VA 22203	Aerospace & Defense	First Lien Debt	S + 5.25%	9.86%	8/20/2027		34,454	33,988	34,226
Two Six Labs, LLC	901 N Stuart St, Arlington, VA 22203	Aerospace & Defense	First Lien Debt	S + 5.25%	9.86%	8/20/2027		4,215	4,150	4,140
Two Six Labs, LLC	901 N Stuart St, Arlington, VA 22203	Aerospace & Defense	First Lien Debt	S + 5.25%	9.86%	8/20/2027		—	(21)	(25)
AGI-CFI Holdings, Inc.	9130 S Dadeland Blvd Datran 2 Suite 1801, Miami FL 33156	Air Freight & Logistics	First Lien Debt	S + 5.75%	10.52%	6/11/2027		14,154	13,981	14,154
RoadOne IntermodaLogistics	1 Kellaway Drive Randolph, MA 02368	Air Freight & Logistics	First Lien Debt	S + 6.25%	11.10%	12/29/2028		1,643	1,605	1,607
RoadOne IntermodaLogistics	1 Kellaway Drive Randolph, MA 02368	Air Freight & Logistics	First Lien Debt	S + 6.25%	11.10%	12/29/2028		151	147	147
RoadOne IntermodaLogistics	1 Kellaway Drive Randolph, MA 02368	Air Freight & Logistics	First Lien Debt	S + 6.25%	11.10%	12/29/2028		20	13	13
Continental Battery Company	Corporate Headquarters, 8585 N Stemmons Frwy., Floor 6, Dallas, TX 75247	Automobile Components	First Lien Debt	S + 7.00% (incl. 4.08% PIK)	11.75%	1/20/2027		6,406	6,342	4,783
Randy’s Holdings, Inc.	10411 Airport Road, Suite 200 Everett, WA 98204	Automobile Components	First Lien Debt	S + 6.25%	11.56%	11/1/2028		6,625	6,476	6,620
Randy’s Holdings, Inc.	10411 Airport Road, Suite 200 Everett, WA 98204	Automobile Components	First Lien Debt	S + 6.25%	11.56%	11/1/2028		666	634	664
Randy’s Holdings, Inc.	10411 Airport Road, Suite 200 Everett, WA 98204	Automobile Components	First Lien Debt	S + 6.25%	11.56%	11/1/2028		208	190	207
Sonny’s Enterprises, LLC	5605 Hiatus Road Tamarac, FL 33321	Automobile Components	First Lien Debt	S + 5.25%	10.53%	8/5/2028		45,665	45,189	45,382
Sonny’s Enterprises, LLC	5605 Hiatus Road Tamarac, FL 33321	Automobile Components	First Lien Debt	S + 5.25%	10.53%	8/5/2028		113	103	104
Spectrum Automotive Holdings Corp.	302 Bridges Rd Suite 240, Fairfield, NJ 07004	Automobile Components	First Lien Debt	S + 5.25%	9.85%	6/29/2028		23,230	23,017	22,951
Spectrum Automotive Holdings Corp.	302 Bridges Rd Suite 240, Fairfield, NJ 07004	Automobile Components	First Lien Debt	S + 5.25%	9.85%	6/29/2028		6,427	6,299	6,236
Spectrum Automotive Holdings Corp.	302 Bridges Rd Suite 240, Fairfield, NJ 07004	Automobile Components	First Lien Debt	S + 5.25%	9.85%	6/29/2027		—	(6)	(11)
ARI Network Services, Inc.	26600 SW Parkway Avenue, Suite 400, Wilsonville, OR 97070	Automobiles	First Lien Debt	S + 5.00%	9.85%	8/28/2026		20,666	20,492	20,575
ARI Network Services, Inc.	26600 SW Parkway Avenue, Suite 400, Wilsonville, OR 97070	Automobiles	First Lien Debt	S + 5.00%	9.85%	8/28/2026		3,566	3,536	3,550
ARI Network Services, Inc.	26600 SW Parkway Avenue, Suite 400, Wilsonville, OR 97070	Automobiles	First Lien Debt	S + 5.00%	9.85%	8/28/2026		1,380	1,372	1,366

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
COP Collisionright Parent, LLC	6767 Longshore St 4th Floor, Dublin, OH 43017	Automobiles	First Lien Debt	S + 5.50%	10.75%	1/29/2030		6,380	6,263	6,286
COP Collisionright Parent, LLC	6767 Longshore St 4th Floor, Dublin, OH 43017	Automobiles	First Lien Debt	S + 5.50%	10.75%	1/29/2030		1,165	1,121	1,111
COP Collisionright Parent, LLC	6767 Longshore St 4th Floor, Dublin, OH 43017	Automobiles	First Lien Debt	S + 5.50%	10.75%	1/29/2030		154	136	139
Drivecentric Holdings, LLC	12900 Maurer Industrial Drive, Saint Louis, MO 63127, United States	Automobiles	First Lien Debt	S + 4.75%	9.87%	8/15/2031		26,470	26,209	26,209
Drivecentric Holdings, LLC	12900 Maurer Industrial Drive, Saint Louis, MO 63127, United States	Automobiles	First Lien Debt	S + 4.75%	9.87%	8/15/2031		—	(35)	(35)
LeadVenture, Inc.	26600 SW Parkway Avenue, Suite 400, Wilsonville, OR 97070	Automobiles	First Lien Debt	S + 5.00%	9.85%	8/28/2026		368	360	360
Turbo Buyer, Inc.	25541 Commercentre Drive, Suite 100, Lake Forest CA 92630	Automobiles	First Lien Debt	S + 6.00%	10.75%	12/2/2025		37,267	37,045	35,641
Turbo Buyer, Inc.	25541 Commercentre Drive, Suite 100, Lake Forest CA 92630	Automobiles	First Lien Debt	S + 6.00%	10.75%	12/2/2025		37,450	37,180	35,816
Vehlo Purchaser, LLC	2035 Lakeside Centre Way Suite 200 Knoxville, TN 37922	Automobiles	First Lien Debt	S + 5.25%	10.49%	5/24/2028		2,936	2,909	2,911
Vehlo Purchaser, LLC	2035 Lakeside Centre Way Suite 200 Knoxville, TN 37922	Automobiles	First Lien Debt	S + 5.25%	10.49%	5/24/2028		713	626	587
Vehlo Purchaser, LLC	2035 Lakeside Centre Way Suite 200 Knoxville, TN 37922	Automobiles	First Lien Debt	S + 5.25%	10.49%	5/24/2028		14	13	13
GraphPad Software, LLC	2365 Northside Dr., Suite 560, San Diego, CA 92108	Biotechnology	First Lien Debt	S + 4.75%	9.35%	6/30/2031		26,891	26,761	26,892
GraphPad Software, LLC	2365 Northside Dr., Suite 560, San Diego, CA 92108	Biotechnology	First Lien Debt	S + 4.75%	9.35%	6/30/2031		798	760	798
GraphPad Software, LLC	2365 Northside Dr., Suite 560, San Diego, CA 92108	Biotechnology	First Lien Debt	S + 4.75%	9.35%	6/30/2031		—	(14)	—
Project Potter Buyer, LLC	6750 Crosby Court Dublin, OH 43016	Building Products	First Lien Debt	S + 6.00%	10.60%	4/23/2027		13,653	13,653	13,653
Project Potter Buyer, LLC	6750 Crosby Court Dublin, OH 43016	Building Products	First Lien Debt	S + 6.00%	10.60%	4/23/2026		—	—	—
Tank Holding Corp.	4365 Steiner Street, St. Bonifacius, MN, 55375	Chemicals	First Lien Debt	S + 5.75%	10.52%	3/31/2028		15,594	15,373	15,297
Tank Holding Corp.	4365 Steiner Street, St. Bonifacius, MN, 55375	Chemicals	First Lien Debt	S + 5.75%	10.52%	3/31/2028		332	322	324
Tank Holding Corp.	4365 Steiner Street, St. Bonifacius, MN, 55375	Chemicals	First Lien Debt	S + 5.75%	10.52%	3/31/2028		567	557	551
V Global Holdings, LLC	201 North Illinois Street, Suite 1800, Indianapolis, IN 46204	Chemicals	First Lien Debt	S + 5.75%	10.96%	12/22/2027		4,817	4,755	4,505
V Global Holdings, LLC	201 North Illinois Street, Suite 1800, Indianapolis, IN 46204	Chemicals	First Lien Debt	S + 5.75%	10.96%	12/22/2025		513	508	469
365 Retail Markets, LLC	1743 Maplelawn Drive, Troy, MI, Oakland County	Commercial Services & Supplies	First Lien Debt	S + 4.75%	10.23%	12/23/2026		16,973	16,834	16,972
365 Retail Markets, LLC	1743 Maplelawn Drive, Troy, MI, Oakland County	Commercial Services & Supplies	First Lien Debt	S + 4.75%	10.23%	12/23/2026		5,446	5,412	5,445
Apryse Software Corp.	500-838 West Hastings Street, Vancouver, British Columbia, Canada	Commercial Services & Supplies	First Lien Debt	S + 5.00%	10.25%	7/15/2027		39,455	39,077	39,313
Atlas Us Finco, Inc.	Level 4 Tower One 100 Barangaroo Ave, Sydney, New South Wales, 2000, Australia	Commercial Services & Supplies	First Lien Debt	S + 5.75%	11.03%	12/9/2029		8,993	8,818	8,993
Atlas Us Finco, Inc.	Level 4 Tower One 100 Barangaroo Ave, Sydney, New South Wales, 2000, Australia	Commercial Services & Supplies	First Lien Debt	S + 5.75%	11.03%	12/9/2028		—	(4)	—
BPG Holdings IV Corp.	975 Spaulding Ave, Suite C, Ada, MI 49301	Commercial Services & Supplies	First Lien Debt	S + 6.00%	10.60%	7/29/2029		11,559	10,956	10,574
Consor Intermediate II, LLC	6505 Blue Lagoon Drive, Suite 470, Miami, FL 33126	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.35%	5/12/2031		5,034	4,986	4,991
Consor Intermediate II, LLC	6505 Blue Lagoon Drive, Suite 470, Miami, FL 33126	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.35%	5/12/2031		—	(22)	(39)
Consor Intermediate II, LLC	6505 Blue Lagoon Drive, Suite 470, Miami, FL 33126	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.35%	5/12/2031		—	(12)	(10)
CRCI Longhorn Holdings, Inc.	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	8/27/2031		9,882	9,784	9,784
CRCI Longhorn Holdings, Inc.	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	8/27/2031		—	(12)	(12)
CRCI Longhorn Holdings, Inc.	6504 Bridge Point Parkway, Suite 425, Austin, TX 78730	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	8/27/2031		824	807	807
Encore Holdings, LLC	70 Bacon Street, Pawtucket, RI 02860	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.20%	11/23/2028		1,817	1,796	1,803
Encore Holdings, LLC	70 Bacon Street, Pawtucket, RI 02860	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.20%	11/23/2028		10,383	10,214	10,216

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Encore Holdings, LLC	70 Bacon Street, Pawtucket, RI 02860	Commercial Services & Supplies	First Lien Debt	S + 4.00%	12.00%	11/23/2027		—	(5)	(4)
Energy Labs Holdings Corp.	8850 Interchange Drive Houston, TX 77054	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.95%	4/7/2028		468	463	461
Energy Labs Holdings Corp.	8850 Interchange Drive Houston, TX 77054	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.95%	4/7/2028		36	32	29
Energy Labs Holdings Corp.	8850 Interchange Drive Houston, TX 77054	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.95%	4/7/2028		—	(3)	(3)
FLS Holding, Inc.	171 17th St. NW, Suite 1050, Atlanta, GA 30363	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.31%	12/15/2028		18,881	18,626	17,378
FLS Holding, Inc.	171 17th St. NW, Suite 1050, Atlanta, GA 30363	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.31%	12/15/2028		4,427	4,365	4,075
FLS Holding, Inc.	171 17th St. NW, Suite 1050, Atlanta, GA 30363	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.31%	12/17/2027		901	882	758
Ground Penetrating Radar Systems, LLC	5217 Monroe St. Suite A Toledo, OH 43623	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	4/2/2031		20,512	20,219	20,337
Ground Penetrating Radar Systems, LLC	5217 Monroe St. Suite A Toledo, OH 43623	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	4/2/2031		—	(54)	(66)
Ground Penetrating Radar Systems, LLC	5217 Monroe St. Suite A Toledo, OH 43623	Commercial Services & Supplies	First Lien Debt	S + 4.75%	12.75%	4/2/2031		391	354	369
Helios Service Partners, LLC	920 Broadway, Floor 8, New York, NY	Commercial Services & Supplies	First Lien Debt	S + 6.25%	10.87%	3/19/2027		6,807	6,683	6,799
Helios Service Partners, LLC	920 Broadway, Floor 8, New York, NY	Commercial Services & Supplies	First Lien Debt	S + 6.25%	10.87%	3/19/2027		10,449	10,199	10,401
Helios Service Partners, LLC	920 Broadway, Floor 8, New York, NY	Commercial Services & Supplies	First Lien Debt	S + 6.25%	10.87%	3/19/2027		258	236	256
Hercules Borrower, LLC	412 Georgia Avenue #300, Chattanooga, TN 37403	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.95%	12/15/2026		479	456	451
HSI Halo Acquisition, Inc.	6136 Frisco Square Boulevard, Suite 285, Frisco, TX 75034	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	6/30/2031		13,587	13,455	13,587
HSI Halo Acquisition, Inc.	6136 Frisco Square Boulevard, Suite 285, Frisco, TX 75034	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	6/30/2031		563	547	563
HSI Halo Acquisition, Inc.	6136 Frisco Square Boulevard, Suite 285, Frisco, TX 75034	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.85%	6/28/2030		—	(21)	—
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, Florida 33431	Commercial Services & Supplies	First Lien Debt	S + 6.25%	11.50%	10/2/2030		6,955	6,783	6,902
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, Florida 33431	Commercial Services & Supplies	First Lien Debt	S + 6.25%	11.50%	10/2/2030		656	636	648
Iris Buyer, LLC	1501 Yamato Road, Boca Raton, Florida 33431	Commercial Services & Supplies	First Lien Debt	S + 6.25%	11.50%	10/2/2029		—	(23)	(8)
PDFTron Systems, Inc.	500-838 West Hastings Street, Vancouver, British Columbia, Canada	Commercial Services & Supplies	First Lien Debt	S + 5.00%	10.25%	7/15/2026		5,133	5,078	5,106
Procure Acquireco, Inc. (Procure Analytics)	3101 Towercreek, Parkway, Suite 500 Atlanta, GA, Cobb County	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.99%	12/20/2028		3,859	3,807	3,859
Procure Acquireco, Inc. (Procure Analytics)	3101 Towercreek, Parkway, Suite 500 Atlanta, GA, Cobb County	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.99%	12/20/2028		191	188	191
Procure Acquireco, Inc. (Procure Analytics)	3101 Towercreek, Parkway, Suite 500 Atlanta, GA, Cobb County	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.99%	12/20/2028		—	(3)	—
Pye-Barker Fire & Safety, LLC	2500 Northwinds Parkway, Suite 200, Alpharetta, GA 30009	Commercial Services & Supplies	First Lien Debt	S + 4.50%	9.10%	5/26/2031		26,325	26,325	26,325
Pye-Barker Fire & Safety, LLC	2500 Northwinds Parkway, Suite 200, Alpharetta, GA 30009	Commercial Services & Supplies	First Lien Debt	S + 4.50%	9.10%	5/26/2031		635	581	635
Pye-Barker Fire & Safety, LLC	2500 Northwinds Parkway, Suite 200, Alpharetta, GA 30009	Commercial Services & Supplies	First Lien Debt	S + 4.50%	9.10%	5/24/2030		456	421	456
Routeware, Inc.	16525 SW 72nd Ave, Portland, OR 97224	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.11%	9/18/2031		3,182	3,150	3,150
Routeware, Inc.	16525 SW 72nd Ave, Portland, OR 97224	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.11%	9/18/2031		—	(7)	(7)
Routeware, Inc.	16525 SW 72nd Ave, Portland, OR 97224	Commercial Services & Supplies	First Lien Debt	S + 5.25%	10.11%	9/18/2031		—	(3)	(3)
Sherlock Buyer Corp.	5000 Corporate Court, Suite 203, Holtsville, New York 11742	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.45%	12/8/2028		10,866	10,719	10,866
Sherlock Buyer Corp.	5000 Corporate Court, Suite 203, Holtsville, New York 11742	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.45%	12/8/2027		—	(14)	—
Surewerx Purchaser III, Inc.	49 Schooner Street, Coquitlam, BC V3K 0B3	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	12/28/2029		5,406	5,273	5,385
Surewerx Purchaser III, Inc.	49 Schooner Street, Coquitlam, BC V3K 0B3	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	12/28/2029		CAD256	186	189
Surewerx Purchaser III, Inc.	49 Schooner Street, Coquitlam, BC V3K 0B3	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	12/28/2029		—	(17)	(4)
Surewerx Purchaser III, Inc.	49 Schooner Street, Coquitlam, BC V3K 0B3	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	12/28/2028		648	625	644
Sweep Purchaser, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	First Lien Debt	S + 5.75% PIK	10.80%	6/30/2027		5,985	5,985	5,985

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Sweep Purchaser, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.80%	6/30/2027		3,171	3,171	3,171
Sweep Purchaser, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.80%	6/30/2027		—	—	—
Tamarack Intermediate, LLC	3207 Grey Hawk Court, Carlsbad, CA 92010	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	3/13/2028		7,037	6,951	7,036
Tamarack Intermediate, LLC	3207 Grey Hawk Court, Carlsbad, CA 92010	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	3/13/2028		597	584	597
Tamarack Intermediate, LLC	3207 Grey Hawk Court, Carlsbad, CA 92010	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.83%	3/13/2028		—	(10)	—
Transit Technologies, LLC	2035 Lakeside Centre Way, Suite 190, Knoxville TN 37922	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.71%	8/20/2031		7,955	7,876	7,876
Transit Technologies, LLC	2035 Lakeside Centre Way, Suite 190, Knoxville TN 37922	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.71%	8/20/2031		—	(14)	(14)
Transit Technologies, LLC	2035 Lakeside Centre Way, Suite 190, Knoxville TN 37922	Commercial Services & Supplies	First Lien Debt	S + 4.75%	9.71%	8/20/2030		—	(17)	(17)
United Flow Technologies Intermediate Holdco II, LLC	1271 Avenue of the Americas, 22nd Floor, New York, New York 10020	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	6/23/2031		8,910	8,780	8,910
United Flow Technologies Intermediate Holdco II, LLC	1271 Avenue of the Americas, 22nd Floor, New York, New York 10020	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	6/23/2031		50	13	50
United Flow Technologies Intermediate Holdco II, LLC	1271 Avenue of the Americas, 22nd Floor, New York, New York 10020	Commercial Services & Supplies	First Lien Debt	S + 5.25%	9.85%	6/21/2030		—	(14)	—
US Infra Svcs Buyer, LLC	9304 East Verde Grove View Scottsdale, AZ 85255	Commercial Services & Supplies	First Lien Debt	S + 7.25% (incl. 0.50% PIK)	12.79%	4/13/2027		13,673	13,559	12,373
US Infra Svcs Buyer, LLC	9304 East Verde Grove View Scottsdale, AZ 85255	Commercial Services & Supplies	First Lien Debt	S + 7.25% (incl. 0.50% PIK)	12.79%	4/13/2027		1,930	1,919	1,746
US Infra Svcs Buyer, LLC	9304 East Verde Grove View Scottsdale, AZ 85255	Commercial Services & Supplies	First Lien Debt	S + 7.25% (incl. 0.50% PIK)	12.79%	4/13/2027		1,350	1,339	1,136
Vensure Employer Services, Inc.	1475 South Price Road, Chandler, AZ, 85286-6175	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.64%	9/29/2031		7,789	7,711	7,711
Vensure Employer Services, Inc.	1475 South Price Road, Chandler, AZ, 85286-6175	Commercial Services & Supplies	First Lien Debt	S + 5.00%	9.64%	9/29/2031		—	(11)	(11)
VRC Companies, LLC	5400 Meltech Boulevard, Suite 114,, Memphis, TN, Shelby County	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.88%	6/29/2027		72,443	71,857	72,443
VRC Companies, LLC	5400 Meltech Boulevard, Suite 114,, Memphis, TN, Shelby County	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.88%	6/29/2027		403	397	403
VRC Companies, LLC	5400 Meltech Boulevard, Suite 114,, Memphis, TN, Shelby County	Commercial Services & Supplies	First Lien Debt	S + 5.75%	10.88%	6/29/2027		—	(11)	—
Arcoro Holdings Corp.	9362 East Raintree Drive, Scottsdale, AZ 85260	Construction & Engineering	First Lien Debt	S + 5.50%	10.10%	3/28/2030		13,011	12,767	12,879
Arcoro Holdings Corp.	9362 East Raintree Drive, Scottsdale, AZ 85260	Construction & Engineering	First Lien Debt	S + 5.50%	10.10%	3/28/2030		—	(36)	(20)
KPSKY Acquisition, Inc.	9767 East Nicholas Avenue, Suite 180, Centennial, CO 80112	Construction & Engineering	First Lien Debt	S + 5.50%	10.85%	10/19/2028		33,604	33,166	29,700
KPSKY Acquisition, Inc.	9767 East Nicholas Avenue, Suite 180, Centennial, CO 80112	Construction & Engineering	First Lien Debt	S + 5.50%	10.85%	10/19/2028		7,695	7,587	6,801
LJ Avalon Holdings, LLC	324 Nicholas Parkway West Unit A, Cape Coral, FL	Construction & Engineering	First Lien Debt	S + 5.25%	10.48%	2/1/2030		4,100	3,998	4,100
LJ Avalon Holdings, LLC	324 Nicholas Parkway West Unit A, Cape Coral, FL	Construction & Engineering	First Lien Debt	S + 5.25%	10.48%	2/1/2030		1,678	1,629	1,678
LJ Avalon Holdings, LLC	324 Nicholas Parkway West Unit A, Cape Coral, FL	Construction & Engineering	First Lien Debt	S + 5.25%	10.48%	2/1/2029		—	(15)	—
Superman Holdings, LLC	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	First Lien Debt	S + 4.50%	9.56%	8/29/2031		20,048	19,948	19,948
Superman Holdings, LLC	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	First Lien Debt	S + 4.50%	9.56%	8/29/2031		—	(16)	(16)
Superman Holdings, LLC	17800 Royalton Road, Strongsville, OH 44136	Construction & Engineering	First Lien Debt	S + 4.50%	9.56%	8/29/2031		—	(14)	(14)
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009	Consumer Staples Distribution & Retail	First Lien Debt	S + 5.25%	10.46%	2/3/2031		22,452	22,254	22,452
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009	Consumer Staples Distribution & Retail	First Lien Debt	S + 5.25%	10.46%	2/3/2031		—	(35)	—
PDI TA Holdings, Inc.	11675 Rainwater Dr., Suite 350, Alpharetta, GA 30009	Consumer Staples Distribution & Retail	First Lien Debt	S + 5.25%	10.46%	2/3/2031		—	(21)	—
BP Purchaser, LLC	B O X Partners, LLC, 2650 Galvin Drive, Elgin, IL 60124	Containers & Packaging	First Lien Debt	S + 5.50%	10.69%	12/11/2028		17,030	16,800	15,792
FORTIS Solutions Group, LLC	2505 Hawkeye Court, Virginia Beach, VA 23452	Containers & Packaging	First Lien Debt	S + 5.50%	10.20%	10/13/2028		26,745	26,397	26,745

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
FORTIS Solutions Group, LLC	2505 Hawkeye Court, Virginia Beach, VA 23452	Containers & Packaging	First Lien Debt	S + 5.50%	10.20%	10/13/2028		98	93	98
FORTIS Solutions Group, LLC	2505 Hawkeye Court, Virginia Beach, VA 23452	Containers & Packaging	First Lien Debt	S + 5.50%	10.20%	10/15/2027		720	692	720
48Forty Solutions, LLC	3650 Mansell Road, Suite 100, Alpharetta, GA 30022	Distributors	First Lien Debt	S + 6.00%	11.30%	11/30/2026		17,587	17,382	15,476
48Forty Solutions, LLC	3650 Mansell Road, Suite 100, Alpharetta, GA 30022	Distributors	First Lien Debt	S + 6.00%	11.30%	11/30/2026		2,253	2,228	1,927
ABB Concise Optical Group, LLC	12301 NW 39th Street, Coral Springs, FL 33065	Distributors	First Lien Debt	S + 7.50%	12.31%	2/23/2028		17,008	16,732	15,254
Avalara, Inc.	255 S. King Street, Suite 1800, Seattle, WA 98104	Distributors	First Lien Debt	S + 6.25%	10.85%	10/19/2028		10,402	10,215	10,402
Avalara, Inc.	255 S. King Street, Suite 1800, Seattle, WA 98104	Distributors	First Lien Debt	S + 6.25%	10.85%	10/19/2028		—	(17)	—
Bradyifs Holdings, LLC	5496 Lindbergh Lane, Bell, CA 90201	Distributors	First Lien Debt	S + 6.00%	11.25%	10/31/2029		7,388	7,257	7,388
Bradyifs Holdings, LLC	5496 Lindbergh Lane, Bell, CA 90201	Distributors	First Lien Debt	S + 6.00%	11.25%	10/31/2029		583	570	583
PT Intermediate Holdings III, LLC	1200 N Greenbriar Dr Ste A, Addison, IL	Distributors	First Lien Debt	S + 5.00% (incl. 1.75% PIK)	9.60%	4/9/2030		41,409	41,040	41,339
PT Intermediate Holdings III, LLC	1200 N Greenbriar Dr Ste A, Addison, IL	Distributors	First Lien Debt	S + 5.00% (incl. 1.75% PIK)	9.60%	4/9/2030		—	(4)	(5)
Any Hour, LLC	1374 130 S, Orem, Utah 84058	Diversified Consumer Services	First Lien Debt	S + 5.00%	9.60%	5/23/2030		23,664	23,325	23,293
Any Hour, LLC	1374 130 S, Orem, Utah 84058	Diversified Consumer Services	First Lien Debt	S + 5.00%	9.60%	5/23/2030		670	616	561
Any Hour, LLC	1374 130 S, Orem, Utah 84058	Diversified Consumer Services	First Lien Debt	S + 5.00%	9.60%	5/23/2030		1,108	1,059	1,054
Apex Service Partners, LLC	201 E Kennedy Blvd Ste 1600, Tampa, Florida, 33602, United States	Diversified Consumer Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.69%	10/24/2030		37,008	36,413	36,838
Apex Service Partners, LLC	201 E Kennedy Blvd Ste 1600, Tampa, Florida, 33602, United States	Diversified Consumer Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.69%	10/24/2030		8,811	8,650	8,770
Apex Service Partners, LLC	201 E Kennedy Blvd Ste 1600, Tampa, Florida, 33602, United States	Diversified Consumer Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.69%	10/24/2029		1,592	1,547	1,578
Assembly Intermediate, LLC	9696 Culver Boulevard, Culver City, CA 90232	Diversified Consumer Services	First Lien Debt	S + 5.25%	9.85%	10/19/2027		20,741	20,501	20,741
Assembly Intermediate, LLC	9696 Culver Boulevard, Culver City, CA 90232	Diversified Consumer Services	First Lien Debt	S + 5.25%	9.85%	10/19/2027		3,630	3,579	3,630
Assembly Intermediate, LLC	9696 Culver Boulevard, Culver City, CA 90232	Diversified Consumer Services	First Lien Debt	S + 5.25%	9.85%	10/19/2027		—	(21)	—
Eclipse Buyer, Inc.	3700 North Capital of Texas, Highway, Suite 420, Austin, Texas	Diversified Consumer Services	First Lien Debt	S + 4.75%	9.74%	9/8/2031		4,244	4,202	4,202
Eclipse Buyer, Inc.	3700 North Capital of Texas, Highway, Suite 420, Austin, Texas	Diversified Consumer Services	First Lien Debt	S + 4.75%	9.74%	9/8/2031		—	(4)	(4)
Eclipse Buyer, Inc.	3700 North Capital of Texas, Highway, Suite 420, Austin, Texas	Diversified Consumer Services	First Lien Debt	S + 4.75%	9.74%	9/6/2031		—	(4)	(4)
Essential Services Holding Corporation	3416 Robards Court, Louisville, KY 40218	Diversified Consumer Services	First Lien Debt	S + 5.00%	10.29%	6/17/2031		17,245	17,077	17,151
Essential Services Holding Corporation	3416 Robards Court, Louisville, KY 40218	Diversified Consumer Services	First Lien Debt	S + 5.00%	10.29%	6/17/2031		—	(23)	(26)
Essential Services Holding Corporation	3416 Robards Court, Louisville, KY 40218	Diversified Consumer Services	First Lien Debt	S + 5.00%	10.29%	6/17/2030		—	(28)	(16)
EVDR Purchaser, Inc.	5680 Greenwood Plaza Blvd. Ste 550, Greenwood Village, CO 80111	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.10%	2/14/2031		20,480	20,096	20,480
EVDR Purchaser, Inc.	5680 Greenwood Plaza Blvd. Ste 550, Greenwood Village, CO 80111	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.10%	2/14/2031		—	(54)	—
EVDR Purchaser, Inc.	5680 Greenwood Plaza Blvd. Ste 550, Greenwood Village, CO 80111	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.10%	2/14/2031		—	(64)	—
FPG Intermediate Holdco, LLC	4901 Vineland Road Suite 300, Orlando, FL 32811	Diversified Consumer Services	First Lien Debt	S + 6.75% (incl. 4.00% PIK)	11.25%	3/5/2027		429	424	366
Heartland Home Services	4101 Sparks Drive, Suite B, Grand Rapids, MI 49546	Diversified Consumer Services	First Lien Debt	S + 5.75%	10.45%	12/15/2026		1,931	1,923	1,809
Lightspeed Solution, LLC	2500 Bee Cave Road Building One Suite 350, Austin, TX, 78746	Diversified Consumer Services	First Lien Debt	S + 6.50% (incl. 2.17% PIK)	11.10%	3/1/2028		8,123	8,026	8,123
Lightspeed Solution, LLC	2500 Bee Cave Road Building One Suite 350, Austin, TX, 78746	Diversified Consumer Services	First Lien Debt	S + 6.50% (incl. 2.17% PIK)	11.10%	3/1/2028		535	528	535
LUV Car Wash Group, LLC	2218 E Williams Field Road, Suite 225, Gilbert, AZ	Diversified Consumer Services	First Lien Debt	S + 7.00%	12.31%	12/9/2026		889	885	889

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Magnolia Wash Holdings	5821 Fairview Road Charlotte, North Carolina 28209	Diversified Consumer Services	First Lien Debt	S + 6.50%	11.83%	7/14/2028		3,263	3,217	3,004
Magnolia Wash Holdings	5821 Fairview Road Charlotte, North Carolina 28209	Diversified Consumer Services	First Lien Debt	S + 6.50%	11.83%	7/14/2028		693	683	638
Magnolia Wash Holdings	5821 Fairview Road Charlotte, North Carolina 28209	Diversified Consumer Services	First Lien Debt	S + 6.50%	11.83%	7/14/2028		87	85	75
Project Accelerate Parent, LLC	8320 Highway 107, Sherwood, AR 72120	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.54%	2/24/2031		8,728	8,646	8,694
Project Accelerate Parent, LLC	8320 Highway 107, Sherwood, AR 72120	Diversified Consumer Services	First Lien Debt	S + 5.25%	10.54%	2/24/2031		—	(11)	(5)
Vertex Service Partners, LLC	One California St., Suite 2900, San Francisco, CA 94111	Diversified Consumer Services	First Lien Debt	S + 5.50%	10.49%	11/8/2030		1,765	1,725	1,745
Vertex Service Partners, LLC	One California St., Suite 2900, San Francisco, CA 94111	Diversified Consumer Services	First Lien Debt	S + 5.50%	10.49%	11/8/2030		3,375	3,298	3,336
Vertex Service Partners, LLC	One California St., Suite 2900, San Francisco, CA 94111	Diversified Consumer Services	First Lien Debt	S + 5.50%	10.49%	11/8/2030		66	56	60
Abracon Group Holdings, LLC	5101 Hidden Creek Lane, Spicewood, TX 78669	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.00%	11.44%	7/6/2028		5,991	5,911	4,564
Abracon Group Holdings, LLC	5101 Hidden Creek Lane, Spicewood, TX 78669	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.00%	11.44%	7/6/2028		401	396	306
Dwyer Instruments, Inc.	102 IN-212, Michigan City, IN 46360	Electronic Equipment, Instruments & Components	First Lien Debt	S + 5.75%	10.45%	7/21/2027		10,445	10,308	10,395
Dwyer Instruments, Inc.	102 IN-212, Michigan City, IN 46360	Electronic Equipment, Instruments & Components	First Lien Debt	S + 5.75%	10.45%	7/21/2027		2,007	1,957	1,980
Dwyer Instruments, Inc.	102 IN-212, Michigan City, IN 46360	Electronic Equipment, Instruments & Components	First Lien Debt	S + 5.75%	10.45%	7/21/2027		—	(11)	(4)
Infinite Bidco, LLC	17792 Fitch, Irvine, California 92614	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.25%	11.64%	3/2/2028		12,267	12,000	12,267
Magneto Components Buyco, LLC	311 Sinclair Rd, Bristol, PA, 19007	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.50% (incl. 2.65% PIK)	10.60%	12/5/2030		15,299	15,043	15,215
Magneto Components Buyco, LLC	311 Sinclair Rd, Bristol, PA, 19007	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.50% (incl. 2.65% PIK)	10.60%	12/5/2030		—	(25)	(17)
Magneto Components Buyco, LLC	311 Sinclair Rd, Bristol, PA, 19007	Electronic Equipment, Instruments & Components	First Lien Debt	S + 6.50% (incl. 2.65% PIK)	10.60%	12/5/2029		—	(40)	(14)
Applitools, Inc.	155 Bovet Road, Suite 600, San Mateo, CA 94402	Financial Services	First Lien Debt	S + 6.25% PIK	10.85%	5/25/2029		3,915	3,875	3,873
Applitools, Inc.	155 Bovet Road, Suite 600, San Mateo, CA 94402	Financial Services	First Lien Debt	S + 6.25%	11.58%	5/25/2028		—	(5)	(4)
Cerity Partners, LLC	335 Madison Avenue, 23rd Floor, New York, NY 10017	Financial Services	First Lien Debt	S + 5.25%	10.31%	7/30/2029		4,719	4,605	4,719
Cerity Partners, LLC	335 Madison Avenue, 23rd Floor, New York, NY 10017	Financial Services	First Lien Debt	S + 5.25%	10.31%	7/30/2029		6,664	6,498	6,664
Cerity Partners, LLC	335 Madison Avenue, 23rd Floor, New York, NY 10017	Financial Services	First Lien Debt	S + 5.25%	10.31%	7/30/2029		—	(2)	—
GC Waves Holdings, Inc.	1200 17th Street, Suite 500, Denver, CO 80202	Financial Services	First Lien Debt	S + 5.25%	10.20%	8/10/2029		2,284	2,246	2,270
GC Waves Holdings, Inc.	1200 17th Street, Suite 500, Denver, CO 80202	Financial Services	First Lien Debt	S + 5.25%	10.20%	8/10/2029		2,166	2,046	2,128
GC Waves Holdings, Inc.	1200 17th Street, Suite 500, Denver, CO 80202	Financial Services	First Lien Debt	S + 5.25%	10.20%	8/10/2029		—	(5)	(2)
MAI Capital Management Intermediate, LLC	6050 Oak Tree Blvd. Suite 500, Cleveland, OH 44131	Financial Services	First Lien Debt	S + 4.75%	9.35%	8/29/2031		4,632	4,586	4,586
MAI Capital Management Intermediate, LLC	6050 Oak Tree Blvd. Suite 500, Cleveland, OH 44131	Financial Services	First Lien Debt	S + 4.75%	9.35%	8/29/2031		—	(14)	(14)
MAI Capital Management Intermediate, LLC	6050 Oak Tree Blvd. Suite 500, Cleveland, OH 44131	Financial Services	First Lien Debt	S + 4.75%	9.35%	8/29/2031		—	(10)	(10)
RFS Opco, LLC	45 Rockefeller Plaza, Floor 5, New York, NY 10111	Financial Services	First Lien Debt	S + 5.00%	9.60%	4/4/2031		14,500	14,362	14,367
RFS Opco, LLC	45 Rockefeller Plaza, Floor 5, New York, NY 10111	Financial Services	First Lien Debt	S + 4.00%	8.60%	4/4/2029		—	(5)	(5)
SitusAMC Holdings Corp.	150 E 52nd St #4002, New York, NY 10022	Financial Services	First Lien Debt	S + 6.00%	10.20%	12/22/2027		3,871	3,853	3,853
SitusAMC Holdings Corp.	150 E 52nd St #4002, New York, NY 10022	Financial Services	First Lien Debt	S + 5.50%	10.20%	12/22/2027		3,346	3,325	3,343
Smarsh, Inc.	851 SW 6th Avenue, Portland, Oregon 97204	Financial Services	First Lien Debt	S + 5.75%	10.35%	2/16/2029		4,286	4,225	4,286
Smarsh, Inc.	851 SW 6th Avenue, Portland, Oregon 97204	Financial Services	First Lien Debt	S + 5.75%	10.35%	2/16/2029		536	525	536
Smarsh, Inc.	851 SW 6th Avenue, Portland, Oregon 97204	Financial Services	First Lien Debt	S + 5.75%	10.35%	2/16/2029		—	(3)	—
Trintech, Inc.	5600 Granite Parkway, Suite 10000, Plano, TX 75024	Financial Services	First Lien Debt	S + 5.50%	10.35%	7/25/2029		33,830	33,255	33,174
Trintech, Inc.	5600 Granite Parkway, Suite 10000, Plano, TX 75024	Financial Services	First Lien Debt	S + 5.50%	10.35%	7/25/2029		837	790	780

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
AMCP Pet Holdings, Inc. (Brightpet)	38281 Industrial Park Road, Lisbon, OH 44432	Food Products	First Lien Debt	S + 7.00% (incl. 0.75% PIK)	11.95%	10/5/2026		41,683	41,116	41,074
AMCP Pet Holdings, Inc. (Brightpet)	38281 Industrial Park Road, Lisbon, OH 44432	Food Products	First Lien Debt	S + 7.00% (incl. 0.75% PIK)	11.95%	10/5/2026		5,862	5,802	5,777
Nellson Nutraceutical, Inc.	5115 East La Palma Avenue, Anaheim, CA 92807	Food Products	First Lien Debt	S + 5.75%	11.23%	12/23/2025		18,320	18,222	18,320
Teasdale Foods, Inc. (Teasdale Latin Foods)	3041 Churchill Dr. Ste 100,, Flower Mound, TX, 75022-2733	Food Products	First Lien Debt	S + 7.25% (incl. 1.00% PIK)	11.65%	12/18/2025		10,817	10,757	10,436
SV Newco 2, Inc.	1-24 Akerley Boulevard, Dartmouth, Nova Scotia, Canada	Ground Transportation	First Lien Debt	S + 4.75%	9.81%	6/2/2031		22,910	22,578	22,600
SV Newco 2, Inc.	1-24 Akerley Boulevard, Dartmouth, Nova Scotia, Canada	Ground Transportation	First Lien Debt	S + 4.75%	9.81%	6/2/2031		—	(102)	(193)
SV Newco 2, Inc.	1-24 Akerley Boulevard, Dartmouth, Nova Scotia, Canada	Ground Transportation	First Lien Debt	S + 4.75%	9.81%	6/2/2031		—	(123)	(116)
Performance Health & Wellness	28100 Torch Parkway, Suite 700, Warrenville, IL 60555	Health Care Equipment & Supplies	First Lien Debt	S + 5.75%	11.11%	7/12/2027		9,398	9,296	9,397
PerkinElmer U.S., LLC	710 Bridgeport Ave, Shelton, CT 06484	Health Care Equipment & Supplies	First Lien Debt	S + 5.00%	9.92%	3/13/2029		4,352	4,250	4,303
Tidi Legacy Products, Inc.	570 Enterprise Drive, Neenah, WI 54956	Health Care Equipment & Supplies	First Lien Debt	S + 5.50%	10.36%	12/19/2029		1,862	1,829	1,851
Tidi Legacy Products, Inc.	570 Enterprise Drive, Neenah, WI 54956	Health Care Equipment & Supplies	First Lien Debt	S + 5.50%	10.36%	12/19/2029		—	(4)	(3)
Tidi Legacy Products, Inc.	570 Enterprise Drive, Neenah, WI 54956	Health Care Equipment & Supplies	First Lien Debt	S + 5.50%	10.36%	12/19/2029		—	(6)	(2)
YI, LLC	2260 Wendt St, Algonquin, IL 60102	Health Care Equipment & Supplies	First Lien Debt	S + 5.75%	10.87%	12/3/2029		5,611	5,511	5,593
YI, LLC	2260 Wendt St, Algonquin, IL 60102	Health Care Equipment & Supplies	First Lien Debt	S + 5.75%	10.87%	12/3/2029		—	(10)	(4)
YI, LLC	2260 Wendt St, Algonquin, IL 60102	Health Care Equipment & Supplies	First Lien Debt	S + 5.75%	10.87%	12/3/2029		—	(15)	(3)
Advarra Holdings, Inc.	6940 Columbia Gateway Drive, Suite 110 Columbia, MD 21046	Health Care Providers & Services	First Lien Debt	S + 4.50%	9.35%	9/15/2031		451	441	446
Advarra Holdings, Inc.	6940 Columbia Gateway Drive, Suite 110 Columbia, MD 21046	Health Care Providers & Services	First Lien Debt	S + 4.50%	9.35%	9/15/2031		—	—	—
DCA Investment Holdings, LLC	6240 Lake Osprey Dr, Sarasota, Florida, 34240	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.01%	4/3/2028		20,337	20,063	20,109
DCA Investment Holdings, LLC	6240 Lake Osprey Dr, Sarasota, Florida, 34240	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.01%	4/3/2028		1,787	1,751	1,767
Gateway US Holdings, Inc.	109—230 Hanlon Creek Boulevard, Guelph, Ontario N1C 0A1, Canada	Health Care Providers & Services	First Lien Debt	S + 5.50%	10.25%	9/22/2026		744	741	744
Gateway US Holdings, Inc.	109—230 Hanlon Creek Boulevard, Guelph, Ontario N1C 0A1, Canada	Health Care Providers & Services	First Lien Debt	S + 5.50%	10.25%	9/22/2026		210	209	210
Gateway US Holdings, Inc.	109—230 Hanlon Creek Boulevard, Guelph, Ontario N1C 0A1, Canada	Health Care Providers & Services	First Lien Debt	S + 5.50%	10.25%	9/22/2026		—	—	—
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	First Lien Debt	S + 4.75%	9.70%	12/10/2026		1,833	1,824	1,833
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	First Lien Debt	S + 4.75%	9.70%	12/10/2026		4,150	4,132	4,150
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	First Lien Debt	S + 4.75%	9.70%	12/10/2026		—	(2)	—
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Health Care Providers & Services	First Lien Debt	S + 7.25% (incl. 3.38% PIK)	12.17%	8/18/2028		7,081	6,993	7,081
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Health Care Providers & Services	First Lien Debt	S + 7.25% (incl. 3.38% PIK)	12.17%	8/18/2028		—	—	—
iCIMS, Inc.	101 Crawfords Corner Road, Suite 3-100, Holmdel, NJ 07733	Health Care Providers & Services	First Lien Debt	S + 7.25% (incl. 3.38% PIK)	12.17%	8/18/2028		14	13	14
Imagine 360, LLC	1550 Liberty Ridge Drive, Wayne, PA 19087	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.81%	10/2/2028		12,188	12,067	12,067
Imagine 360, LLC	1550 Liberty Ridge Drive, Wayne, PA 19087	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.81%	10/2/2028		—	(8)	(8)
Imagine 360, LLC	1550 Liberty Ridge Drive, Wayne, PA 19087	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.81%	10/2/2028		—	(11)	(11)
Intelerad Medical Systems Incorporated	305 Church at N Hills St, 6th Floor Raleigh, North Carolina 27609	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.90%	8/21/2026		491	483	471
Intelerad Medical Systems Incorporated	305 Church at N Hills St, 6th Floor Raleigh, North Carolina 27609	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.90%	8/21/2026		34	33	33
Invictus Buyer, LLC	10411 Clayton Rd Suite 211, St. Louis, MO 63131	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	6/3/2031		4,050	4,011	4,026
Invictus Buyer, LLC	10411 Clayton Rd Suite 211, St. Louis, MO 63131	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	6/3/2031		—	(8)	(10)

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Invictus Buyer, LLC	10411 Clayton Rd Suite 211, St. Louis, MO 63131	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	6/3/2031		—	(6)	(4)
mPulse Mobile, Inc.	16530 Ventura Blvd, Suite 500, Encino, CA 91436	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.20%	12/17/2027		12,019	11,875	11,981
mPulse Mobile, Inc.	16530 Ventura Blvd, Suite 500, Encino, CA 91436	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.20%	12/17/2027		19,978	19,575	19,698
mPulse Mobile, Inc.	16530 Ventura Blvd, Suite 500, Encino, CA 91436	Health Care Providers & Services	First Lien Debt	S + 6.50%	11.20%	12/17/2027		934	886	894
Pareto Health Intermediate Holdings, Inc.	FMC Tower, 2929 Walnut Street, Suite 1500, Philadelphia, PA 19104	Health Care Providers & Services	First Lien Debt	S + 6.25%	10.85%	6/1/2030		6,695	6,579	6,695
Pareto Health Intermediate Holdings, Inc.	FMC Tower, 2929 Walnut Street, Suite 1500, Philadelphia, PA 19104	Health Care Providers & Services	First Lien Debt	S + 6.25%	10.85%	6/1/2029		—	(12)	—
PPV Intermediate Holdings, LLC	141 Longwater Drive, Suite 108, Norwell, MA 02061	Health Care Providers & Services	First Lien Debt	S + 5.75%	10.81%	8/31/2029		4,346	4,204	4,325
PPV Intermediate Holdings, LLC	141 Longwater Drive, Suite 108, Norwell, MA 02061	Health Care Providers & Services	First Lien Debt	S + 5.75%	10.81%	8/31/2029		9,412	9,305	9,412
Promptcare Infusion Buyer, Inc.	41 Spring Street New Providence, NJ 07974	Health Care Providers & Services	First Lien Debt	S + 6.00%	11.02%	9/1/2027		8,912	8,813	8,763
Promptcare Infusion Buyer, Inc.	41 Spring Street New Providence, NJ 07974	Health Care Providers & Services	First Lien Debt	S + 6.00%	11.02%	9/1/2027		2,773	2,726	2,704
Stepping Stones Healthcare Services, LLC	9 Phillips Rd, Hainesport, NJ 08036	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	1/2/2029		4,266	4,222	4,266
Stepping Stones Healthcare Services, LLC	9 Phillips Rd, Hainesport, NJ 08036	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	1/2/2029		1,082	1,062	1,069
Stepping Stones Healthcare Services, LLC	9 Phillips Rd, Hainesport, NJ 08036	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.60%	12/30/2026		—	(4)	—
Suveto	1000 Texan Trail #270,Grapevine, TX 76051	Health Care Providers & Services	First Lien Debt	S + 4.25%	9.20%	9/9/2027		11,746	11,677	11,596
Suveto	1000 Texan Trail #270,Grapevine, TX 76051	Health Care Providers & Services	First Lien Debt	S + 4.25%	9.20%	9/9/2027		697	686	680
Tivity Health, Inc.	701 Cool Springs Blvd, Franklin, TN, 37067	Health Care Providers & Services	First Lien Debt	S + 5.00%	9.85%	6/28/2029		8,633	8,592	8,592
Vardiman Black Holdings, LLC	401 Church St., Ste. 1900, Nashville, TN 37219	Health Care Providers & Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.94%	3/18/2027		5,667	5,667	5,667
Vardiman Black Holdings, LLC	401 Church St., Ste. 1900, Nashville, TN 37219	Health Care Providers & Services	First Lien Debt	S + 7.00% (incl. 2.00% PIK)	11.94%	3/18/2027		562	546	562
Hyland Software, Inc.	28105 Clemens Road, Westlake, Ohio 44145	Health Care Technology	First Lien Debt	S + 6.00%	10.85%	9/19/2030		39,358	38,829	39,359
Hyland Software, Inc.	28105 Clemens Road, Westlake, Ohio 44145	Health Care Technology	First Lien Debt	S + 6.00%	10.85%	9/19/2029		—	(23)	—
Lightspeed Buyer, Inc.	16260 N 71st St #350, Scottsdale, AZ 85254	Health Care Technology	First Lien Debt	S + 5.25%	10.15%	2/3/2026		11,813	11,714	11,813
Lightspeed Buyer, Inc.	16260 N 71st St #350, Scottsdale, AZ 85254	Health Care Technology	First Lien Debt	S + 5.25%	10.15%	2/3/2026		9,834	9,745	9,834
Aptean, Inc.	4325 Alexander Dr #100, Alpharetta, GA 30022	Industrial Conglomerates	First Lien Debt	S + 5.25%	10.10%	1/30/2031		11,133	11,032	11,062
Aptean, Inc.	4325 Alexander Dr #100, Alpharetta, GA 30022	Industrial Conglomerates	First Lien Debt	S + 5.25%	10.10%	1/30/2031		27	19	19
Aptean, Inc.	4325 Alexander Dr #100, Alpharetta, GA 30022	Industrial Conglomerates	First Lien Debt	S + 5.25%	10.10%	1/30/2031		—	(9)	(6)
Excelitas Technologies Corp.	200 West Street, 4th Floor East Waltham, MA 02451	Industrial Conglomerates	First Lien Debt	S + 5.25%	9.85%	8/13/2029		1,298	1,278	1,278
Excelitas Technologies Corp.	200 West Street, 4th Floor East Waltham, MA 02451	Industrial Conglomerates	First Lien Debt	S + 5.25%	8.60%	8/13/2029		€238	242	261
Excelitas Technologies Corp.	200 West Street, 4th Floor East Waltham, MA 02451	Industrial Conglomerates	First Lien Debt	S + 5.25%	9.85%	8/13/2029		—	(14)	(29)
Excelitas Technologies Corp.	200 West Street, 4th Floor East Waltham, MA 02451	Industrial Conglomerates	First Lien Debt	S + 5.25%	9.85%	8/14/2028		—	(2)	(2)
Raptor Merger Sub Debt, LLC	1 Millennium Drive, Willingboro, NJ 08046	Industrial Conglomerates	First Lien Debt	S + 5.50%	10.10%	4/1/2029		31,988	31,252	31,988
Raptor Merger Sub Debt, LLC	1 Millennium Drive, Willingboro, NJ 08046	Industrial Conglomerates	First Lien Debt	S + 5.50%	10.10%	4/1/2029		488	432	488
Amerilife Holdings, LLC	2650 McCormick Drive Suite 300L, Clearwater, FL 33759	Insurance Services	First Lien Debt	S + 5.00%	9.70%	8/31/2029		2,870	2,827	2,870
Amerilife Holdings, LLC	2650 McCormick Drive Suite 300L, Clearwater, FL 33759	Insurance Services	First Lien Debt	S + 5.00%	9.70%	8/31/2029		818	811	817
Amerilife Holdings, LLC	2650 McCormick Drive Suite 300L, Clearwater, FL 33759	Insurance Services	First Lien Debt	S + 5.00%	9.70%	8/31/2028		—	(6)	—
Foundation Risk Partners Corp.	1540 Cornerstone Boulevard Suite 230 | Daytona Beach, FL | 32117	Insurance Services	First Lien Debt	S + 5.25%	9.92%	10/29/2030		42,208	41,727	42,031

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Foundation Risk Partners Corp.	1540 Cornerstone Boulevard Suite 230 | Daytona Beach, FL | 32117	Insurance Services	First Lien Debt	S + 5.25%	9.92%	10/29/2030		9,180	9,076	9,141
Foundation Risk Partners Corp.	1540 Cornerstone Boulevard Suite 230 | Daytona Beach, FL | 32117	Insurance Services	First Lien Debt	S + 5.25%	9.92%	10/29/2029		—	(63)	(28)
Galway Borrower, LLC	1350 Broadway, New York, NY 10018	Insurance Services	First Lien Debt	S + 4.50%	9.10%	9/29/2028		30,515	30,124	30,124
Galway Borrower, LLC	1350 Broadway, New York, NY 10018	Insurance Services	First Lien Debt	S + 4.50%	9.10%	9/29/2028		1,554	1,531	1,501
Galway Borrower, LLC	1350 Broadway, New York, NY 10018	Insurance Services	First Lien Debt	S + 4.50%	9.10%	9/29/2028		581	554	541
Higginbotham Insurance Agency, Inc.	500 W 13th St, Fort Worth, TX 76102	Insurance Services	First Lien Debt	S + 4.50%	9.35%	11/24/2028		23,721	23,535	23,534
Higginbotham Insurance Agency, Inc.	500 W 13th St, Fort Worth, TX 76102	Insurance Services	First Lien Debt	S + 4.50%	9.35%	11/24/2028		1,387	1,345	1,342
High Street Buyer, Inc.	333 West Grandview Parkway, Suite 201, Traverse City, MI 49684	Insurance Services	First Lien Debt	S + 5.25%	9.85%	4/14/2028		9,814	9,700	9,814
High Street Buyer, Inc.	333 West Grandview Parkway, Suite 201, Traverse City, MI 49684	Insurance Services	First Lien Debt	S + 5.25%	9.85%	4/14/2028		39,415	38,866	39,366
High Street Buyer, Inc.	333 West Grandview Parkway, Suite 201, Traverse City, MI 49684	Insurance Services	First Lien Debt	S + 5.25%	9.85%	4/16/2027		—	(18)	—
Inszone Mid, LLC	2721 Citrus Road, Suite A, Rancho Cordova, CA 95742	Insurance Services	First Lien Debt	S + 5.75%	10.00%	11/30/2029		4,426	4,348	4,385
Inszone Mid, LLC	2721 Citrus Road, Suite A, Rancho Cordova, CA 95742	Insurance Services	First Lien Debt	S + 5.75%	10.00%	11/30/2029		3,961	3,868	3,901
Inszone Mid, LLC	2721 Citrus Road, Suite A, Rancho Cordova, CA 95742	Insurance Services	First Lien Debt	S + 5.75%	10.00%	11/30/2029		—	(48)	(48)
Inszone Mid, LLC	2721 Citrus Road, Suite A, Rancho Cordova, CA 95742	Insurance Services	First Lien Debt	S + 5.75%	10.00%	11/30/2029		—	(21)	(15)
Integrity Marketing Acquisition, LLC	9111 Cypress Waters Boulevard, Suite 450, Dallas, TX 75019	Insurance Services	First Lien Debt	S + 5.00%	10.08%	8/25/2028		44,566	44,566	44,566
Integrity Marketing Acquisition, LLC	9111 Cypress Waters Boulevard, Suite 450, Dallas, TX 75019	Insurance Services	First Lien Debt	S + 5.00%	10.08%	8/25/2028		—	—	—
Long Term Care Group, Inc.	2000 Wade Hampton Boulevard, Greenville, SC 29615	Insurance Services	First Lien Debt	S + 6.00% (incl. 2.50% PIK)	11.54%	9/8/2027		5,342	5,283	4,537
Majesco	412 Mr. Kemble Ave, Ste 110c, Morristown, NJ 07960	Insurance Services	First Lien Debt	S + 4.75%	9.35%	9/21/2028		33,643	33,135	33,643
Majesco	412 Mr. Kemble Ave, Ste 110c, Morristown, NJ 07960	Insurance Services	First Lien Debt	S + 4.75%	9.35%	9/21/2027		—	(16)	—
Patriot Growth Insurance Services, LLC	501 Office Center Drive, Suite 215, Ft. Washington, PA 19034	Insurance Services	First Lien Debt	S + 5.00%	9.75%	10/16/2028		61,882	61,068	61,882
Patriot Growth Insurance Services, LLC	501 Office Center Drive, Suite 215, Ft. Washington, PA 19034	Insurance Services	First Lien Debt	S + 5.00%	9.75%	10/16/2028		748	696	748
Peter C. Foy & Associates Insurance Services, LLC	2500 West Executive Parkway Suite 200 Lehi, UT 84043	Insurance Services	First Lien Debt	S + 5.50%	10.35%	11/1/2028		20,050	19,897	20,050
Peter C. Foy & Associates Insurance Services, LLC	2500 West Executive Parkway Suite 200 Lehi, UT 84043	Insurance Services	First Lien Debt	S + 5.50%	10.35%	11/1/2028		8,243	8,173	8,229
Peter C. Foy & Associates Insurance Services, LLC	2500 West Executive Parkway Suite 200 Lehi, UT 84043	Insurance Services	First Lien Debt	S + 5.50%	10.35%	11/1/2027		—	(4)	—
RSC Acquisition, Inc.	160 Federal St., 4th Floor, Boston, MA 02110	Insurance Services	First Lien Debt	S + 4.75%	9.71%	11/1/2029		32,212	31,848	32,184
RSC Acquisition, Inc.	160 Federal St., 4th Floor, Boston, MA 02110	Insurance Services	First Lien Debt	S + 4.75%	9.71%	11/1/2029		3,732	3,708	3,730
Summit Acquisition, Inc.	5675 Ruffin Road, Suite 150, San Diego, CA 92123	Insurance Services	First Lien Debt	S + 6.50%	11.10%	5/1/2030		7,297	7,109	7,297
Summit Acquisition, Inc.	5675 Ruffin Road, Suite 150, San Diego, CA 92123	Insurance Services	First Lien Debt	S + 6.50%	11.10%	5/1/2030		—	(20)	—
Summit Acquisition, Inc.	5675 Ruffin Road, Suite 150, San Diego, CA 92123	Insurance Services	First Lien Debt	S + 6.50%	11.10%	5/1/2029		—	(19)	—
World Insurance Associates, LLC	6565 Shrewsbury Ave, Suite 200, Tinton Falls, NJ 07701	Insurance Services	First Lien Debt	S + 6.00%	10.60%	4/3/2028		66,840	65,592	66,524
World Insurance Associates, LLC	6565 Shrewsbury Ave, Suite 200, Tinton Falls, NJ 07701	Insurance Services	First Lien Debt	S + 6.00%	10.60%	4/3/2028		—	(8)	(24)
FMG Suite Holdings, LLC	12395 World Trade Dr., Ste 200, San Diego, CA 92128	Interactive Media & Services	First Lien Debt	S + 5.50%	10.66%	10/30/2026		23,554	23,312	23,351
FMG Suite Holdings, LLC	12395 World Trade Dr., Ste 200, San Diego, CA 92128	Interactive Media & Services	First Lien Debt	S + 5.50%	10.66%	10/30/2026		4,533	4,499	4,490
FMG Suite Holdings, LLC	12395 World Trade Dr., Ste 200, San Diego, CA 92128	Interactive Media & Services	First Lien Debt	S + 4.00%	9.10%	10/30/2026		151	133	129
Spectrio, LLC	4033 Tampa Road, Suite 103, Oldsmar, FL 34677	Interactive Media & Services	First Lien Debt	S + 6.00%	11.06%	12/9/2026		31,805	31,574	30,361

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Spectrio, LLC	4033 Tampa Road, Suite 103, Oldsmar, FL 34677	Interactive Media & Services	First Lien Debt	S + 6.00%	11.06%	12/9/2026		12,830	12,799	12,247
Spectrio, LLC	4033 Tampa Road, Suite 103, Oldsmar, FL 34677	Interactive Media & Services	First Lien Debt	S + 6.00%	11.06%	12/9/2026		4,036	4,007	3,853
Triple Lift, Inc.	1400 Lafayette St. 5th Floor, New York, NY 10003	Interactive Media & Services	First Lien Debt	S + 5.75%	10.71%	5/5/2028		27,090	26,771	25,608
Triple Lift, Inc.	1400 Lafayette St. 5th Floor, New York, NY 10003	Interactive Media & Services	First Lien Debt	S + 5.75%	10.71%	5/5/2028		1,533	1,492	1,315
Atlas Purchaser, Inc.	5 Technology Park Drive, Westford, MA 01886	IT Services	First Lien Debt	S + 7.50% (incl. 6.50% PIK)	12.47%	5/5/2028		2,426	2,467	1,974
Atlas Purchaser, Inc.	5 Technology Park Drive, Westford, MA 01886	IT Services	First Lien Debt	S + 7.50% (incl. 6.50% PIK)	12.47%	5/5/2028		5,646	5,728	3,436
Catalis Intermediate, Inc.	3025 Windward Plaza, Suite 200, Alpharetta, GA, Fulton County	IT Services	First Lien Debt	S + 5.50%	10.25%	8/4/2027		39,055	38,528	37,782
Catalis Intermediate, Inc.	3025 Windward Plaza, Suite 200, Alpharetta, GA, Fulton County	IT Services	First Lien Debt	S + 5.50%	10.25%	8/4/2027		8,787	8,679	8,501
Catalis Intermediate, Inc.	3025 Windward Plaza, Suite 200, Alpharetta, GA, Fulton County	IT Services	First Lien Debt	S + 5.50%	10.25%	8/4/2027		1,460	1,409	1,321
Donuts, Inc.	10500 NE 8th Street, Suite 750, Bellevue, WA 98004	IT Services	First Lien Debt	S + 5.25%	10.35%	12/29/2027		24,663	24,465	24,542
GI DI Cornfield Acquisition, LLC	909 Locust St #301, Des Moines, IA 50309	IT Services	First Lien Debt	S + 4.50%	9.36%	3/9/2028		30,393	29,972	29,989
GI DI Cornfield Acquisition, LLC	909 Locust St #301, Des Moines, IA 50309	IT Services	First Lien Debt	S + 4.50%	9.36%	3/9/2028		—	(107)	(208)
Recovery Point Systems, Inc.	75 West Watkins Mill Road, Gaithersburg, MD, 20878	IT Services	First Lien Debt	S + 6.00%	11.46%	8/12/2026		40,320	40,022	40,320
Recovery Point Systems, Inc.	75 West Watkins Mill Road, Gaithersburg, MD, 20878	IT Services	First Lien Debt	S + 6.00%	11.46%	8/12/2026		—	(25)	—
Redwood Services Group, LLC	155 Montgomery Street Suite 501,San Francisco, CA, 94104	IT Services	First Lien Debt	S + 6.25%	10.95%	6/15/2029		10,747	10,662	10,747
Redwood Services Group, LLC	155 Montgomery Street Suite 501,San Francisco, CA, 94104	IT Services	First Lien Debt	S + 6.25%	10.95%	6/15/2029		6,374	6,273	6,344
Ridge Trail US Bidco, Inc.	28 Liberty Street, Suite 902, New York, NY 10005	IT Services	First Lien Debt	S + 4.75%	9.35%	9/30/2031		23,976	23,617	23,617
Ridge Trail US Bidco, Inc.	28 Liberty Street, Suite 902, New York, NY 10005	IT Services	First Lien Debt	S + 4.75%	9.35%	9/30/2031		—	(62)	(62)
Ridge Trail US Bidco, Inc.	28 Liberty Street, Suite 902, New York, NY 10005	IT Services	First Lien Debt	S + 4.75%	9.35%	3/31/2031		413	372	372
Syntax Systems, Ltd.	8000 Decarie Boulevard, Suite 300, Montreal, Quebec, Canada	IT Services	First Lien Debt	S + 5.00%	9.96%	10/29/2028		37,484	37,244	37,271
Thrive Buyer, Inc. (Thrive Networks)	25 Forbes Boulevard, Suite 3, Foxborough, MA 02035	IT Services	First Lien Debt	S + 6.00%	10.75%	1/22/2027		22,760	22,525	22,574
Thrive Buyer, Inc. (Thrive Networks)	25 Forbes Boulevard, Suite 3, Foxborough, MA 02035	IT Services	First Lien Debt	S + 6.00%	10.75%	1/22/2027		16,783	16,622	16,629
Thrive Buyer, Inc. (Thrive Networks)	25 Forbes Boulevard, Suite 3, Foxborough, MA 02035	IT Services	First Lien Debt	S + 6.00%	14.00%	1/22/2027		1,321	1,305	1,303
UpStack, Inc.	745 Fifth Avenue, 7th Floor, New York, NY 10151	IT Services	First Lien Debt	S + 5.00%	10.10%	8/25/2031		9,750	9,654	9,654
UpStack, Inc.	745 Fifth Avenue, 7th Floor, New York, NY 10151	IT Services	First Lien Debt	S + 5.00%	10.10%	8/20/2027		—	—	—
UpStack, Inc.	745 Fifth Avenue, 7th Floor, New York, NY 10151	IT Services	First Lien Debt	S + 5.00%	10.10%	8/25/2031		—	(18)	(18)
UpStack, Inc.	745 Fifth Avenue, 7th Floor, New York, NY 10151	IT Services	First Lien Debt	S + 5.00%	10.10%	8/25/2031		—	(15)	(15)
Victors Purchaser, LLC	3854 Broadmoor Avenue SE, Grand Rapids, MI 49512	IT Services	First Lien Debt	S + 4.75%	9.35%	8/15/2031		5,094	5,044	5,044
Victors Purchaser, LLC	3854 Broadmoor Avenue SE, Grand Rapids, MI 49512	IT Services	First Lien Debt	S + 4.75%	9.35%	8/15/2031		—	(6)	(6)
Victors Purchaser, LLC	3854 Broadmoor Avenue SE, Grand Rapids, MI 49512	IT Services	First Lien Debt	S + 4.75%	9.35%	8/15/2031		—	(7)	(7)
Model N, Inc.	777 Mariners Island Boulevard, Suite 300, San Mateo, CA 94404	Life Sciences Tools & Services	First Lien Debt	S + 5.00%	9.64%	6/27/2031		11,964	11,848	11,964
Model N, Inc.	777 Mariners Island Boulevard, Suite 300, San Mateo, CA 94404	Life Sciences Tools & Services	First Lien Debt	S + 5.00%	9.64%	6/27/2031		—	(16)	—
Model N, Inc.	777 Mariners Island Boulevard, Suite 300, San Mateo, CA 94404	Life Sciences Tools & Services	First Lien Debt	S + 5.00%	9.64%	6/27/2031		—	(17)	—
Answer Acquisition, LLC	4855 Broadmoor Avenue, Kentwood, MI 49512	Machinery	First Lien Debt	S + 5.75%	10.50%	12/30/2026		13,428	13,274	13,306
Answer Acquisition, LLC	4855 Broadmoor Avenue, Kentwood, MI 49512	Machinery	First Lien Debt	S + 5.75%	10.50%	12/30/2026		—	(12)	(11)
Chase Intermediate, LLC	4221 W Boy Scout Blvd #390, Tampa, FL 33607	Machinery	First Lien Debt	S + 5.25%	9.90%	10/30/2028		4,314	4,210	4,262
Chase Intermediate, LLC	4221 W Boy Scout Blvd #390, Tampa, FL 33607	Machinery	First Lien Debt	S + 5.25%	9.90%	10/30/2028		—	(8)	—

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
MHE Intermediate Holdings, LLC	3235 Levis Commons Blvd,, Perrysburg, OH 43551	Machinery	First Lien Debt	S + 6.00%	11.45%	7/21/2027		11,731	11,600	11,725
MHE Intermediate Holdings, LLC	3235 Levis Commons Blvd,, Perrysburg, OH 43551	Machinery	First Lien Debt	S + 6.00%	11.45%	7/21/2027		3,645	3,605	3,643
MHE Intermediate Holdings, LLC	3235 Levis Commons Blvd,, Perrysburg, OH 43551	Machinery	First Lien Debt	S + 6.00%	11.45%	7/21/2027		—	(23)	(2)
AWP Group Holdings, Inc.	4244 Mount Pleasant Street Northwest, North Canton, OH 44720	Multi-Utilities	First Lien Debt	S + 4.75%	9.60%	12/23/2030		7,442	7,217	7,436
AWP Group Holdings, Inc.	4244 Mount Pleasant Street Northwest, North Canton, OH 44720	Multi-Utilities	First Lien Debt	S + 4.75%	9.60%	12/23/2030		—	(17)	(3)
AWP Group Holdings, Inc.	4244 Mount Pleasant Street Northwest, North Canton, OH 44720	Multi-Utilities	First Lien Debt	S + 4.75%	9.60%	12/23/2030		—	(14)	(1)
Vessco Midco Holdings, LLC	8217 Upland Circle Chanhassen, MN 55217	Multi-Utilities	First Lien Debt	S + 5.25%	10.22%	7/24/2031		11,199	11,090	11,090
Vessco Midco Holdings, LLC	8217 Upland Circle Chanhassen, MN 55217	Multi-Utilities	First Lien Debt	S + 5.25%	10.22%	7/24/2031		548	529	529
Vessco Midco Holdings, LLC	8217 Upland Circle Chanhassen, MN 55217	Multi-Utilities	First Lien Debt	S + 5.25%	10.22%	7/24/2031		—	(12)	(12)
Caerus US 1, Inc.	52 Vanderbilt Avenue New York, NY 10017 United States	Pharmaceuticals	First Lien Debt	S + 5.00%	9.60%	5/25/2029		10,954	10,785	10,342
Caerus US 1, Inc.	52 Vanderbilt Avenue New York, NY 10017 United States	Pharmaceuticals	First Lien Debt	S + 5.00%	9.60%	5/25/2029		707	690	618
Caerus US 1, Inc.	52 Vanderbilt Avenue New York, NY 10017 United States	Pharmaceuticals	First Lien Debt	S + 5.00%	9.60%	5/25/2029		549	532	483
Abacus Data Holdings, Inc. (AbacusNext)	4850 Eastgate Mall, San Diego, CA, 92121	Professional Services	First Lien Debt	S + 6.25%	11.17%	3/10/2027		9,130	9,033	8,760
Abacus Data Holdings, Inc. (AbacusNext)	4850 Eastgate Mall, San Diego, CA, 92121	Professional Services	First Lien Debt	S + 6.25%	11.17%	3/10/2027		—	(13)	(57)
Ascend Partner Services, LLC	201 North Union Street, Suite 110, Alexandria, VA 22314	Professional Services	First Lien Debt	S + 4.50%	9.35%	8/11/2031		4,899	4,851	4,851
Ascend Partner Services, LLC	201 North Union Street, Suite 110, Alexandria, VA 22314	Professional Services	First Lien Debt	S + 4.50%	9.35%	8/11/2031		—	(41)	(41)
Ascend Partner Services, LLC	201 North Union Street, Suite 110, Alexandria, VA 22314	Professional Services	First Lien Debt	S + 4.50%	9.35%	8/11/2031		—	(16)	(16)
Bridgepointe Technologies, LLC	999 Baker Way, Suite 310, San Mateo, CA 94404	Professional Services	First Lien Debt	S + 5.00%	9.60%	12/31/2027		17,099	16,679	16,872
Bridgepointe Technologies, LLC	999 Baker Way, Suite 310, San Mateo, CA 94404	Professional Services	First Lien Debt	S + 5.00%	9.60%	12/31/2027		14,735	14,297	14,524
Bullhorn, Inc.	100 Summer Street, 17th Floor, Boston, MA, 02110	Professional Services	First Lien Debt	S + 5.00%	9.85%	10/1/2029		15,407	15,309	15,407
Bullhorn, Inc.	100 Summer Street, 17th Floor, Boston, MA, 02110	Professional Services	First Lien Debt	S + 5.00%	9.85%	10/1/2029		1,919	1,908	1,919
Bullhorn, Inc.	100 Summer Street, 17th Floor, Boston, MA, 02110	Professional Services	First Lien Debt	S + 5.00%	9.85%	10/1/2029		—	(5)	—
Citrin Cooperman Advisors, LLC	529 Fifth Avenue, New York, NY 10017	Professional Services	First Lien Debt	S + 5.00%	10.32%	10/1/2027		24,321	24,006	24,321
Citrin Cooperman Advisors, LLC	529 Fifth Avenue, New York, NY 10017	Professional Services	First Lien Debt	S + 5.00%	10.32%	10/1/2027		12,126	11,926	12,126
ComPsych Investment Corp.	455 N. Cityfront Plaza Drive, 13th Floor, Chicago, Illinois 60611	Professional Services	First Lien Debt	S + 4.75%	10.03%	7/22/2031		13,973	13,905	13,905
ComPsych Investment Corp.	455 N. Cityfront Plaza Drive, 13th Floor, Chicago, Illinois 60611	Professional Services	First Lien Debt	S + 4.75%	10.03%	7/22/2031		—	(10)	(10)
GPS Merger Sub, LLC	2201 Cooperative Way, Suite 225, Herndon, VA 20171	Professional Services	First Lien Debt	S + 6.00%	10.85%	10/2/2029		4,890	4,804	4,853
GPS Merger Sub, LLC	2201 Cooperative Way, Suite 225, Herndon, VA 20171	Professional Services	First Lien Debt	S + 6.00%	10.85%	10/2/2029		—	(11)	(10)
GPS Merger Sub, LLC	2201 Cooperative Way, Suite 225, Herndon, VA 20171	Professional Services	First Lien Debt	S + 6.00%	10.85%	10/2/2029		—	(17)	(8)
KENG Acquisition, Inc.	4000 Hollywood Boulevard, Suite 400-North, Hollywood, FL 33021	Professional Services	First Lien Debt	S + 5.00%	9.85%	8/1/2029		3,197	3,128	3,184
KENG Acquisition, Inc.	4000 Hollywood Boulevard, Suite 400-North, Hollywood, FL 33021	Professional Services	First Lien Debt	S + 5.00%	9.85%	8/1/2029		1,088	1,040	1,068
KENG Acquisition, Inc.	4000 Hollywood Boulevard, Suite 400-North, Hollywood, FL 33021	Professional Services	First Lien Debt	S + 5.00%	9.85%	8/1/2029		—	(18)	(4)
KWOR Acquisition, Inc.	9725 Windermere Blvd, Fishers, IN 46037	Professional Services	First Lien Debt	S + 4.25%	12.25%	12/22/2028		5,299	5,224	4,553
KWOR Acquisition, Inc.	9725 Windermere Blvd, Fishers, IN 46037	Professional Services	First Lien Debt	S + 4.25%	12.25%	12/22/2028		1,292	1,272	1,110
KWOR Acquisition, Inc.	9725 Windermere Blvd, Fishers, IN 46037	Professional Services	First Lien Debt	S + 4.25%	12.25%	12/22/2027		122	121	105

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Project Boost Purchaser, LLC	12735 Gran Bay Parkway West, Suite 130, Jacksonville, FL 32258-4467	Professional Services	First Lien Debt	S + 5.25%	10.31%	5/2/2029		5,625	5,585	5,625
Project Boost Purchaser, LLC	12735 Gran Bay Parkway West, Suite 130, Jacksonville, FL 32258-4467	Professional Services	First Lien Debt	S + 5.25%	10.31%	5/2/2028		105	102	105
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	First Lien Debt	S + 5.25%	10.37%	5/6/2031		16,450	16,213	16,230
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	First Lien Debt	S + 5.25%	10.37%	5/6/2031		695	682	685
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	First Lien Debt	S + 5.25%	10.37%	5/6/2030		—	(25)	(24)
Associations, Inc.	5401 N. Central Expressway, Suite 300, Dallas, TX	Real Estate Management & Development	First Lien Debt	S + 6.50%	12.00%	7/3/2028		10,921	10,911	10,903
Associations, Inc.	5401 N. Central Expressway, Suite 300, Dallas, TX	Real Estate Management & Development	First Lien Debt	S + 6.50%	12.00%	7/3/2028		—	(1)	(1)
Associations, Inc.	5401 N. Central Expressway, Suite 300, Dallas, TX	Real Estate Management & Development	First Lien Debt	S + 6.50%	12.00%	7/3/2028		—	(1)	(1)
MRI Software, LLC	28925 Fountain Parkway, Solon, OH 44139	Real Estate Management & Development	First Lien Debt	S + 4.75%	9.35%	2/10/2027		58,802	58,473	58,637
MRI Software, LLC	28925 Fountain Parkway, Solon, OH 44139	Real Estate Management & Development	First Lien Debt	S + 4.75%	9.35%	2/10/2027		86	86	86
MRI Software, LLC	28925 Fountain Parkway, Solon, OH 44139	Real Estate Management & Development	First Lien Debt	S + 4.75%	9.35%	2/10/2027		—	(9)	(6)
Pritchard Industries, LLC	150 E 42nd St, New York, NY 10017	Real Estate Management & Development	First Lien Debt	S + 5.75%	11.01%	10/13/2027		25,080	24,793	24,692
Pritchard Industries, LLC	150 E 42nd St, New York, NY 10017	Real Estate Management & Development	First Lien Debt	S + 5.75%	11.01%	10/13/2027		5,997	5,925	5,904
Zarya Intermediate, LLC	5300 Memorial Drive, Suite 300 , Houston, TX 77007	Real Estate Management & Development	First Lien Debt	S + 6.50%	11.56%	7/1/2027		35,231	35,231	35,108
Zarya Intermediate, LLC	5300 Memorial Drive, Suite 300 , Houston, TX 77007	Real Estate Management & Development	First Lien Debt	S + 6.50%	11.56%	7/1/2027		—	—	(13)
Alert Media, Inc.	901 South MoPac Expressway, Building 3, Suite 500, Austin, TX 78746	Software	First Lien Debt	S + 6.75% (incl. 5.75% PIK)	11.05%	4/12/2027		19,751	19,561	19,460
Alert Media, Inc.	901 South MoPac Expressway, Building 3, Suite 500, Austin, TX 78746	Software	First Lien Debt	S + 6.75% (incl. 5.75% PIK)	11.05%	4/12/2027		—	(33)	(60)
Anaplan, Inc.	50 Hawthorne St, San Francisco, CA, 94105	Software	First Lien Debt	S + 5.25%	9.85%	6/21/2029		33,040	32,600	32,782
Appfire Technologies, LLC	1500 District Ave,, Burlington, MA, 01803	Software	First Lien Debt	S + 4.75%	9.35%	3/9/2028		20,059	19,987	20,060
Appfire Technologies, LLC	1500 District Ave,, Burlington, MA, 01803	Software	First Lien Debt	S + 4.75%	9.35%	3/9/2028		361	333	361
Appfire Technologies, LLC	1500 District Ave,, Burlington, MA, 01803	Software	First Lien Debt	S + 3.75%	11.75%	3/9/2028		—	(1)	—
Artifact Bidco, Inc.	3300 Triumph Blvd. Ste. 800. Lehi, UT 84043	Software	First Lien Debt	S + 4.50%	9.10%	7/1/2031		31,700	31,388	31,700
Artifact Bidco, Inc.	3300 Triumph Blvd. Ste. 800. Lehi, UT 84043	Software	First Lien Debt	S + 4.50%	9.10%	7/1/2031		—	(38)	—
Artifact Bidco, Inc.	3300 Triumph Blvd. Ste. 800. Lehi, UT 84043	Software	First Lien Debt	S + 4.50%	9.10%	7/1/2030		—	(54)	—
AuditBoard	12900 Park Plaza Drive, Suite 200, Cerritos, CA 90703	Software	First Lien Debt	S + 4.75%	9.35%	7/12/2031		22,200	21,983	21,983
AuditBoard	12900 Park Plaza Drive, Suite 200, Cerritos, CA 90703	Software	First Lien Debt	S + 4.75%	9.35%	7/12/2031		—	(51)	(51)
AuditBoard	12900 Park Plaza Drive, Suite 200, Cerritos, CA 90703	Software	First Lien Debt	S + 4.75%	9.35%	7/12/2031		—	(41)	(41)
Bottomline Technologies, Inc.	325 Corporate Drive , Portsmouth, New Hampshire 03801-6808	Software	First Lien Debt	S + 5.75%	10.17%	5/14/2029		3,665	3,610	3,662
Bottomline Technologies, Inc.	325 Corporate Drive , Portsmouth, New Hampshire 03801-6808	Software	First Lien Debt	S + 5.75%	10.17%	5/15/2028		—	(3)	—
CLEO Communications Holding, LLC	4949 Harrison Ave. Suite #200 Rockford, IL 61108	Software	First Lien Debt	S + 5.50%	10.46%	6/9/2027		39,798	39,593	39,798
CLEO Communications Holding, LLC	4949 Harrison Ave. Suite #200 Rockford, IL 61108	Software	First Lien Debt	S + 5.50%	10.46%	6/9/2027		—	(56)	—
Coupa Holdings, LLC	1855 South Grant Street, San Mateo, CA 94402 United States	Software	First Lien Debt	S + 5.50%	10.75%	2/27/2030		2,258	2,211	2,238
Coupa Holdings, LLC	1855 South Grant Street, San Mateo, CA 94402 United States	Software	First Lien Debt	S + 5.50%	10.75%	2/27/2030		—	(10)	(10)
Coupa Holdings, LLC	1855 South Grant Street, San Mateo, CA 94402 United States	Software	First Lien Debt	S + 5.50%	10.75%	2/27/2029		—	(15)	(8)

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Cyara AcquisitionCo, LLC	805 Veterans Blvd, Suite 105, Redwood City, CA 94063 USA	Software	First Lien Debt	S + 5.75% (incl. 2.25% PIK)	10.35%	6/28/2029		5,798	5,682	5,766
Cyara AcquisitionCo, LLC	805 Veterans Blvd, Suite 105, Redwood City, CA 94063 USA	Software	First Lien Debt	S + 5.75% (incl. 2.25% PIK)	10.35%	6/28/2029		—	(7)	(2)
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120	Software	First Lien Debt	S + 5.00%	10.09%	8/2/2030		28,138	27,937	28,039
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120	Software	First Lien Debt	S + 5.00%	10.09%	8/2/2030		—	(29)	(14)
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120	Software	First Lien Debt	S + 5.00%	10.09%	8/2/2030		—	(19)	(10)
E-Discovery AcquireCo, LLC	145 S. Wells St., Suite 500, Chicago, IL 60606	Software	First Lien Debt	S + 6.50%	11.49%	8/29/2029		19,505	19,104	19,380
E-Discovery AcquireCo, LLC	145 S. Wells St., Suite 500, Chicago, IL 60606	Software	First Lien Debt	S + 6.50%	11.49%	8/29/2029		—	(33)	(10)
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803	Software	First Lien Debt	S + 5.00%	10.33%	7/2/2031		39,380	39,188	39,188
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803	Software	First Lien Debt	S + 5.00%	10.33%	7/2/2031		4,373	4,336	4,336
Everbridge Holdings, LLC	25 Corporate Drive, Suite 400, Burlington, MA 01803	Software	First Lien Debt	S + 5.00%	10.33%	7/2/2031		—	(22)	(22)
Formstack Acquisition Co	11671 Lantern Road, Suite 300, Fishers, IN 46038	Software	First Lien Debt	S + 5.50%	10.10%	3/28/2030		10,917	10,764	10,819
Formstack Acquisition Co	11671 Lantern Road, Suite 300, Fishers, IN 46038	Software	First Lien Debt	S + 5.50%	10.10%	3/28/2030		1,096	1,058	1,056
Formstack Acquisition Co	11671 Lantern Road, Suite 300, Fishers, IN 46038	Software	First Lien Debt	S + 5.50%	10.10%	3/28/2030		—	(30)	(20)
Fullsteam Operations, LLC	540 Devall Drive, Suite 301,, Auburn, AL	Software	First Lien Debt	S + 8.25%	13.46%	11/27/2029		10,860	10,566	10,860
Fullsteam Operations, LLC	540 Devall Drive, Suite 301,, Auburn, AL	Software	First Lien Debt	S + 8.25%	13.46%	11/27/2029		4,650	4,482	4,650
Fullsteam Operations, LLC	540 Devall Drive, Suite 301,, Auburn, AL	Software	First Lien Debt	S + 8.25%	13.46%	11/27/2029		—	(16)	—
Granicus, Inc.	1999 Broadway,Suite 3600, Denver, CO 80202	Software	First Lien Debt	S + 5.25% (incl. 2.25% PIK)	10.10%	1/17/2031		12,832	12,716	12,832
Granicus, Inc.	1999 Broadway,Suite 3600, Denver, CO 80202	Software	First Lien Debt	S + 5.25% (incl. 2.25% PIK)	10.10%	1/17/2031		6,945	6,876	6,870
Granicus, Inc.	1999 Broadway,Suite 3600, Denver, CO 80202	Software	First Lien Debt	S + 4.25%	12.25%	1/17/2031		—	(16)	—
GS AcquisitionCo, Inc.	8529 Six Forks Rd., Raleigh, NC 27615	Software	First Lien Debt	S + 5.25%	9.85%	5/25/2028		74,743	74,349	74,743
GS AcquisitionCo, Inc.	8529 Six Forks Rd., Raleigh, NC 27615	Software	First Lien Debt	S + 5.25%	9.85%	5/25/2028		—	—	—
GS AcquisitionCo, Inc.	8529 Six Forks Rd., Raleigh, NC 27615	Software	First Lien Debt	S + 5.25%	9.85%	5/25/2028		320	306	320
Hootsuite Inc.	111 East 5th Avenue, Vancouver, British Columbia V5T 4L1, Canada	Software	First Lien Debt	S + 5.50%	10.19%	5/22/2030		22,444	22,122	22,134
Hootsuite Inc.	111 East 5th Avenue, Vancouver, British Columbia V5T 4L1, Canada	Software	First Lien Debt	S + 5.50%	10.19%	5/22/2030		—	(35)	(35)
Icefall Parent, Inc.	30 Braintree Hill Office Park, Suite 101, Braintree, MA 02184	Software	First Lien Debt	S + 6.50%	11.35%	1/25/2030		5,323	5,225	5,212
Icefall Parent, Inc.	30 Braintree Hill Office Park, Suite 101, Braintree, MA 02184	Software	First Lien Debt	S + 6.50%	11.35%	1/25/2030		—	(9)	(11)
Kaseya, Inc.	701 Brickell Avenue Suite 400, Miami, FL, 33131	Software	First Lien Debt	S + 6.00% (incl. 2.50% PIK)	10.75%	6/25/2029		14,364	14,208	14,364
Kaseya, Inc.	701 Brickell Avenue Suite 400, Miami, FL, 33131	Software	First Lien Debt	S + 6.00% (incl. 2.50% PIK)	10.75%	6/25/2029		220	215	220
Kaseya, Inc.	701 Brickell Avenue Suite 400, Miami, FL, 33131	Software	First Lien Debt	S + 6.00% (incl. 2.50% PIK)	10.75%	6/25/2029		216	208	216
LegitScript, LLC	818 SW 3rd Ave #353, Portland, OR 97204	Software	First Lien Debt	S + 5.75%	10.60%	6/24/2029		26,367	25,976	26,367
LegitScript, LLC	818 SW 3rd Ave #353, Portland, OR 97204	Software	First Lien Debt	S + 5.75%	10.60%	6/24/2029		697	687	697
LegitScript, LLC	818 SW 3rd Ave #353, Portland, OR 97204	Software	First Lien Debt	S + 5.75%	10.60%	6/24/2028		1,333	1,282	1,333
LogRhythm, Inc.	385 Interlocken Crescent #1050, Broomfield, CO 80021	Software	First Lien Debt	S + 7.50%	12.10%	7/2/2029		9,091	8,828	8,828
LogRhythm, Inc.	385 Interlocken Crescent #1050, Broomfield, CO 80021	Software	First Lien Debt	S + 7.50%	12.10%	7/2/2029		—	(26)	(26)
Montana Buyer, Inc.	1501 Highwoods Blvd., Suite 200-A, Greensboro, NC, 27410	Software	First Lien Debt	S + 5.00%	9.85%	7/22/2029		8,533	8,471	8,533
Montana Buyer, Inc.	1501 Highwoods Blvd., Suite 200-A, Greensboro, NC, 27410	Software	First Lien Debt	S + 4.00%	12.00%	7/22/2028		139	133	139

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Nasuni Corporation	One Marina Park Drive, 6th Floor, Boston, MA 02210	Software	First Lien Debt	S + 5.75%	10.69%	9/10/2030		14,483	14,267	14,267
Nasuni Corporation	One Marina Park Drive, 6th Floor, Boston, MA 02210	Software	First Lien Debt	S + 5.75%	10.69%	9/10/2030		—	(45)	(45)
Netwrix Corporation And Concept Searching, Inc.	300 Spectrum Center Drive, Suite 200 Irvine, CA 92618	Software	First Lien Debt	S + 5.50%	10.56%	6/11/2029		6,919	6,868	6,912
Netwrix Corporation And Concept Searching, Inc.	300 Spectrum Center Drive, Suite 200 Irvine, CA 92618	Software	First Lien Debt	S + 5.50%	10.56%	6/11/2029		—	(3)	—
Oak Purchaser, Inc.	3520 Green Court, Suite 250, Ann Arbor, MI 48105	Software	First Lien Debt	S + 5.50%	9.75%	4/28/2028		3,336	3,307	3,300
Oak Purchaser, Inc.	3520 Green Court, Suite 250, Ann Arbor, MI 48105	Software	First Lien Debt	S + 5.50%	9.75%	4/28/2028		1,861	1,841	1,830
Oak Purchaser, Inc.	3520 Green Court, Suite 250, Ann Arbor, MI 48105	Software	First Lien Debt	S + 5.50%	9.75%	4/28/2028		—	(2)	(4)
Pound Bidco, Inc.	350 Burnhamthorpe Road West Suite 1000, Mississauga, ON, L5B 3J1, Canada	Software	First Lien Debt	S + 6.00%	11.35%	2/1/2027		21,398	21,216	21,341
Pound Bidco, Inc.	350 Burnhamthorpe Road West Suite 1000, Mississauga, ON, L5B 3J1, Canada	Software	First Lien Debt	S + 6.00%	11.35%	2/1/2027		333	333	327
Pound Bidco, Inc.	350 Burnhamthorpe Road West Suite 1000, Mississauga, ON, L5B 3J1, Canada	Software	First Lien Debt	S + 6.00%	11.35%	2/1/2027		150	141	147
Project Leopard Holdings, Inc.	15211 Laguna Canyon Road, Irvine, CA 92618	Software	First Lien Debt	S + 5.25%	10.60%	7/20/2029		6,170	5,842	5,516
Reorganized Mobileum Acquisition Co, LLC	20813 Stevens Creek Boulevard Suite 200, Cupertino, CA 95014	Software	First Lien Debt	S + 5.00%	13.00%	11/9/2029		184	184	184
Revalize, Inc.	8800 W Baymeadows Way #500, Jacksonville, FL 32256	Software	First Lien Debt	S + 5.75%	10.50%	4/15/2027		19,307	19,249	18,130
Revalize, Inc.	8800 W Baymeadows Way #500, Jacksonville, FL 32256	Software	First Lien Debt	S + 5.75%	10.50%	4/15/2027		39	39	35
Riskonnect Parent, LLC	1701 Barrett Lakes Blvd., Suite 500 Kennesaw, GA 30144	Software	First Lien Debt	S + 5.50%	10.12%	12/7/2028		5,694	5,595	5,628
Riskonnect Parent, LLC	1701 Barrett Lakes Blvd., Suite 500 Kennesaw, GA 30144	Software	First Lien Debt	S + 5.50%	10.12%	12/7/2028		4,197	4,109	4,134
Riskonnect Parent, LLC	1701 Barrett Lakes Blvd., Suite 500 Kennesaw, GA 30144	Software	First Lien Debt	S + 5.50%	10.12%	12/7/2028		—	(16)	(11)
Securonix, Inc.	5080 Spectrum Drive Suite 950 West, Addison, TX 75001	Software	First Lien Debt	S + 7.00%	12.32%	4/5/2028		21,010	20,768	19,027
Securonix, Inc.	5080 Spectrum Drive Suite 950 West, Addison, TX 75001	Software	First Lien Debt	S + 7.00%	12.32%	4/5/2028		85	47	(272)
Trunk Acquisition, Inc.	3200 Rice Mine Road NE, Tuscaloosa, AL 35406	Software	First Lien Debt	S + 5.75%	10.50%	2/19/2027		8,891	8,845	8,822
Trunk Acquisition, Inc.	3200 Rice Mine Road NE, Tuscaloosa, AL 35406	Software	First Lien Debt	S + 5.75%	10.50%	2/19/2026		—	(3)	(7)
User Zoom Technologies, Inc.	1801 Broadway, Suite 720, Denver, CO, 80202	Software	First Lien Debt	S + 7.00%	12.25%	4/5/2029		38,689	38,121	38,689
Mobile Communications America, Inc.	135 North Church Street, Suite 310, Spartanburg, SC 29306	Wireless Telecommunication Services	First Lien Debt	S + 5.50%	10.26%	10/16/2029		5,910	5,832	5,910
Mobile Communications America, Inc.	135 North Church Street, Suite 310, Spartanburg, SC 29306	Wireless Telecommunication Services	First Lien Debt	S + 5.50%	10.26%	10/16/2029		258	244	258
Mobile Communications America, Inc.	135 North Church Street, Suite 310, Spartanburg, SC 29306	Wireless Telecommunication Services	First Lien Debt	S + 5.50%	10.26%	10/16/2029		—	(12)	—
PAI Holdco, Inc.	3 Dakota Drive, Suite 110, New Hyde Park, NY 11042	Automobile Components	Second Lien Debt	S + 7.50% (incl. 2.00% PIK)	12.90%	10/28/2028		26,972	26,522	24,041
Sweep Midco, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	Second Lien Debt			3/12/2036		4,872	—	—
Sweep Midco, LLC	4141 Rockside Road, Suite 100, Cleveland, OH 44131	Commercial Services & Supplies	Second Lien Debt			3/12/2034		1,674	836	837
Infinite Bidco, LLC	17792 Fitch, Irvine, California 92614	Electronic Equipment, Instruments & Components	Second Lien Debt	S + 7.00%	11.84%	3/2/2029		25,500	25,452	21,208

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
QBS Parent, Inc.	4550 Post Oak Place Dr #202 Houston, TX 77027	Energy Equipment & Services	Second Lien Debt	S + 8.50%	13.45%	9/21/2026		15,000	14,888	15,000
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	Second Lien Debt	14.50% PIK	14.50%	12/10/2027		4,102	4,054	4,090
Heartland Veterinary Partners, LLC	10 South LaSalle Street, Suite 2120, Chicago, IL 60603	Health Care Providers & Services	Second Lien Debt	14.50% PIK	14.50%	12/10/2027		1,595	1,576	1,591
Help/Systems Holdings, Inc.	6455 City West Parkway, Eden Prairie, MN 55344	IT Services	Second Lien Debt	S + 6.75%	11.70%	11/19/2027		17,500	17,500	14,700
Idera, Inc.	Brookhollow Central III, 2950 North Loop Freeway West, Suite 700, Houston, TX 77092	IT Services	Second Lien Debt	S + 6.75%	12.15%	3/2/2029		2,607	2,594	2,607
Any Hour, LLC	1374 130 S, Orem, Utah 84058	Diversified Consumer Services	Other Debt	13.00% PIK	13.00%	5/23/2031		6,166	6,052	6,070
Familia Intermediate Holdings I Corp. (Teasdale Latin Foods)	3041 Churchill Dr. Ste 100,, Flower Mound, TX, 75022-2733	Food Products	Other Debt	16.25% PIK	16.25%	6/18/2026		1,500	1,500	759
Fetch Insurance Services, LLC	101 Greenwich St., New York City, New York, USA	Insurance Services	Other Debt	12.75% (incl. 3.75% PIK)	12.75%	10/31/2027		2,010	1,973	1,980
FORTIS Solutions Group, LLC	2505 Hawkeye Court, Virginia Beach, VA 23452	Containers & Packaging	Preferred Equity	12.25%	—	—		1,000,000	1,295	980
Eclipse Topco, Inc.	3700 North Capital of Texas, Highway, Suite 420, Austin, Texas	Diversified Consumer Services	Preferred Equity	12.5% PIK	—	—		120	1,175	1,175
Vardiman Black Holdings, LLC	401 Church St., Ste. 1900, Nashville, TN 37219	Health Care Providers & Services	Preferred Equity	6.00% PIK	—	—		2,649,446	1,768	1,166
Integrity Marketing Acquisition, LLC	9111 Cypress Waters Boulevard, Suite 450, Dallas, TX 75019	Insurance Services	Preferred Equity	10.50%	—	—		3,250,000	4,285	4,193
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	Preferred Equity	10.00%	—	—		473,220	473	563
Diligent Corporation	111 West 33rd St., 16th Floor, New York, NY 10120	Software	Preferred Equity	10.50%	—	—		5,000	6,674	7,105
Knockout Intermediate Holdings I, Inc.	701 Brickell Avenue Suite 400, Miami, FL, 33131	Software	Preferred Equity	11.75%	—	—		2,790	3,465	3,624
Revalize, Inc.	8800 W Baymeadows Way #500, Jacksonville, FL 32256	Software	Preferred Equity	S + 10.00%	—	—		2,255	3,073	3,127
RSK Holdings, Inc. (Riskonnect)	1701 Barrett Lakes Blvd., Suite 500 Kennesaw, GA 30144	Software	Preferred Equity	S + 10.50%	—	—		1,012,200	1,323	1,396
PCX Holding Corp.	300 Fenn Rd, Newington, CT 06111	Aerospace & Defense	Common Equity		—	—	0.6%	6,538	654	515
Shelby Co-invest, LP (Spectrum Automotive)	302 Bridges Rd Suite 240, Fairfield, NJ 07004	Automobile Components	Common Equity		—	—	0.2%	8,500	850	1,394
Encore Holdings, LLC	70 Bacon Street, Pawtucket, RI 02860	Commercial Services & Supplies	Common Equity		—	—	0.2%	3,013	396	1,077
Procure Acquiom Financial, LLC (Procure Analytics)	3101 Towercreek, Parkway, Suite 500 Atlanta, GA, Cobb County	Commercial Services & Supplies	Common Equity		—	—	0.4%	1,000,000	1,000	1,350
Surewerx Topco, LP	49 Schooner Street, Coquitlam, BC V3K 0B3.	Commercial Services & Supplies	Common Equity		—	—	0.2%	512	512	679
BP Purchaser, LLC	B O X Partners, LLC, 2650 Galvin Drive, Elgin, IL 60124	Containers & Packaging	Common Equity		—	—	1.0%	1,383,156	1,379	738
BP Purchaser, LLC Rights	B O X Partners, LLC, 2650 Galvin Drive, Elgin, IL 60124	Containers & Packaging	Common Equity		—	—	1.0%	1,666,989	75	83
LUV Car Wash	2218 E Williams Field Road, Suite 225, Gilbert, AZ	Diversified Consumer Services	Common Equity		—	—	1.0%	123	123	81
Pet Holdings, Inc. (Brightpet)	38281 Industrial Park Road, Lisbon, OH 44432	Food Products	Common Equity		—	—	1.5%	17,543	2,013	1,367
mPulse Mobile, Inc.	16530 Ventura Blvd, Suite 500, Encino, CA 91436	Health Care Providers & Services	Common Equity		—	—	0.4%	165,761	1,220	1,338
SDB Holdco, LLC	401 Church St., Ste. 1900, Nashville, TN 37219	Health Care Providers & Services	Common Equity		—	—	2.6%	5,460,555	—	—
Suveto Buyer, LLC	1000 Texan Trail #270, Grapevine, TX 76051	Health Care Providers & Services	Common Equity		—	—	0.4%	19,257	1,926	1,859

Investments-non-controlled/ non-affiliated	Address	Industry	Type of Investment	Reference Rate and Spread	Interest Rate	Maturity Date	% of Class	Par Amount/ Shares	Cost	Fair Value
Amerilife Holdings, LLC	2650 McCormick Drive Suite 300L, Clearwater, FL 33759	Insurance Services	Common Equity		—	—	0.0%	908	25	47
Frisbee Holdings, LP (Fetch)	101 Greenwich St., New York City, New York, USA	Insurance Services	Common Equity		—	—	0.5%	21,744	277	307
CSC Thrive Holdings, LP (Thrive Networks)	25 Forbes Boulevard, Suite 3, Foxborough, MA 02035	IT Services	Common Equity		—	—	0.2%	162,309	421	841
Help HP SCF Investor, LP (Help/Systems)	6455 City West Parkway, Eden Prairie, MN 55344	IT Services	Common Equity		—	—	0.2%	9,619,564	12,460	15,584
Recovery Point Systems, Inc.	75 West Watkins Mill Road, Gaithersburg, MD, 20878	IT Services	Common Equity		—	—	1.3%	1,000,000	1,000	570
Abacus Data Holdings, Inc. (AbacusNext)	4850 Eastgate Mall, San Diego, CA, 92121	Professional Services	Common Equity		—	—	0.5%	67,388	2,981	1,368
Verdantas, LLC	6397 Emerald Parkway, Suite 200, Dublin, OH 43016	Professional Services	Common Equity		—	—	0.4%	4,780	5	6
Pritchard Industries, LLC	150 E 42nd St, New York, NY 10017	Real Estate Management & Development	Common Equity		—	—	0.8%	1,882,739	1,938	1,676
Fullsteam Operations, LLC	540 Devall Drive, Suite 301,, Auburn, AL	Software	Common Equity		—	—	0.1%	2,966	100	161
Reorganized Mobileum Grandparent, LLC	20813 Stevens Creek Boulevard Suite 200, Cupertino, CA 95014	Software	Common Equity		—	—	0.3%	25,375	—	—
Reveal Data Solutions	145 S. Wells St., Suite 500, Chicago, IL 60606	Software	Common Equity				0.3%	477,846	621	769

									$3,662,618	$3,640,324

FINANCIAL STATEMENTS

The information in “Consolidated Financial Statements and Supplementary Data” in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the fiscal year ended December  31, 2023, and “Consolidated Financial Statements” in Part I, Item 1 of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 is incorporated herein by reference. The financial data should be read in conjunction with the Company’s consolidated financial statements and related notes thereto and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as incorporated by reference herein.

MANAGEMENT

The information in the sections titled (1) “Proposal No. 1—Election of Directors” and “Corporate Governance,” of Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024 and (2) “Business” in Part I, Item 1 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 are incorporated herein by reference.

PORTFOLIO MANAGEMENT

Our Adviser, an indirect, wholly owned subsidiary of Morgan Stanley, was established in 2007 and serves as the investment adviser for various funds, accounts and strategies, including the funds and accounts on the MS Private Credit platform, including the MS BDCs. The Adviser has established an investment committee, or the Investment Committee, to be responsible for the Company’s investment decisions and it is comprised of senior investment professionals of the Morgan Stanley Investment Management platform, or IM, and is chaired by our Chief Executive Officer and President and member of our Board of Directors, Jeffrey S. Levin, who we consider to be our portfolio manager. The Investment Committee also serves as the investment committee for the other MS BDCs. All investment decisions are reviewed and approved by the Investment Committee, which has principal responsibility for approving new investments and overseeing the management of existing investments.

With over an average of 24 years of experience, the members of the Investment Committee have significant investing, leveraged finance and risk management experience and provide valuable diligence insights to the investment professionals, or the Investment Team, within the MS Private Credit platform. The Investment Team leverages the broad experience-set of the Investment Committee to evaluate transactions and develop a framework for seeking appropriate risk-adjusted returns and risk mitigation strategies for target investments.

The members of the Investment Committee are: David N. Miller, Jeffrey S. Levin, Jeffrey Day, Kunal Soni, David Kulakofsky, Sean Sullivan, Ashwin Krishnan, Henry ‘Hank’ D’Alessandro, Toby Norris and Peter Ma.

Biographies of Investment Committee Members

David N. Miller has served as the Chair of the Board of Directors since October 2019 and has served in the same capacity for each of the other MS BDCs since their formation. Mr. Miller is the Global Head of Private Credit & Equity at Morgan Stanley and a member of the MSIM operating committee. He also serves as the chair of the board of directors of each of the other MS BDCs. Mr. Miller joined Morgan Stanley in August 2016 and has over 25 years of investing experience. Prior to joining Morgan Stanley, from 2012 to January 2016, Mr. Miller was the President and Chief Executive Officer of Silver Bay Realty Trust Corp., or Silver Bay, a publicly traded real estate investment trust he co-founded in 2011 to capitalize on the significant dislocation in the residential housing market. Prior to Silver Bay, Mr. Miller was a Managing Director at Pine River Capital Management and Two Harbors Investment Corp. where he focused on investment strategy and new business development. During the global financial crisis (2008 - 2011), Mr. Miller served in various roles at the U.S. Department of Treasury, or Treasury, including as the Chief Investment Officer of the Troubled Asset Relief Program where he created complex crisis response investment programs and managed its $700 billion portfolio. Prior to Treasury, Mr. Miller held various investment roles, including as a portfolio manager at HBK Investments and in the Special Situations Group at Goldman Sachs & Co., where he focused on opportunistic investments in public and private debt and equity. Mr. Miller received an M.B.A. from Harvard Business School and a B.A. magna cum laude in Economics from Dartmouth College where he was elected to Phi Beta Kappa. Mr. Miller’s investing experience and experience as a senior officer of several finance companies led our Nominating and Corporate Governance Committee to conclude that Mr. Miller is qualified to serve as a Director.

Jeffrey S. Levin has served as our Chief Executive Officer, President and a member of the Board of Directors since October 2019 and has served in the same capacity for the each of other MS BDCs since their formation. Mr. Levin is Co-Head of Morgan Stanley’s North America Private Credit team, where he serves on the Chair of the Direct Lending Investment Committee and is the Portfolio Manager and the Head of Direct Lending. Mr. Levin also serves as Co-Portfolio Manager of the Senior Loan Fund investment strategy. Prior to rejoining Morgan Stanley in February 2019, Mr. Levin was a Partner and Managing Director at The Carlyle Group and a part of the management team for The Carlyle Group’s Direct Lending Platform. In addition, Mr. Levin served as President of The Carlyle Group’s BDCs from May 2016 to February 2019. From 2012 to May 2016, Mr. Levin served as the Head of Origination for The Carlyle Group’s Direct Lending platform. Prior to joining The Carlyle Group in 2012, Mr. Levin was a founding member of the MS Private Credit platform, where he was responsible for originating, structuring and executing credit and private equity investments across various industries. Prior to that role, Mr. Levin was a member of the Leveraged & Acquisition Finance Group at Morgan Stanley, where he was responsible for originating and executing high yield bond and leveraged loan transactions. Mr. Levin received a B.B.A. from Emory University. Mr. Levin’s investing experience and experience as a senior officer of other BDCs led our Nominating and Corporate Governance Committee to conclude that Mr. Levin is qualified to serve as a Director.

Jeffrey Day has served on the Adviser’s Investment Committee since 2019. Mr. Day is a Managing Director of Morgan Stanley, Head of Direct Lending Capital Markets and Business Development and a member of the executive team for the Direct Lending strategy and a member of the MS Private Credit Investment Committees. Mr. Day joined Morgan Stanley in 2019 and is a Managing Director at IM. He brings more than 24 years of relevant middle-market private credit investing and leveraged finance experience. Prior to joining Morgan Stanley, Mr. Day was a Managing Director at Madison Capital Funding and was involved in sponsor coverage, capital markets, and fundraising. Prior to Madison Capital, he worked in various underwriting, portfolio management, capital markets and relationship management roles at JP Morgan Chase, CapitalSource Finance and GE Capital. Mr. Day earned a BBA in Finance from the Goizueta Business School at Emory University and his MBA in Finance and Management & Strategy from the J.L. Kellogg School of Management at Northwestern University.

Kunal Soni has served on the Adviser’s Investment Committee since 2019. Mr. Soni is a Managing Director of Morgan Stanley, Head of Direct Lending - Western Region, Head of Direct Lending Technology and a member of the executive team for the Direct Lending strategy and a member of the MS Private Credit Investment Committees. Prior to joining MS Private Credit in December 2019, Mr. Soni was Head of the Western Region and Head of the Technology vertical for The Carlyle Group’s Direct Lending strategy from 2015 to 2019. Before joining The Carlyle Group, Mr. Soni was Head of the Western Region for Medley Management, or Medley, from September 2013 to February 2015. Prior to Medley, Mr. Soni was a Founding Partner and Head of the Western Region for THL Credit (the credit affiliate of THL Partners) from 2007 to 2012. Mr. Soni and two other Partners spun off from Bison Capital Asset Management, a structured equity firm focused only on non-sponsored companies, to launch THL Credit in July 2007 (THL Credit went public in April 2010 on the Nasdaq under the ticker symbol “TCRD”). Prior to THL Credit / Bison Capital, Mr. Soni served in the Investment Banking division of J.P. Morgan and Audit and Transaction Services Group of KPMG LLP. Mr. Soni earned his BA from Emory University.

David Kulakofsky has served on the Adviser’s Investment Committee since 2020. Mr. Kulakofsky is a Managing Director of Morgan Stanley, Head of Direct Lending Underwriting and a member of the executive team for the Direct Lending strategy and a member of the MS Private Credit Investment Committees. Prior to joining MS Private Credit in April 2020, Mr. Kulakofsky was Head of Madison Capital Funding’s Software & Technology Services team and a member of Madison’s Investment Committee. Mr. Kulakofsky joined Madison Capital at its inception in 2001 as an Associate and was a Vice President and Underwriting Team Leader before transitioning to an origination role in 2007. Prior to joining Madison Capital, Mr. Kulakofsky was an Analyst in the Investment Banking group at Robert W. Baird & Co., focusing primarily on industrial M&A transactions. Mr. Kulakofsky earned a B.A. in Economics with a minor in Sociology from Northwestern University and an MBA in Analytical Finance from the J.L. Kellogg School of Management at Northwestern University.

Sean Sullivan has served on the Adviser’s Investment Committee since 2020. Mr. Sullivan is a Managing Director of Morgan Stanley, Head of Direct Lending Origination and a member of the executive team for the Direct Lending strategy and a member of the MS Private Credit Investment Committees. Prior to joining MS Private Credit in June 2020, Mr. Sullivan was a Managing Director at Antares Capital, responsible for originating, structuring, and executing private credit investments. Before Antares, Mr. Sullivan was a Managing Director at Solar Capital. Prior to Solar Capital, Mr. Sullivan was a Senior Vice President of Originations at GE Capital focused on the TMT vertical. He also held capital markets structuring and finance positions at GE Capital. Mr. Sullivan graduated from the University of North Carolina - Chapel Hill.

Ashwin Krishnan has served on the Adviser’s Investment Committee since 2019. Mr. Krishnan is Co-Head of North America Private Credit and a Co-Portfolio Manager of the Opportunistic Credit strategy at Morgan Stanley, a Managing Director of Morgan Stanley and a Co-Portfolio Manager of the North Haven Credit Partners strategy. He joined Morgan Stanley in 2003 and has more than 22 years of experience. Prior to joining Morgan Stanley, Mr. Krishnan was in the Communications Investment Banking group at UBS. Mr. Krishnan holds an M.S. in Engineering from Columbia University and a B.S. in Industrial Engineering from Bangalore University, India.

Henry ‘Hank’ D’Alessandro has served on the Adviser’s Investment Committee since 2019. Mr. D’Alessandro is a Managing Director of Morgan Stanley and is the Vice Chairman of Morgan Stanley’s North America Private Credit team, where he serves on the Investment Committee and is a Senior Advisor of the Credit Partners opportunistic credit strategy. Mr. D’Alessadro also serves as co-portfolio manager and head of credit of North Haven Net REIT. Mr. D’Alessandro joined Morgan Stanley in 1997 and has over 30 years of relevant industry experience. Prior to his current role, Mr. D’Alessandro was Vice Chairman of North American Leveraged and Acquisition Finance and Head of U.S. Financial Sponsor Leveraged Finance. Prior to joining Morgan Stanley, he was a Vice President at Chase Securities, Inc. and an Audit Manager at KPMG Peat Marwick. Mr. D’Alessandro earned a B.S., magna cum laude, from Seton Hall University and an MBA from Cornell University.

Toby Norris has served on the Adviser’s Investment Committee since 2019. Mr. Norris is Chief Operating Officer and Head of Risk Management for Private Investing at IM. Mr. Norris joined Morgan Stanley in 2011 and risk management experience. Prior to this role Mr. Norris was the head of risk for Merchant Banking and Real Estate Investing. Prior to joining the Firm, Mr. Norris was a senior risk executive at Bank of America Merrill Lynch responsible for managing all credit risk exposure to large corporate borrowers in North America in the general industrials, gaming, sports and other sectors. From 2005 to 2008, Mr. Norris held a series of management positions in Global Risk Management at Merrill Lynch, and was a Managing Director with responsibility for global capital commitments prior to the merger with Bank of America. From 1997 to 2005, Mr. Norris was a leveraged finance and media banker at Merrill Lynch. Mr. Norris received a B.A. in economics from Trinity College and an M.B.A. from the Massachusetts Institute of Technology.

Peter Ma has served on the Adviser’s Investment Committee since 2021. Mr. Ma is a Managing Director of Morgan Stanley, a member of the executive team for the Credit Partners strategy. Prior to joining MS Private Credit in 2021, Mr. Ma was a Partner and Managing Director at Colbeck Capital, responsible for sourcing opportunities and leading investment execution, including diligence, documentation, and portfolio management. Before Colbeck, Mr. Ma was an investment banker at MESA Securities where he advised media and entertainment companies on mergers, acquisitions, and capital raising, with a focus on structured solutions. Mr. Ma graduated from Harvard University with a Bachelor of Arts in Economics.

The foregoing lists of personnel may not be complete lists and are subject to change, at any time, at the discretion of the Adviser, and no assurance can be given that such personnel will remain in their current positions or retain their current functions with regard to the platform or the Company. Also, the Adviser may change the scope of senior management, portfolio management or the Investment Committee’s responsibilities from time to time, or may conduct periodic portfolio reviews through other internal management committees within guidelines and constraints approved by the Investment Committee. The Adviser undertakes no obligation to update the foregoing description relating to senior management, portfolio management or the Investment Committee in the event of a change in personnel or in the scope of responsibilities.

The members of the Investment Committee do not receive any direct compensation from the Company. As of September 30, 2024, Mr. Levin, our portfolio manager, has principal responsibility for approving new investments and overseeing the management of the existing investments of the MS BDCs, which include the Company, T Series Middle Market Loan Fund LLC, or T Series, North Haven Private Income Fund LLC, or PIF, North Haven Private Income Fund A LLC, or PIF A, LGAM Private Credit LLC, or LGAM, and SL Investment

Fund II LLC, or SLIF II, and which MS BDCs had $17.3 billion in committed capital and advisory fees based on performance, with the exception of SLIF II which does not have advisory fees based on performance, and 3 pooled investment vehicles which had $1.2 billion in committed capital and advisory fees based on performance. He also has shared responsibility for approving new investments and overseeing the management of the existing investments for 2 pooled investment vehicles which had $0.5 billion in committed capital and advisory fees based on performance. Committed capital includes fee-paying capital committed since inception and committed capital is calculated as aggregate capital commitments or equity raised and total committed leverage within each of the funds or accounts with exception for funds past their investment period, where committed capital is calculated as invested capital.

Equity Owned by Investment Committee Members

The following table sets forth the dollar range of equity securities of the Company beneficially owned by our portfolio manager based on the net asset value per share of the Company’s common stock as of January 6, 2025.

Dollar Range of Common Stock Beneficially Owned in the Company(1)(2)
Jeffrey S. Levin	Over $100,000

(1)	The dollar ranges used in the above table are: None, $1 – $10,000, $10,001 – $50,000, $50,001 – $100,000, or over $100,000.
(2)

The dollar ranges for the Company were determined using the number of shares beneficially owned as of January 6, 2025 multiplied by the closing sales price of the Company’s common stock as reported on the New York Stock Exchange (the “NYSE”) on January 6, 2025.

POTENTIAL CONFLICTS OF INTEREST

Introduction

As a diversified global financial services firm, Morgan Stanley engages in a broad spectrum of activities, including financial advisory services, investment management activities, lending, commercial banking, sponsoring and managing private investment funds, engaging in broker-dealer transactions and principal securities, commodities and foreign exchange transactions, research publication and other activities. In the ordinary course of its business, Morgan Stanley is a full-service investment banking and financial services firm and therefore engages in activities where Morgan Stanley’s interests or the interests of its clients may conflict with the interests of our stockholders, notwithstanding Morgan Stanley’s participation as one of our investors. Investors should be aware that potential and actual conflicts of interest between Morgan Stanley or any Affiliated Investment Account (as defined below), on the one hand, and us, on the other hand, may exist and others may arise in connection with our operation. Morgan Stanley’s employees may also have interests separate from those of Morgan Stanley and us. The discussion below enumerates certain actual, apparent and potential conflicts of interest. There is no assurance that conflicts of interest will be resolved in favor of the Company’s stockholders, and, in fact, they may not be.

Our vendors and service providers may charge higher fee rates or otherwise contract on terms that are different to those offered to Morgan Stanley or other Morgan Stanley products.

Material Nonpublic Information

It is expected that confidential or material nonpublic information regarding a portfolio company or potential investment opportunity may become available to Morgan Stanley. If such information becomes available to Morgan Stanley, we may be precluded by trading restrictions in order to comply with applicable law, regulatory restrictions or internal policies or procedures, including without limitation joint transaction restrictions pursuant to the 1940 Act, from pursuing an investment or exit opportunity with respect to such portfolio company or investment opportunity. The Adviser and/or Morgan Stanley may also from time to time be subject to contractual “stand-still” obligations and/or confidentiality obligations that may restrict the Adviser’s ability to trade in or make certain investments on our behalf. In addition, Morgan Stanley may be precluded from disclosing such information to the Investment Team, even in circumstances in which the information would benefit us if disclosed. Therefore, the Adviser may not be provided access to material nonpublic information in the possession of Morgan Stanley that might be relevant to an investment decision to be made by us, and we may initiate a transaction or sell an investment that, if such information had been known to it, may not have been undertaken. In addition, certain members of the Investment Team and of the Investment Committee may be recused from certain investment-related discussions, including Investment Committee meetings, so that such members do not receive information that would limit their ability to perform functions of their employment with Morgan Stanley unrelated to us. Furthermore, access to certain parts of Morgan Stanley may be subject to third party confidentiality obligations and to information barriers established by Morgan Stanley in order to manage potential conflicts of interest and regulatory restrictions, including without limitation joint transaction restrictions pursuant to the 1940 Act and internal policies and procedures. Accordingly, the Company’s ability to source investments from other business units within Morgan Stanley may be limited and there can be no assurance that the Company will be able to source any investments from any one or more parts of the Morgan Stanley network.

Investments by Morgan Stanley and Its Affiliated Investment Accounts

Morgan Stanley has advised, and may advise, clients and has sponsored, managed or advised the Affiliated Investment Accounts with a wide variety of investment objectives that in some instances may overlap or conflict with the investment objectives of the Company and present conflicts of interest, including without limitation, the MS BDCs, whose investment objectives overlap with those of the Company. The term “Affiliated Investment Accounts” includes certain alternative investment funds, regulated funds and investment programs, accounts and businesses that are advised by or affiliated with the Adviser or its affiliates or through which IM otherwise conducts its business, together with any new or successor to such funds, programs, accounts or businesses. In addition, Morgan Stanley routinely makes equity and private debt investments in connection with its global business and operations. MS Private Credit may also from time to time create new or successor Affiliated Investment Accounts that may compete with the Company for investment opportunities or overlap in terms of investment strategy and may present similar conflicts of interest. Morgan Stanley and/or some of its Affiliated Investment Accounts have routinely made, and will continue to make, investments that fall within the investment objectives of the Company. Certain members of the Investment Team and the Investment Committee may make investment decisions on behalf of Affiliated Investment Accounts, including Affiliated Investment Accounts with investment objectives that overlap with those of the Company.

Morgan Stanley currently invests and plans to continue to invest on its own behalf and on behalf of its Affiliated Investment Accounts in a wide variety of investment opportunities in North America, Europe and elsewhere. Morgan Stanley and, to the extent consistent with applicable law, exemptive relief and/or the Adviser’s allocation policies and procedures, its Affiliated Investment Accounts will be permitted to invest in investment opportunities without making such opportunities available to us beforehand. Subject to the requirements of any applicable exemptive relief, Morgan Stanley may offer investments that fall into the investment objectives of an Affiliated Investment Account to such account or make such investment on its own behalf, even though such investment also falls within our investment objectives. We may invest in opportunities that Morgan Stanley and/or one or more Affiliated Investment Accounts has declined, and vice versa. Certain of these Affiliated Investment Accounts may provide for higher management fees or incentive fees or have greater expense reimbursements or overhead allocations, or permit the Adviser and its affiliates to receive higher origination and other transaction fees, which may create an incentive for the Adviser to favor such Affiliated Investment Accounts. All of the foregoing may reduce the number of investment opportunities available to the Company and may create conflicts of interest in allocating investment opportunities among the Company, itself and the Affiliated Investment Accounts, including the MS BDCs.

To seek to reduce potential conflicts of interest and to attempt to allocate such investment opportunities in a fair and equitable manner, the Adviser has implemented allocation policies and procedures. These policies and procedures are intended to give all applicable clients of the Adviser, including the Company, fair access to new private credit investment opportunities consistent with the requirements of organizational documents, investment strategies, applicable laws and regulations, the fiduciary duties of the Adviser, and to meet the conditions set in the exemptive order granted by the SEC. The exemptive order allows certain of the Adviser’s clients to participate in negotiated co-investment transactions, subject to the conditions set forth therein as described under “Co-Investment Transactions” below. Each applicable client of the Adviser that is subject to the allocation policies and procedures, including the Company, is assigned a portfolio manager by the Adviser. The portfolio managers review potential investment opportunities and will make an initial determination with respect to the allocation of each applicable opportunity taking into account various factors, including, but not limited to those described under “Co-Investment Transactions” below. The Adviser is empowered to take into account other considerations it deems appropriate to ensure a fair and equitable allocation of opportunities. The allocation policies and procedures are subject to change. Investors should note that the conflicts inherent in making such allocation decisions may not always be resolved to our advantage. There can be no assurance that we will have an opportunity to participate in certain opportunities that fall within our investment objectives.

It is possible that Morgan Stanley or an Affiliated Investment Account will invest in a company that is or becomes a competitor of a portfolio company of the Company. Such investment could create a conflict between us, on the one hand, and Morgan Stanley or the Affiliated Investment Account, on the other hand. In such a situation, Morgan Stanley may also have a conflict in the allocation of its own resources to the portfolio company. In addition, certain Affiliated Investment Accounts will be focused primarily on investing in other funds which may have strategies that overlap and/or directly conflict and compete with us. In certain cases, we may be unable to invest in attractive opportunities because of the investment by these Affiliated Investment Accounts in such private equity or private credit funds.

It should be noted that Morgan Stanley has, directly or indirectly, made large investments in certain of its Affiliated Investment Accounts, including the MS BDCs, and accordingly Morgan Stanley’s investment in the Company may not be a determining factor in the outcome of any of the foregoing conflicts. Nothing herein restricts or in any way limits the activities of Morgan Stanley, including its ability to buy or sell interests in, or provide financing to, equity and/or debt instruments, funds or portfolio companies, for its own accounts or for the accounts of Affiliated Investment Accounts or other investment funds or clients in accordance with applicable law.

We rely on the exemptive order, or the Order, which has been granted by the SEC to us, our Adviser and certain of its affiliates, to co-invest with other funds advised by our Adviser or its affiliates, including the MS BDCs and other private funds advised by the Adviser, in a manner consistent with our investment objective positions, policies, strategies and restrictions as well as regulatory requirements and other pertinent factors. We have applied for a new exemptive relief order which, if granted, would supersede the Order and would permit us and the Adviser greater flexibility with respect to negotiated co-investment transactions alongside certain Regulated Funds and Affiliated Funds (each as defined in the application). There can be no assurance that the Adviser will obtain such new exemptive relief from the SEC. See “Co-Investment Transactions” below.

Our Adviser or its affiliates may engage in certain origination activities and receive arrangement, structuring or similar fees in connection with such activities. See “Risk Factors-Risks Relation to our Business and Structure-Conflicts related to obligations the Investment Committee, the Adviser or its affiliates have to other clients and conflicts related to fees and expenses of such other clients” in Part I, Item 1A of our most recent Annual Report on Form 10-K. Our Adviser’s liability is limited under the our investment advisory agreement with the Adviser, or the Investment Advisory Agreement, and we are required to indemnify our Adviser against certain liabilities. These protections may lead our Adviser to act in a riskier manner when acting on our behalf than it would when acting for its own account. See “Risk Factors-Risks Relating to Our Business and Structure-The liability of each of the Adviser and the Administrator is limited, and we have agreed to indemnify each against certain liabilities, which may lead them to act in a riskier manner on our behalf than each would when acting for its own account” in Part I, Item 1A of our most recent Annual Report on Form 10-K.

Co-Investment Transactions

Our Adviser has received the Order from the SEC that permits us, among other things, to co-invest with certain other persons, including certain Affiliated Investment Accounts advised and controlled by the Adviser, including the MS BDCs. Subject to the 1940 Act and the conditions of any such co-investment order issued by the SEC, we may, under certain circumstances, co-invest with certain Affiliated Investment Account advised by the Adviser in investments that are suitable for the Company and one or more of such Affiliated Investment Account. Even though the Company and any such Affiliated Investment Account co-invest in the same securities, conflicts of interest may still arise. If the Adviser is presented with co-investment opportunities that generally fall within our investment objective and other board-established criteria and those of one or more Affiliated Investment Accounts advised by the Adviser, whether focused on a debt strategy or otherwise, the Adviser will allocate such opportunities among us and such Affiliated Investment Accounts in a manner consistent with the Order and our Adviser’s allocation policies and procedures, as discussed herein.

Investment opportunities for all other Affiliated Investment Accounts not advised by our Adviser or its affiliates as well as other Morgan Stanley business lines are allocated in accordance with their respective investment advisers’ and Morgan Stanley’s other allocation policies and procedures. Such policies and procedures may result in certain investment opportunities that are attractive to us being allocated to other funds, accounts or Morgan Stanley business lines that are not advised by our Adviser.

With respect to co-investment transactions conducted under the Order, initial internal allocations among us and certain other Affiliated Investment Accounts advised by our Adviser that are party to the Order, or the Internal Order, will generally be made taking into account a variety of factors which may include factors not limited to: investment guidelines, goals or restrictions of the applicable Affiliated Investment Accounts, capacity and execution capability of the vehicle (i.e. availability of capital), existing allocations to issuers, industry and geographical concentrations, diversification requirements and objectives, leverage covenants or restrictions, tax considerations, desired position sizes, legal or regulatory considerations, investment horizon/life cycle, liquidity requirements, risk concentration limits (if any), prohibitions or restrictions on “joint transactions” for entities regulated under the 1940 Act, compliance with co-investment order conditions pursuant to the Order and other applicable guidance and relief, as applicable. If we invest in a transaction under the Order and, immediately before the submission of the order for us and the other participating Affiliated Investment Accounts, the opportunity is oversubscribed, it will generally be allocated on a pro rata basis based on Internal Order’s size. Final allocations are approved by an allocation committee comprised of senior management. Our Board of Directors regularly reviews the allocation policies and procedures and code of ethics of the Adviser.

To the extent consistent with applicable law and/or any exemptive relief applicable to us and/or the Adviser, in addition to such co-investments, the Company and Morgan Stanley or an Affiliated Investment Account may, as part of unrelated transactions, invest in either the same or different tiers of a portfolio company’s capital structure or in an affiliate of such portfolio company. To the extent we hold investments in the same portfolio company or in an affiliate thereof that are different (including with respect to their relative seniority) than those held by Morgan Stanley or an Affiliated Investment Account, the Adviser and Morgan Stanley may be presented with decisions when the interests of the two co-investors are in conflict. In circumstances where there is a portfolio company in which we have an equity or debt investment and in which Morgan Stanley or an Affiliated Investment Account has an equity or senior debt investment elsewhere in the portfolio company’s capital structure, Morgan Stanley may have conflicting loyalties between its duties to its stockholders, the Affiliated Investment Account, the Company, certain of its other affiliates and the portfolio company. In that regard, actions may be taken for Morgan Stanley or such Affiliated Investment Account that are adverse to us, or actions may or may not be taken by us due to Morgan Stanley’s or such Affiliated Investment Account’s investment, which action or failure to act may be adverse to us. In addition, it is possible that in a bankruptcy proceeding, our interest may be subordinated or otherwise adversely affected by virtue of Morgan Stanley’s or such Affiliated Investment Account’s involvement and actions relating to its investment. Decisions about what action should be taken in a troubled situation, including whether to enforce claims, whether to advocate or initiate restructuring or liquidation inside or outside of bankruptcy, and the terms of any work-out or restructuring, raise conflicts of interest. If a portfolio company becomes troubled, we might arguably be best served by a liquidation that would result in its debt being paid, but leave nothing for Morgan Stanley or such Affiliated Investment Accounts. In those circumstances where the Company and Morgan Stanley or such Affiliated Investment Accounts hold investments in different classes of a company’s debt or equity, Morgan Stanley may also, to the fullest extent permitted by applicable law, take steps to reduce the potential for adversity between the Company and Morgan Stanley or such Affiliated Investment Accounts, including causing the Company to take certain actions that, in the absence of such conflict, it would not take, such as (A) remaining passive in a restructuring or similar situations (including electing not to vote or voting pro rata with other security-holders), (B) divesting investments or (C) otherwise taking an action designed to reduce adversity. A similar standard generally will apply if Morgan Stanley or such Affiliated Investment Accounts make an investment in a company or asset in which we hold an investment in a different class of such company’s debt or equity securities or such asset.

Morgan Stanley Trading and Principal Investing Activities

Notwithstanding anything to the contrary herein, Morgan Stanley will generally conduct its sales and trading businesses, publish research and analysis, and render investment advice without regard for our holdings, although these activities could have an adverse impact on the value of one or more of our investments, or could cause Morgan Stanley to have an interest in one or more portfolio investments that is different from, and potentially adverse to ours.

Morgan Stanley’s sales and trading, financing and principal investing businesses (whether or not specifically identified as such, and including Morgan Stanley’s trading and principal investing businesses) will not be required to offer any investment opportunities to us. These businesses may encompass, among other things, principal trading activities as well as principal investing.

Morgan Stanley’s sales and trading, financing, and principal investing businesses have acquired or invested in, and in the future may acquire or invest in, minority and/or majority control positions in equity or debt instruments of diverse public and/or private companies. Such activities may put Morgan Stanley in a position to exercise contractual, voting, or creditor rights, or management or other control with respect to securities or loans of portfolio companies or other issuers, and in these instances Morgan Stanley may, in its discretion and subject to applicable law, act to protect its own interests or interests of clients, and not our interests.

Subject to the limitations of applicable law and the conditions of the Order, we may purchase from or sell assets to, or make investments in, companies in which Morgan Stanley has or may acquire an interest, including as an owner, creditor or counterparty.

Morgan Stanley’s Investment Banking Activities

Morgan Stanley advises clients on a variety of mergers, acquisitions, go private, hedging and financing transactions. Morgan Stanley may act as an advisor to clients, including other investment funds that may compete with us, with respect to investments in portfolio companies in which we may invest. Morgan Stanley may give advice and take action with respect to any of its clients or proprietary accounts that may differ from the advice given, or may involve an action of a different timing or nature than the action taken, by us. Morgan Stanley may give advice and provide recommendations to persons competing with us and/or any of our portfolio companies that are contrary to our best interests and/or the best interests of our portfolio companies.

Morgan Stanley could be engaged in financial advising, whether on the buy-side or sell-side, or in financing, lending or hedging assignments that could result in Morgan Stanley’s determining in its discretion or being required to act exclusively on behalf of one or more third parties, which could limit our ability to transact with respect to one or more existing or potential investments. Morgan Stanley may have relationships with third-party funds, companies or investors who may have invested in or may look to invest in portfolio companies, and there could be conflicts between our best interests, on the one hand, and the interests of a Morgan Stanley client or counterparty, on the other hand. From time to time, Morgan Stanley’s investment banking professionals may introduce a client to us that requires financing to complete an acquisition transaction and may receive a finder’s fee to the extent permitted by applicable law.

To the extent that Morgan Stanley advises creditor or debtor companies in the financial restructuring of companies either prior to or after filing for protection under chapter 11 of the Bankruptcy Code or similar laws in other jurisdictions, the Adviser’s flexibility in making investments in such restructurings on our behalf may be limited.

Morgan Stanley could provide investment banking services to competitors of portfolio companies, as well as to private equity and/or private credit funds; such activities may present Morgan Stanley with a conflict of interest vis-à-vis our investment and may also result in a conflict in respect of the allocation of investment banking resources to portfolio companies.

Our portfolio companies may engage Morgan Stanley to perform investment banking services, including advice on valuing, structuring, negotiating and arranging financing for certain transactions, and Morgan Stanley may also earn fees in connection with unconsummated transactions. In such situations, Morgan Stanley will generally receive fees based on the prevailing market rates for such services upon the consummation of the investment banking transaction for which it was retained.

Morgan Stanley will not share these fees with us. Morgan Stanley may also make interest-bearing loans to us and our portfolio companies and may act as agent in connection with the placement or syndication of our respective indebtedness.

To the extent permitted by applicable law, Morgan Stanley may provide a broad range of financial services to companies in which we invest, including strategic and financial advisory services, interim acquisition financing and other lending and underwriting or placement of securities, and Morgan Stanley generally will be paid fees (that may include warrants or other securities) for such services.

Morgan Stanley will not share any of the foregoing interest, fees and other compensation received by it (including, for the avoidance of doubt, amounts received by the Adviser) with us or the investors, and the management fees payable by or on our behalf and the behalf of the investors will not be reduced thereby.

Morgan Stanley may be engaged to act as a financial advisor to a company in connection with the sale of such company, or subsidiaries or divisions thereof, may represent potential buyers of businesses through its mergers and acquisition activities and may provide lending and other related financing services in connection with such transactions. Morgan Stanley’s compensation for such activities is usually based upon realized consideration and is usually contingent, in substantial part, upon the closing of the transaction. We may be precluded from participating in a loan to the company being sold under these circumstances.

Morgan Stanley’s Investment Management Activities

Morgan Stanley conducts a variety of investment management activities, including sponsoring investment funds that are registered under the 1940 Act and subject to its rules and regulations. Such activities also include managing assets of pension funds that are subject to federal pension law and its regulations. Such activities are generally restricted to investments in publicly traded securities and may present conflicts if we pursue an investment in, or if one of our portfolio companies seeks to acquire or merge with, a public company in which Morgan Stanley’s investment management clients and investment companies have previously invested.

Morgan Stanley’s Marketing Activities

Morgan Stanley is engaged in the business of underwriting, syndicating, brokering, administering, servicing, arranging and advising on the distribution of a wide variety of alternative structured products and other securities in which we may invest, including, without limitation, royalty-backed bonds and royalty sales, tax receivable agreements, index dividend swaps, synthetic performing loan securitizations, collateralized loan obligations and commercial mortgage-backed securities. Subject to the restrictions of the 1940 Act, including Sections 10(f) and 57(a) thereof, we may invest in transactions in which Morgan Stanley acts as underwriter, placement agent, syndicator, broker, administrative agent, servicer, advisor, arranger or structuring agent and receives fees or other compensation from the sponsors of such products or securities. Any fees earned by Morgan Stanley in such capacity will not be shared with us. Certain conflicts of interest, in addition to the receipt of fees or other compensation, would be inherent in these transactions. Moreover, the interests of one of Morgan Stanley’s clients with respect to an issuer of securities in which we have an investment may be adverse to our best interests. In conducting the foregoing activities, Morgan Stanley will be acting for its other clients and will have no obligation to act in our best interests.

Without limiting the generality of the foregoing, in light of our investment strategy, it is anticipated that a portion of our investments will be sourced from various Morgan Stanley business units, including in particular, but without limitation, the Institutional Securities division, or ISG, which includes Investment Banking, Sales & Trading, and Global Capital Markets. To the extent permitted by the 1940 Act, ISG may serve as a broker to both the counterparty and us. There can be no assurance that we will be able to source investments from other businesses within Morgan Stanley.

Commodities and Global-Structured Products

Morgan Stanley’s commodities business will not be required to offer any investment opportunity to us. This business includes or may include in the future (but is not limited to) the ownership (whether directly or indirectly, in whole or in part), financing, hedging, trading, production, storage and delivery of various types of commodities and commodity-related products and commodity-related assets, including, without limitation, energy (power and capacity), coal, emissions, oil and its byproducts, natural gas, metals and minerals, agricultural products, wind-powered energy, renewables, biodiesels, shipping, transmission, port and storage facilities, conversion facilities or any associated land or other facilities and generation.

Morgan Stanley’s global-structured products business will not be required to offer any investment opportunity to us. This business is a joint venture among Morgan Stanley’s investment banking, fixed income and consolidated equities divisions that pursues structured tax-advantaged transactions primarily on behalf of Morgan Stanley.

Client Relationships

Morgan Stanley has existing and potential relationships with a significant number of corporations, institutions and individuals. In providing services to its clients, Morgan Stanley may face conflicts of interest with respect to activities recommended to or performed for such clients, on the one hand, and us, the investors or the entities in which we invest, on the other hand. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to us.

In acting as principal or in providing advisory and other services to its other clients, Morgan Stanley may engage in or recommend activities with respect to a particular matter that conflict with or are different from activities engaged in or recommended by the Adviser on our behalf.

Principal Investments

To the extent permitted by applicable law, there may be situations in which our interests in a portfolio company may conflict with the interests of one or more general accounts of Morgan Stanley and its affiliates or accounts advised by Morgan Stanley or their affiliates. This may occur because these accounts hold public and private debt and equity securities of a large number of issuers which may be or become portfolio companies, or from whom portfolio companies may be acquired.

Conflicts with Portfolio Companies

Officers and employees of the Adviser or Morgan Stanley may serve as directors of certain portfolio companies and, in that capacity, will be required to make decisions that they consider to be in the best interest of the portfolio company. In certain circumstances, for example in situations involving bankruptcy or near insolvency of the portfolio company, actions that may be in the best interests of the portfolio company may not be in our best interests, and vice versa. In addition, the possibility exists that the companies with which one or more members of the Investment Team or other employees of Morgan Stanley are involved could engage in transactions that would be suitable for us, but in which we might be unable to invest. Accordingly, in these situations, there may be conflicts of interests between such person’s duties as an officer or employee of the Adviser or Morgan Stanley and such person’s duties as a director of the portfolio company.

Morgan Stanley may invest on behalf of itself and/or its Affiliated Investment Accounts in a portfolio company that is a competitor of one of our portfolio companies or that is a service provider, supplier, customer or other counterparty with respect to one of our portfolio companies. In providing advice and recommendations to, or with respect to, such portfolio companies, and in dealing in their securities on behalf of itself or such Affiliated Investment Accounts, to the extent permitted by law, Morgan Stanley will not take into consideration our best interests or the best interests of our portfolio companies. Accordingly, such advice, recommendations and dealings may result in adverse consequences to us or our portfolio companies. In addition, in providing services to such portfolio companies, the Adviser may come into possession of information that it is prohibited from acting on (including on our behalf) even though such action would be in our best interests. See also “Material Nonpublic Information” above.

Transactions with Portfolio Companies of Affiliated Investment Accounts

Our portfolio entities may be counterparties to or participants in agreements, transactions or other arrangements with portfolio companies or other entities of portfolio investments of Affiliated Investment Accounts (for example, one of our portfolio entities may retain a company in which an Affiliated Investment Account invests to provide services or may acquire an asset from such company or vice versa). Certain of these agreements, transactions and arrangements involve fees, servicing payments, rebates and/or other benefits to Morgan Stanley or its affiliates. For example, portfolio entities may, including at the encouragement of Morgan Stanley, enter into agreements regarding group procurement and/or vendor discounts. Morgan Stanley and its affiliates may also participate in these agreements and may realize better pricing or discounts as a result of the participation of portfolio entities. To the extent permitted by applicable law, certain of these agreements may provide for commissions or similar payments and/or discounts or rebates to be paid to a portfolio entity of an Affiliated Investment Account, and such payments or discounts or rebates may also be made directly to Morgan Stanley or its affiliates. Under these arrangements, a particular portfolio company or other entity may benefit to a greater degree than the other participants, and the Morgan Stanley funds, investment vehicles and accounts (which may or may not include us) that own an interest in such entity will receive a greater relative benefit from the arrangements than the Morgan Stanley funds, investment vehicles or accounts that do not own an interest therein. Such fees and compensation received by portfolio companies of Affiliated Investment Accounts described above would not be shared with us.

Broken Deal and Other Expenses

The appropriate allocation of fees and expenses generated in connection with potential portfolio investments that are not consummated with an investment of our assets, including without limitation out-of-pocket fees associated with attorney fees and the fees of other professionals, will be determined based on the policies adopted by the Adviser and we are expected to bear our ratable share of such expenses.

Investments in Portfolio Investments of Other Funds

To the extent permitted by applicable law and/or the terms of the Order, when we invest in certain companies or other entities, other funds affiliated with the Adviser may have made or may be making an investment in such companies or other entities.

Other funds that have been or may be advised by the Adviser or its affiliated advisers may invest in the companies or other entities in which we have made an investment. Under such circumstances, we and such other funds may have conflicts of interest (e.g., over the terms, exit strategies and related matters, including the exercise of remedies of our respective investments). If the interests held by us are different from (or take priority over) those held by such other funds, the Adviser may be required to make a selection at the time of conflicts between the interests held by such other funds and the interests held by us.

Allocation of Expenses

Expenses may be incurred that are attributable to us and one or more other Affiliated Investment Accounts (including in connection with portfolio companies in which we, and such other Affiliated Investment Accounts have overlapping investments). The allocation of such expenses among such entities raises potential conflicts of interest. The Adviser and its affiliates intend to allocate such common expenses among us and any such other Affiliated Investment Accounts on a pro rata basis or in such other manner as may be required by applicable law.

Temporary Investments

To more efficiently invest short-term cash balances held by us, the Adviser may invest such balances on an overnight “sweep” basis in shares of one or more money market funds or other short-term vehicles. It is anticipated that the investment adviser to these money market funds or other short-term vehicles may be affiliated with the Adviser to the extent permitted by applicable law, including Rule 12d1-1 under the 1940 Act. In such a case, the affiliated investment adviser will receive asset-based fees in respect of our investment (which will reduce the net return realized by us).

Brokerage Activities

The Adviser may, in its discretion, subject to its determination in its discretion that such transactions are on arm’s-length terms, and subject to applicable law, choose to execute trades with Morgan Stanley acting as agent and charging a commission to us.

Restructuring Activities

Morgan Stanley may also represent creditor or debtor companies in proceedings under Chapter 11 of the U.S. Bankruptcy Code (and equivalent non-U.S. bankruptcy laws) or prior to these proceedings. From time to time, Morgan Stanley may serve on creditor or equity committees. These actions, for which Morgan Stanley may be compensated, may limit or preclude the flexibility that the Company may otherwise have to buy or sell securities issued by those companies, as well as certain other assets.

Other Affiliate Transactions

We may borrow money from multiple lenders, including Morgan Stanley, from time to time as permitted by applicable law. In addition, our portfolio companies also may participate as a counterparty with, or as a counterparty to, Morgan Stanley or an investment vehicle formed by it in connection with currency and interest rate hedging, derivatives (including swaps and forwards of all types), obtaining leverage and other transactions. The Adviser, which is responsible for pursuing our investment objectives, is under control of Morgan Stanley and may encounter conflicts where, for example, a decision regarding the acquisition, holding or disposition of an investment is considered attractive or advantageous for us yet poses a risk of economic loss to Morgan Stanley. If such conflicts arise, potential investors should be aware that, while the Adviser has a fiduciary duty to us, Morgan Stanley may act to protect its own interests to the extent permitted by applicable law ahead of our investment interests. Note that Morgan Stanley’s ability to serve as a lender to us or our portfolio companies or counterparty to our portfolio companies has been and is likely to be restricted by the Volcker Rule.

As of September 30, 2024, Mitsubishi UFJ Financial Group, or MUFG, owns an approximate 23.4% interest in Morgan Stanley on a fully diluted basis. Morgan Stanley and MUFG have agreed to pursue a global strategic alliance and have identified numerous areas of collaboration, including asset management, capital markets and corporate and retail banking. While we may transact business with MUFG and its affiliates to the extent permitted by applicable law, such transactions will be on an arm’s-length basis.

Management of the Company

The members of the Investment Team will generally devote such time as Morgan Stanley, in its sole discretion, deems necessary to carry out our operations effectively. The members of the Investment Team may also work on projects for Morgan Stanley (including the MS BDCs and other Affiliated Investment Accounts), and conflicts of interest may arise in allocating management time, services or functions among such affiliates. Certain members of the Investment Team, including senior members thereof, are not expected to be involved in each aspect of the Company, including in evaluating and reviewing certain types of investments made by us. Morgan Stanley (including the Adviser, members of the Investment Team and members of the Investment Committee) will not be precluded from conducting activities unrelated to us.

Relationship among the Company, the Adviser and the Investment Team

To the extent permitted by applicable law, we may engage in agency transactions involving Morgan Stanley, and principal cross transactions involving certain funds advised by Morgan Stanley as counterparty, in all cases subject to applicable law, including the 1940 Act, the Investment Advisers Act of 1940, as amended and Dodd-Frank Wall Street Reform and Consumer Protection Ac. These transactions may create a conflict of interest between the interests of the Adviser in assuring that we receive the best execution on all transactions and in limiting or reducing the fees paid by us, and its interest in generating profits and fees for Morgan Stanley.

The Investment Committee

The Investment Committee has principal responsibility for approving new investments and oversight over portfolio construction and management of existing investments. The Investment Committee is composed of senior members of the Investment Team and other Morgan Stanley investment professionals and executives. There is no assurance that all members of the Investment Committee will be present at every meeting of the Investment Committee, or otherwise involved in all decisions of the Investment Committee. Most of the members of the Investment Committee will be involved in business activities of Morgan Stanley other than activities with respect to the Company.

For example, the Investment Committee also serves the Adviser in its capacity as the investment adviser to the MS BDCs. Conflicts of interest may arise between Morgan Stanley or its clients, on the one hand, and us, on the other hand. Members of the Investment Committee may be affected by such conflicts of interest as a result of their other activities for Morgan Stanley. One or more members of the Investment Committee may recuse themselves from attendance at one or more meetings of the Investment Committee or from participation in certain of its activities, with a view to mitigating actual or potential conflicts of interest, even where such individual has relevant knowledge or experience with respect to the matters under consideration that would have assisted the Investment Committee in making its decisions. Also, a member of the Investment Committee may be precluded from attending, or may decide not to attend, meetings of the Investment Committee as a result of regulatory or other requirements affecting such individual. To the extent that one or more members of the Investment Committee does not participate in the meetings or activities of the Investment Committee for any reason, this may result in the Investment Committee making different decisions than those that it would have made had such member(s) participated (including, without limitation, investment decisions), which may have adverse consequences for us. Conversely, a member of the Investment Committee may, to the extent permitted by Morgan Stanley’s internal policies and applicable law, attend and participate in meetings of the Investment Committee notwithstanding that such individual is affected by conflicts of interest as contemplated in this paragraph. In such a case, the Investment Committee may reach different conclusions with respect to matters affecting us (including without limitation investment decisions) than it would have reached had such member either not been affected by such conflict of interest, or had recused himself or herself from participating in such decision, which may have adverse consequences for us. Furthermore, the Adviser may change the composition of the Investment Committee from time to time. There can be no assurance that any replacement members of the Investment Committee will be of comparable experience and seniority to current members of the Investment Committee.

Company Creditworthiness

We will be required to establish business relationships with counterparties based on our own credit standing. Morgan Stanley will not have any obligation to allow its credit to be used in connection with our establishment of our business relationships, nor is it expected that our counterparties will rely on the credit of Morgan Stanley in evaluating our creditworthiness.

Disparate Fee Arrangements with Service Providers

Certain of our advisors and other service providers, or their affiliates (including accountants, administrators, lenders, bankers, brokers, agents, attorneys, consultants and investment or commercial banking firms) and our portfolio entities also provide goods or services to or have business, personal, political, financial or other relationships with Morgan Stanley, the Adviser or their affiliates. Such advisors and other service providers may be investors in us, former employees of Morgan Stanley, affiliates of the Adviser, sources of investment opportunities or co-investors or counterparties therewith. Morgan Stanley may receive discounts from such advisors and other service providers due to certain economies of scale. Notwithstanding the foregoing, investment transactions for us that require the use of a service provider will generally be allocated to service providers on the basis of best execution, the evaluation of which includes, among other considerations, such service provider’s provision of certain investment-related services and research that the Adviser believes to be of benefit to us. In certain circumstances, advisors and other service providers, or their affiliates, charge different rates or have different arrangements for services provided to Morgan Stanley, the Adviser or their affiliates as compared to services provided to us and our portfolio entities, which may result in more favorable rates or arrangements than those payable by us or such portfolio entities. In connection with the engagement of any such service provider (including accountants), it is likely that we, the Adviser and our respective affiliates will need to acknowledge that to the fullest extent permitted by law, such service provider does not represent or owe any duty to any investor or to the investors as a group in connection with such retention.

Morgan Stanley Policies and Procedures

Specified policies and procedures implemented by Morgan Stanley reasonably designed to mitigate potential conflicts of interest and address certain legal and regulatory requirements including money laundering and corruption-related requirements and reflecting the increasing relevance of environmental, social and corporate governance issues (including adoption of an environmental policy statement and a statement on human rights), contractual restrictions and/or reputation-driven concerns may limit the Adviser’s ability to pursue certain investment opportunities and reduce the synergies across Morgan Stanley’s various businesses that we expect to draw on for purposes of pursuing attractive investment opportunities. Because Morgan Stanley has many different principal, asset management and advisory businesses, it is subject to a number of actual, potential and perceived conflicts of interest, greater regulatory oversight and more legal, regulatory and contractual restrictions than those to which it would otherwise be subject if it had just one line of business. In addressing these conflicts and regulatory, legal and contractual requirements across its various businesses, Morgan Stanley has implemented certain policies and procedures (e.g., information walls) and established a global conflicts management office to review conflicts and potential conflicts between various Morgan Stanley businesses, and these may reduce the positive synergies that we expect to utilize for purposes of finding, managing and disposing of attractive investments. For example, Morgan Stanley may come into possession of material non-public information with respect to entities in which we may be considering making an investment. As a consequence, that information, which could be of benefit to us, might become unavailable to us; in some instances, the investment opportunities may no longer be made available to us.

Morgan Stanley has implemented a number of policies impacting us and the Adviser aimed at mitigating franchise risk, preventing money laundering and corruption, and reflecting the increasing relevance of environmental, social and corporate governance issues (including adoption of an environmental policy statement and a statement on human rights.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The information contained under the caption “Certain Relationships and Related Party Transactions” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on April 23, 2024 and under the caption “Note 3-Related Party Transactions” in the Notes to the Audited Consolidated Financial Statements in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and “Note 3-Significant Agreements and Related Party Transactions” in the Notes to Unaudited Consolidated Financial Statements in the Company’s most recently filed Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2024 is incorporated by reference herein.

CONTROL PERSONS AND PRINCIPAL SHAREHOLDERS

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days.

The following table sets forth, as of January 6, 2025, information with respect to the beneficial ownership of shares of our common stock by:

•	each person known to us to beneficially own more than 5.0% of the outstanding shares of our common stock;

•	each of our directors and executive officers; and

•	all of our directors and executive officers as a group.

Ownership information for those persons who beneficially own more than 5% of the outstanding shares of our common stock is based on Schedule 13G or other filings by such persons with the SEC and other information obtained from such persons.

The percentage ownership is based on 88,511,089 shares of common stock outstanding as of January 6, 2025. To our knowledge, except as indicated in the footnotes to the table, each of the stockholders listed below has sole voting and/or investment power with respect to shares beneficially owned by such stockholder. Unless otherwise indicated by footnote, the address for each listed individual is c/o Morgan Stanley Direct Lending Fund, 1585 Broadway New York, NY 10036.

Our directors are divided into two groups - interested directors and independent directors. Interested directors are “interested persons” as defined in Section 2(a)(19) of the 1940 Act, and independent directors are all other directors.2

Name of Individual or Identity of Group	Number of Shares of Common Stock Beneficially Owned(1)	Percent of Common Stock Beneficially Owned(1)	Dollar Range of Equity Securities Beneficially Owned(2)(3)	Aggregate Dollar Range of Equity Securities Beneficially Owned in the Fund Complex(2)(4)(5)
Directors and Executive Officers:
Interested Directors
David N. Miller(6)	12,168	*	Over $100,000	Over $100,000
Jeffrey S. Levin	48,599	*	Over $100,000	Over $100,000
Independent Directors
Joan Binstock(7)	32,666	*	Over $100,000	Over $100,000
Bruce D. Frank(8)	3,695	*	$50,001 - $100,000	Over $100,000
Kevin Shannon	24,079	*	Over $100,000	Over $100,000
Adam Metz(9)	48,505	*	Over $100,000	Over $100,000
Executive Officers Who Are Not Directors
Orit Mizrachi	4,867	*	$50,001 - $100,000	Over $100,000
Michael Occi	7,500	*	Over $100,000	Over $100,000
David Pessah	2,000	*	$10,001 - $50,000	$10,001 - $50,000
Gauranga Pal	—	—	None	None
Jonathan Frohlinger	—	—	None	None
All Directors and Executive Officers as a Group (eleven persons)	184,079	*	Over $100,000	Over $100,000
Beneficial Ownership of 5% or More:
MS Credit Partners Holdings Inc.(10)	9,727,311	11.0%	Over $100,000	Over $100,000

*	Represents less than 1.0% of the issued and outstanding shares of our common stock.

(1)

Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Assumes no other purchases or sales of our common stock since the most recently available SEC filings. This assumption has been made under the rules and regulations of the SEC and does not reflect any knowledge that we have with regard to the present intent of the beneficial owners of our common stock listed in this table.

(2)	The dollar ranges used in the above table are: None, $1 - $10,000, $10,001 - $50,000, $50,001 - $100,000, or over $100,000.
(3)

The dollar ranges for the Company were determined using the number of shares beneficially owned as of January 6, 2025 multiplied by the closing sales price of the Company’s common stock as reported on the New York Stock Exchange, or the NYSE, on January 6, 2025.

(4)	The “Fund Complex” consists of the Company, T Series, PIF, PIF A, LGAM and SLIF II, each a MS BDC that has the same investment adviser as the Company.
(5)

The dollar ranges for PIF were determined using the number of units that were beneficially owned as of September 30, 2024, multiplied by $19.00 per unit, which was the net asset value per unit as of September 30, 2024. The dollar ranges for SLIF II were determined using the number of units that were beneficially owned as of September 30, 2024, multiplied by $19.97 per unit, which was the net asset value per unit as of September 30, 2024. No shares of common stock of T Series, PIF A or LGAM were beneficially owned by any Director or Director nominee as of September 30, 2024.

(6)	Mr. Miller is the owner of the MSSB C/F David Nathan Miller IRA, which owns the reported securities.
(7)

Ms. Binstock is the grantor and trustee of the Joan A Binstock Revocable Trust, which owns the reported securities. Ms. Binstock disclaims beneficial ownership of shares of common stock held by the Joan A Binstock Revocable Trust, except to the extent of her pecuniary interest therein.

(8)	Mr. Frank is the owner of the MSSB C/F Bruce Frank IRA, which owns the reported securities.
(9)

Mr. Metz is the settlor and trustee of the Adam Metz 2006 Trust, which owns the reported securities. Mr. Metz disclaims beneficial ownership of shares of common stock held by the Adam Metz 2006 Trust, except to the extent of his pecuniary interest therein.

(10)

MS Credit Partners Holdings Inc., a Delaware corporation, is a wholly owned subsidiary of MS Holdings Incorporated, a Delaware corporation, which is a wholly owned subsidiary of Morgan Stanley, a Delaware corporation. The address of each of MS Credit Partners Holdings Inc., MS Holdings Incorporated, and Morgan Stanley is 1585 Broadway, New York, NY 10036. Morgan Stanley has no obligation, contractual or otherwise, to financially support the Company. Morgan Stanley has no history of financially supporting any of the MS BDCs (as defined below), even during periods of financial distress.

DESCRIPTION OF OUR SECURITIES

The following description is based on relevant portions of the Delaware General Corporation Law, or DGCL, and on our certificate of incorporation and bylaws. This summary is not necessarily complete, and we refer you to the DGCL and our certificate of incorporation and bylaws, forms of which are incorporated by reference to the exhibits to the registration statement of which this prospectus is a part, for a more detailed description of the provisions summarized below.

Our authorized stock currently consists of 100,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. Our common stock is traded on the NYSE under the ticker symbol “MSDL.” There are no outstanding options or warrants to purchase shares of our common stock. No stock has been authorized for issuance under any equity compensation plan. Under Delaware law, our stockholders generally are not personally liable for our debts or obligations.

The following are our outstanding classes of securities as of September 30, 2024:

Title of Class	(2) Amount authorized	(3) Amount held by us or for Our Account	(4) Amount Outstanding Exclusive of Amounts shown Under Column (3)
Common Stock	100,000,000	—	89,008,972

All shares of our common stock have equal rights as to earnings, assets, dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our Board of Directors and declared by us out of assets legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except when their transfer is restricted by federal and state securities laws or by contract. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay all debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares are not able to elect any directors.

Provisions of the DGCL and Our Certificate of Incorporation and Bylaws

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

The indemnification of our officers and directors is governed by Section 145 of the DGCL, our certificate of incorporation and bylaws. Section 145(a) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if (1) such person acted in good faith, (2) in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and (3) with respect to any criminal action or proceeding, such person had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation, and except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court deems proper.

Section 145 of the DGCL further provides that to the extent that a present or former director or officer is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person will be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with such action, suit or proceeding. In all cases in which indemnification is permitted under subsections (a) and (b) of Section 145 (unless ordered by a court), it will be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the applicable standard of conduct has been met by the party to be indemnified. Such determination must be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (4) by the stockholders. The statute authorizes the corporation to pay expenses incurred by an officer or director in advance of the final disposition of a proceeding upon receipt of an undertaking by or on behalf of the person to whom the advance will be made, to repay the advances if it is ultimately determined that he or she was not entitled to indemnification. Section 145 of the DGCL also provides that indemnification and advancement of expenses permitted under such Section are not to be exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. Section 145 of the DGCL also authorizes the corporation to purchase and maintain liability insurance on behalf of its directors, officers, employees and agents regardless of whether the corporation would have the statutory power to indemnify such persons against the liabilities insured.

Our certificate of incorporation provides that our directors will not be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the current DGCL or as the DGCL may be amended. Section 102(b)(7) of the DGCL provides that the personal liability of a director to a corporation or its stockholders for breach of fiduciary duty as a director may be eliminated except for liability (1) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock or (4) for any transaction from which the director derives an improper personal benefit.

Our certificate of incorporation and bylaws provide for the indemnification of any person to the full extent permitted, and in the manner provided, by the current DGCL or as the DGCL may be amended. In addition, we have entered into indemnification agreements with each of our directors in order to effect the foregoing except to the extent that such indemnification would exceed the limitations on indemnification under section 17(h) of the 1940 Act.

As a BDC, we are not permitted to and will not indemnify the Adviser, any of our executive officers and directors, or any other person against liability arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office, or by reason of reckless disregard of obligations and duties of such person arising under contract or agreement.

Election of Directors

Our bylaws provide that the affirmative vote of a majority of the total votes cast “for” or “against” a nominee for director at a duly called meeting of stockholders at which a quorum is present is required to elect a director in an uncontested election. In a contested election, directors are elected by a plurality of the votes cast at a meeting of stockholders duly called and at which is a quorum is present. Under our bylaws, our Board of Directors may amend the bylaws to alter the vote required to elect directors.

Classified Board of Directors

Our Board of Directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. At each annual meeting of stockholders, directors of the class of directors whose term expires at such meeting will be elected to hold office for a term expiring at the third succeeding annual meeting of stockholders following the meeting at which they were elected and until their successors are duly elected and qualified. A classified Board of Directors may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified Board of Directors helps to ensure the continuity and stability of our management and policies.

Number of Directors; Removal; Vacancies

Our certificate of incorporation and bylaws provide that the number of directors will be set only by the Board of Directors. Our bylaws provide that a majority of our entire Board of Directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four nor more than eight. Under the DGCL, unless the certificate of incorporation provides otherwise (which our certificate of incorporation does not), directors on a classified board such as our Board of Directors may be removed only for cause. Under our certificate of incorporation and bylaws, any vacancy on the Board of Directors, including a vacancy resulting from an enlargement of the Board of Directors, may be filled only by vote of a majority of the directors then in office. The limitations on the ability of our stockholders to remove directors and fill vacancies could make it more difficult for a third-party to acquire, or discourage a third-party from seeking to acquire, control of us.

Action by Stockholders

Our certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. This may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

Our bylaws provide that with respect to an annual meeting of stockholders, nominations of persons for election to the Board of Directors and the proposal of business to be considered by stockholders may be made only (1) by or at the direction of the Board of Directors, (2) pursuant to our notice of meeting or (3) by a stockholder who was a stockholder of record at the time of provision of notice, at the record date and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board of Directors at a special meeting may be made only (1) by or at the direction of the Board of Directors or (2) provided that the special meeting has been called in accordance with our bylaws for the purposes of electing directors, by a stockholder who was a stockholder of record at the time of provision of notice, at the record date and at the time of the meeting, who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our Board of Directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our Board of Directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our Board of Directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called by our Board of Directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders will be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Delaware Anti-Takeover Law

The DGCL contains provisions that could make it more difficult for a potential acquirer to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. These measures may delay, defer or prevent a transaction or a change in control that might otherwise be in the best interests of our stockholders. Our Board of Directors has considered the implications of these provisions, including Section 203 of the DGCL, which is described in further detail below, and believes, however, that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because the negotiation of such proposals may improve their terms.

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. In general, these provisions prohibit a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	prior to such time, the board of directors approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

at or subsequent to such time, the business combination is approved by the board of directors and authorized at a meeting of stockholders, by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 of the DGCL defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•

any sale, transfer, pledge or other disposition (in one transaction or a series of transactions) of 10% or more of either the aggregate market value of all the assets of the corporation or the aggregate market value of all the outstanding stock of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 of the DGCL defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Our Board of Directors may choose to adopt a resolution exempting from Section 203 of the DGCL any business combination between us and any other person, subject to prior approval of such business combination by our Board of Directors, including approval by a majority of our directors who are not are “interested persons” as defined in Section 2(a)(19) of the 1940 Act.

The Company is aware of certain recent federal and state court decisions regarding certain control share statutes in jurisdictions other than Delaware holding that such control share statutes are not consistent with the 1940 Act and acknowledges the possibility that a court may determine that Section 203 of the DGCL similarly conflicts with the 1940 Act. The Company’s bylaws provide that to the extent that any provision of the DGCL, including Section 203 of the DGCL, conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act shall control.

Conflict with 1940 Act

Our bylaws provide that, if and to the extent that any provision of the DGCL or any provision of our certificate of incorporation or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

Exclusive Forum

Our certificate of incorporation and bylaws provide that, to the fullest extent permitted by law, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the Company, (2) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our certificate of incorporation or bylaws or the securities, antifraud, unfair trade practices or similar laws of any international, national, state, provincial, territorial, local or other governmental or regulatory authority, including, in each case, the applicable rules and regulations promulgated thereunder, or (4) any action asserting a claim governed by the internal affairs doctrine will be a federal or state court located in the state of Delaware. Any person or entity purchasing or otherwise acquiring any interest in shares of our common stock will be deemed, to the fullest extent permitted by law, to have notice of and consented to these exclusive forum provisions and to have irrevocably submitted to, and waived any objection to, the exclusive jurisdiction of such courts in connection with any such action or proceeding and consented to process being served in any such action or proceeding, without limitation, by U.S. mail addressed to the stockholder at the stockholder’s address as it appears on the records of the Company, with postage thereon prepaid. Our certificate of incorporation includes this provision so that we can respond to litigation more efficiently, reduce the costs associated with our responses to such litigation, particularly litigation that might otherwise be brought in multiple forums, and make it less likely that plaintiffs’ attorneys will be able to employ such litigation to coerce us into otherwise unjustified settlements. However, this exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that such stockholder believes is favorable for disputes with us or our directors, officers or other employees, if any, and may discourage lawsuits against us and our directors, officers or other employees, if any. Alternatively, if a court were to find such provision inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition and results of operations. The exclusive forum provision does not apply to claims arising under the federal securities laws.

DIVIDEND REINVESTMENT PLAN

We have adopted an “opt out” dividend reinvestment plan, or DRIP, that provides for reinvestment of our dividends and other distributions on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our Board of Directors authorizes, and we declare, a cash dividend or other distribution, then our stockholders who have not “opted out” of our DRIP will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving cash.

No action is required on the part of a registered stockholder to have their cash dividend or other distribution reinvested in shares of our common stock. A registered stockholder may elect to receive an entire distribution in cash by notifying the plan administrator and our transfer agent and registrar in writing so that such notice is received by the plan administrator no later than 10 days prior to the record date for distributions to stockholders. The plan administrator will set up an account for each stockholder to acquire shares of common stock in non-certificated form through the plan if such stockholders have elected to receive their distributions in shares of common stock. Those stockholders who hold shares of common stock through a broker or other financial intermediary may receive dividends and other distributions in cash by notifying their broker or other financial intermediary of their election.

Our Board of Directors reserves the right, subject to the provisions of the 1940 Act, to either issue new shares of common stock or to make open market purchases of shares of common stock for the accounts of participants or a combination of each. The number of shares of common stock to be issued to a participant is determined by dividing the total dollar amount of the distribution payable to such stockholder by the market price per share of our common stock at the close of regular trading on The New York Stock Exchange on the date of such distribution and/or the price to be paid by us to acquire shares of common stock on The New York Stock Exchange pursuant to the DRIP, provided that in the event the market price per share on the date of such distribution exceeds the most recently computed net asset value per share, we will issue shares at the greater of the most recently computed net asset value per share or 95% of the current market price per share (or such lesser discount to the current market price per share that still exceeds the most recently computed net asset value per share). The market price per share on that date will be the closing price for such shares on The New York Stock Exchange or, if no sale is reported for such day, at the average of their reported bid and asked prices. There will be no brokerage or other charges to stockholders who participate in the plan. The DRIP administrator’s fees under the plan will be paid by us.

Stockholders who receive dividends and other distributions in the form of shares of common stock are generally subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their distributions in cash. However, since a participating stockholder’s cash dividends would be reinvested in shares of our common stock, such stockholder will not receive cash with which to pay any applicable taxes on reinvested dividends. A stockholder’s basis for determining gain or loss upon the sale of shares of common stock received in a dividend or other distribution from us will generally be equal to the cash that would have been received if the stockholder had received the distribution in cash. Any shares of common stock received in a dividend or other distribution will have a new holding period for tax purposes commencing on the day following the day on which such shares are credited to the U.S. holder’s account.

No fractional shares of common stock will be issued pursuant to the DRIP, and participants who would otherwise have been entitled to receive a fraction of a share of common stock pursuant to the DRIP will receive, in lieu thereof, cash in an amount equal to the difference between the distributions declared and payable to such participant and the value of the whole shares of common stock issued to such participant pursuant to the DRIP.

We may terminate the DRIP upon notice in writing to each participant at least 30 days prior to any record date for the payment of any distribution by us. Participants may terminate their accounts under the plan by notifying the plan administrator by submitting a letter of instruction terminating the participant’s account under the plan to the plan administrator. Such termination is effective immediately if the participant’s notice is received by the plan administrator no later than 10 days prior to the record date for an applicable distribution; otherwise, such termination shall be effective only with respect to any subsequent distributions. Upon termination, participants will receive the shares of common stock held under the plan.

CUSTODIAN, TRANSFER AND PAYING AGENT AND SECURITY REGISTRAR

Securities we hold in connection with our investments are held under a custody agreement by State Street Bank and Trust Company (“State Street”). We have also engaged State Street to serve as our transfer agent, distribution paying agent and registrar. State Street’s address is: 100 Summer Street, Floor 5, Boston, Massachusetts 02110. U.S. Bank Trust Company, National Association acts as our paying agent and security registrar with respect to the Notes, and its address is: 100 Wall Street, 6th Floor, New York, New York 10005.

BROKERAGE ALLOCATION AND OTHER PRACTICES

Since we will generally acquire and dispose of our investments in privately negotiated transactions, we will infrequently use brokers in the normal course of our business. Subject to policies established by the Board of Directors, if any, the Adviser will be primarily responsible for the execution of any publicly traded securities portfolio transactions and the allocation of brokerage commissions. The Adviser does not expect to execute transactions through any particular broker or dealer but will seek to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Adviser generally will seek reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Adviser may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if the Adviser determines in good faith that such commission is reasonable in relation to the services provided.

LEGAL MATTERS

Certain legal matters with respect to the validity of the Exchange Notes offered by this prospectus have been passed upon for us by Dechert LLP, Boston, Massachusetts.

EXPERTS

The consolidated financial statements of the Company as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023, incorporated by reference in this Registration Statement by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.

The principal business address of Deloitte & Touche LLP is 30 Rockefeller Plaza, New York, New York, 10112.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us at (212) 761-4000 or by email at msdl@morganstanley.com. The SEC maintains an Internet website that contains reports, proxy and information statements and other information filed electronically by us with the SEC which are available free of charge on the SEC’s Internet website at http://www.sec.gov. Copies of these reports, proxy and information statements and other information may be obtained, after paying a duplicating fee, by sending a request by email to: publicinfo@sec.gov.

All requests for information, including copies of documents incorporated by reference into this registration statement, should be directed to:

Investor Relations

Morgan Stanley Direct Lending Fund

1585 Broadway, 23rd Floor

New York, NY 10036

(212) 761-4000

msdl@morganstanley.com

We do not maintain a separate investor relations-dedicated website.

INCORPORATION BY REFERENCE

We incorporate by reference the documents listed below. The information that we incorporate by reference is considered to be part of this prospectus. Specifically, we incorporate by reference:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 1, 2024;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024, June 30, 2024 and September 30, 2024, filed with the SEC on May 9, 2024, August 8, 2024 and November 7, 2024;

•

those portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2024 that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 1, 2024;

•	our Current Reports on Form 8-K filed with the SEC on August 27, 2024 and December 27, 2024; and

•	any description of shares of our common stock contained in a registration statement filed pursuant to the Exchange Act and any amendment or report filed for the purpose of updating such description.

Any statement contained herein or in a document, all or a portion of which is incorporated by reference herein, will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is incorporated by reference herein modifies or supersedes such statement. Any such statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain copies of these documents, at no cost to you, by writing or telephoning us at the following address:

Morgan Stanley Direct Lending Fund

1585 Broadway, 23rd Floor

New York, NY 10036

(212) 761-4000

msdl@morganstanley.com